AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 23, 2012

Registration No. 333-170778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 6
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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AS SEEN ON TV, INC.

(Exact name of issuer as specified in its charter)

Florida	5900	80-149096
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(Address and telephone number of principal executive offices)

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(Address of principal place of business or intended

principal place of business)

Steve Rogai, Chief Executive Officer

14044 Icot Boulevard

Clearwater, Florida 33760

(727) 288-2738

(727) 330-7843 (fax)

(Name, address and telephone number of agent for service)

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Copies to:

Brian Pearlman, Esq.

Quintairos, Prieto, Wood & Boyer, P.A.

One East Broward Blvd., Suite 1400

Fort Lauderdale, Florida 33301

(954) 523-7008

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [7]
Common Stock [1]	3,544,545 [3]	$ 5.40	$19,140,543.00	$ 954.66
Common Stock [2]	2,237,500 [4]	$ 3.00	$ 6,712,500.00	$ 555.46
Common Stock [2]	2,237,500 [5]	$ 5.00	$11,187,500.00	$ 928.01
Common Stock [2]	2,237,500 [6]	$10.00	$22,375,000.00	$1,856.03
Total Registration Fee				$4,294.17

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1.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our common stock which was $0.27 as reported on the OTC Bulletin Board on February 4, 2011 ($5.40 on a post 20-to-1 reverse stock split basis), a date within five trading days prior to the date of the filing of this registration statement.

2.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g). Shares issuable upon the exercise of warrants. Adjusted to reflect a 20-to-1 reverse stock split.

3.

Includes 3,544,545 shares of common stock outstanding as of the date of this prospectus.

4.

Includes 2,237,500 shares of common stock underlying Series A Warrants granted to investors pursuant to 2010 Private Placement and October 2010 Private Placement.

5.

Includes 2,237,500 shares of common stock underlying Series B Warrants granted to investors pursuant to 2010 Private Placement and October 2010 Private Placement.

6.

Includes 2,237,500 shares of common stock underlying Series C Warrants granted to investors pursuant to 2010 Private Placement and October 2010 Private Placement.

7.

Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, March 23, 2012

AS SEEN ON TV, INC.

10,257,045 Shares of Common Stock

This prospectus relates to periodic offers and sales of 10,257,045 shares of common stock by the selling security holders which includes:

–

up to 3,544,545 shares of common stock issued and outstanding as of the date of this prospectus;

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series A Warrants;

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series B Warrants; and

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series C Warrants.

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. We intend to use such proceeds for working capital and other general corporate purposes. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Markets during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

The selling security holders may sell their shares of common stock in the public market based on the market price at the time of sale or at negotiated prices or in transactions that are not in the public market. The selling security holders may also sell their shares of common stock in transactions that are not in the public market in the manner set forth under “Plan of Distribution” on page 47 of this prospectus.

Our common stock is quoted on the OTC Markets under the symbol “ASTV”. On ________ __, 2012 the last reported sale price for our common stock was $0.XX per share.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus to read about the risks of investing in our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ________ ____, 2012

As Seen On TV, Inc.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

1

SUMMARY OF THE OFFERING

4

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

5

SUMMARY FINANCIAL DATA

7

RISK FACTORS

8

FORWARD-LOOKING STATEMENTS

15

USE OF PROCEEDS

16

MARKET FOR COMMON STOCK AND RELATED MATTERS

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

18

BUSINESS

25

DIVIDEND POLICY

29

REPORT TO SHAREHOLDERS

29

LEGAL PROCEEDINGS

29

MANAGEMENT

30

EXECUTIVE COMPENSATION

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

38

DESCRIPTION OF SECURITIES

40

SELLING SECURITY HOLDERS

41

PLAN OF DISTRIBUTION

46

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

47

LEGAL MATTERS

47

EXPERTS

47

WHERE YOU CAN FIND MORE INFORMATION

48

INDEX TO FINANCIAL STATEMENTS

F-1

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ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

All share and per share information contained in this registration statement gives retroactive effect to a 30-for-1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010, reverse capitalization transaction completed May 28, 2010, and a 1-for-20 (1:20) reverse stock split effective October 27, 2011.

OTHER PERTINENT INFORMATION

We  operate several websites, including www.TVGoodsinc.com, www.tvgoodsholding.com, www.asseenontv.com and www.inventorsbc.com. The information which appears on these websites is not part of this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms “As Seen On TV”, “Company”, “we”, “us”, or “our” refer to As Seen On TV, Inc. and its subsidiaries.

Business Overview

We are a direct response marketing company. Our company identifies, advises in development, and markets consumer products. Our strategy employs three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. We seek to assist and enable inventors and entrepreneurs to introduce products to the consumer market. Entrepreneurs can leverage our experience in functions such as product selection, marketing development, media buying and direct response television production. Inventors and entrepreneurs submit products or business concepts for our input and advice. We generate revenues from two primary sources (1) sales of consumer products, for which we receive a share of net profits of consumer products sold and (2) infomercial production fees. We do not manufacture any of our products. As of the date of this prospectus we have generated limited revenues and do not rely on any principal products. We currently do not sell any internally developed or Company owned products.

Our revenue for the nine-month period ending December 31, 2011 totaled $3,350,417, representing a very significant increase over the same period of the preceding year. This increase is due in large part to the prior year’s “start up” phase, with the Company having commenced operations in October 2009, and the commencement of the Company’s marketing of its Living Pure line of space heaters commencing in the third fiscal quarter of the current year.  Sales of the Living Pure space heaters, which commenced in November 2011 were $1,841,696 and $1,841,696 for the three and nine-months ended December 31, 2011, and accounted for approximately 71% and 55% of total revenues for the three and nine month periods ending December 31, 2011. Other various products accounted for $1,233,117 or 37% of our revenues for the nine-months ended December 31, 2011. While we do anticipate our sales to continue to increase, this growth rate should not be viewed as sustainable over the long-term.  It should also be noted that our line of heaters is a seasonal product and we anticipate a sharp decline in demand following the end of the winter season.

We had total assets of $13,276,731 and $471,449 at December 31, 2011, and March 31, 2011, respectively. For the nine months ended December 31, 2011, we had revenues of $3,350,417 and a net loss of $10,201,446. For the year ended March 31, 2011, we had revenues of $1,354,238 and a net loss of $6,979,498. At December 31, 2011, we had a cash balance of $7,097,285, a working capital deficit of approximately $20.5 million and an accumulated deficit of approximately $19.5 million.

At March 31, 2011, we had an accumulated deficit of $7,897,323, including a net loss of $6,979,498 for the year ended March 31, 2011.  Even if we achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.  As such, our independent registered public accounting firm has included in its auditor’s report an explanatory paragraph that states that our continuing losses from operations raise substantial doubt as to our ability to continue as a going concern.

On October 28, 2011, the Company entered into a securities purchase agreement with closings on October 28, 2011 and November 18, 2011, and received total gross proceeds of $12,500,000 and issued 15,625,945 shares of common stock and three series of warrants to purchase up to 15,625,000 shares of common stock. The Company sold the shares at an initial purchase price of $0.80 per share and the warrants are exercisable at either $0.80 or $1.00 per share. Pursuant to the securities purchase agreement, for a period of up to 24 months, the purchasers may receive additional shares of common stock in the event the Company issues additional securities, at an effective price per share that is less than the initial issuance price of the shares under the securities purchase agreement. In addition, if at any time while the warrants are outstanding the Company issues securities at an effective price per share less than the exercise price of the respective warrants, then the exercise price of the warrants may be reduced to such discounted price. If these adjustments occur, our shareholders’ ownership will be diluted.

Direct Response Marketing

We operate as a direct response marketing organization. The direct response marketing industry is a large, fragmented and competitive industry. Direct response incorporates various marketing formats including direct mail,

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telemarketing, television, radio, newspaper, magazines and others. Typically direct response television programs incorporate an infomercial in either short form (30 seconds to 5 minutes) or long form (28.5 minutes) direct response programs. The formats discuss and demonstrate products and provide a toll-free number or website for viewers to purchase. We believe the principal competitive factors include authenticity of information, unique content and distinctiveness and quality of product, brand recognition and price.

Organization

As Seen On TV, Inc. (the “Company”), a Florida corporation was organized in November 2006 under the name “H&H Imports, Inc.” (“H&H”). On October 27, 2011, we changed our name to “As Seen On TV, Inc.”

On May 28, 2010, we closed a definitive merger agreement to acquire TV Goods Holding Corporation, a Florida corporation (“TV Goods”), organized in October 2009, pursuant to which TV Goods merged with TV Goods Acquisition, Inc., our wholly owned subsidiary. Under the terms of the merger agreement, the TV Goods shareholders received shares of H&H common stock such that the TV Goods shareholders received approximately 98% of the total shares of H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of FASB ASC 805, whereby TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). In connection with the recapitalization transaction, TV Goods paid $320,000 consideration in cash to H&H (the legal acquirer). The historical financial records of the Company are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized.

We hold a wholly owned interest in the following subsidiaries:

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TV Goods, Inc., a Florida corporation (“TVG”);

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Tru Hair, Inc., a Florida corporation; and

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Inventors Business Center, LLC, a Florida limited liability company (“IBC”).

Primarily all of our historical and current operations are conducted through TVG, which was organized as a wholly owned subsidiary of TV Goods in October 2009 and as a result, we have a limited operating history. Furthermore, due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business; accordingly, we do not report as segments.

On May 27, 2011, the Company entered into an agreement to acquire certain assets from Seen On TV, LLC, primarily consisting of the rights to the domain names “asseenontv.com” and “seenontv.com”. This transaction, if and when consummated, provides the Company with exclusive use of the domain names.  The terms or phrases “As Seen On TV” or “Seen On TV” are not subject to trademark protection and has been, and will continue to be, used by third parties, including on-line and retail outlet applications with no connection with, or benefit to, the Company. While there can be no assurance, we anticipate to have this transaction completed prior to our fiscal year-end, March 31, 2012.

At December 31, 2011, we have outstanding warrants to purchase an aggregate of 40,859,253 shares of common stock exercisable at various prices and options to purchase an aggregate of 1,300,000 shares of common stock exercisable at various prices. If all the warrants and options are exercised, based on 31,970,879 shares of common stock issued and outstanding as of December 31, 2011, our issued and outstanding shares would increase by over 130%.

There is currently a limited public market for our common stock which is quoted on the OTC Markets under the symbol “ASTV”.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed more fully in the section titled “Risk Factors”, including for example:

–

Our limited operating history;

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Inability to attract viable consumer products;

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Inability to create successful direct response marketing campaigns;

–

Inability to effectively compete in a diverse and competitive industry;

2

–

Inability to effectively manage growth; and

–

The possibility of losing key members of our senior management.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves a high degree of risk. You should read and consider the information set forth in “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

In addition, at December 31, 2011, we have outstanding warrants to purchase an aggregate of 40,859,253 shares of common stock exercisable at various prices and options to purchase an aggregate of 1,300,000 shares of common stock exercisable at various prices. If all the warrants and options are exercised, based on 31,970,879 shares of common stock issued and outstanding as of December 31, 2011, our issued and outstanding shares would increase by over 130%.

Corporate Information

Our executive offices are located at 14044 Icot Boulevard, Clearwater, Florida 33760; our telephone number is 727-288-2738.

3

SUMMARY OF THE OFFERING

Common stock outstanding before the offering:	31,970,784

Common stock offered by selling security holders

Up to 10,257,045 shares of common stock, including 6,712,500 shares underlying warrants.

The maximum number of shares of common stock to be sold by the selling security holders, 10,257,045 represents approximately 32% of our current outstanding common stock.

The selling security holders will offer their shares at prevailing market prices or privately negotiated prices. Our common stock is currently quoted on the OTC Markets under the symbol “ASTV”. On February 27, 2012, the last sale price of our common stock was $0.75.

Common stock to be outstanding after the offering

Up to 38,683,284 shares based on 31,970,784 shares of common stock outstanding as of February 27, 2012, and the exercise of all 6,712,500 shares underlying outstanding warrants included in this registration statement.

Use of proceeds

We could receive up to $40,275,000, in the event the warrants are exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, inventory, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures.

See “Use of Proceeds” on page 16.

Risk Factors

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 8. As with any investment, there are certain risks involved in this offering. All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering. The purchase of our shares of common stock is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein. Any person who cannot afford the loss of their entire investment should not purchase our shares of common stock.

4

TERMS OF THE OFFERING WITH THE SELLING SECURITY HOLDERS

2010 Private Placement

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,813 after offering related costs of $332,187) to 64 accredited investors (the “2010 Private Placement”). We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $2.00 per Unit; each Unit consisted of: (1) one share, pre 1:20 reverse split, of common stock; (2) one Series A warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one Series B warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the 2010 Private Placement, we issued 1,300,000 shares of common stock and warrants exercisable to purchase 3,900,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

The subscription agreement for the 2010 Private Placement provides the Company will use its best reasonable efforts to cause a registration statement to become effective within 180 days of the termination of the offering. If a registration statement is not declared effective within 180 days of the termination of the offering, the Company shall make pro rata payments to each holder, in an amount equal to 1.0% per month of the aggregate amount invested by such holder up to a maximum of 6% of the aggregate amount invested by such holder. We have failed to timely cause the registration statement to become effective and are obligated to pay the holders up to a maximum of $156,000.

In connection with the 2010 Private Placement, we paid cash fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of $280,000 related to $2,600,000 in gross proceeds related to their efforts. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units sold under the 2010 Private Placement (the “Placement Agent Option”), exercisable at $2.00 per Placement Agent Option. The Placement Agent Option and underlying warrants contained a cashless exercise and antidilution protection provision. The Placement Agent Option and underlying warrants were exercised on a cashless basis effective March 8, 2011 and the Company issued an aggregate of 331,303 shares of common stock to affiliates of Forge Finance Group. There are no longer any Forge Financial Group, Inc. Placement Agent Options or underlying warrants outstanding. Under our placement agent agreement with Forge Financial Group, we had provided Forge Financial Group with a right to a 5% warrant solicitation fee in the event any of the 2010 Private Placement warrants were exercised though the efforts of Forge Financial Group.  As Forge Financial Group has been administratively dissolved and ceased operations and there is no known legal successor to Forge Financial Group, we believe we have no obligation to pay the fee, if any.

Warrants issued to Forge Financial Group, as placement agent to the 2010 Private Placement contained an exercise price reset provision (or “down-round” provision).  The Company accounted for these warrants as a liability equal to their fair value on each reporting date.  All other warrants issued in connection with the Company’s private placement do not contain a down-round provision and were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the units sold.  These transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend.  The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

October 2010 Private Placement

From October 2010 through January 2011 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,875,000 to 8 accredited investors. The selling price was $2.00 per Unit; each Unit consisted of: (1) one share, pre 1:20 reverse split, of common stock; (2) one Series A warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one Series B warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the offering, we issued 937,500 shares of common stock and warrants exercisable to purchase 2,812,500 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. In the event there is no effective registration covering these warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

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All warrants issued in connection with the October 2010 Private Placement do not contain a down-round provision and were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the units sold. These transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

The Series A warrants, Series B warrants and Series C warrants are sometimes collectively referred to in this prospectus as the “Warrants”.

Senior Notes

From November 2009 through March 2010, we sold Senior Working Capital Notes, bearing interest of 12% per annum maturing on December 31, 2010 (the “Senior Notes”), and an aggregate of 309,375 shares of common stock to 12 accredited investors and received net proceeds of $581,750 after related costs of $105,750. These costs were initially being accreted over the life of the Senior Notes.  Subsequent to the issuance, the Senior Notes were in default for failure to pay the required interest.  As a result of the default, the Senior Notes became immediately callable by the noteholders.  Due to the default status of the Senior Notes for failure to make timely interest payments, during the first quarter of fiscal 2011, the Company entered into a series of amendment and exchange agreements, modifying the terms and conditions of the Senior Notes.  In May 2010, concurrent with the completion of our merger, the Senior Notes were converted, at a contractual agreed upon rate of $1.334 per share, resulting in the issuance of 515,368 shares of common stock.  Also, as provided in the amendments to the Senior Notes, upon conversion, the noteholders were paid interest through December 31, 2010, the maturity date. Actual interest earned prior to conversion plus the additional interest through the maturity date totaled $84,379. The entire interest payment was paid in cash and charged to interest expense in May 2010.

The Offering

The 2,237,500 shares of common stock issued pursuant to the 2010 Private Placement and October 2010 Private Placement, the 824,743 shares of common stock issued pursuant to the Senior Notes, the 6,712,500 shares underlying the Warrants (“Warrant Shares”), the 331,303 shares issued pursuant to the cashless exercise of the Placement Agent Option, and an additional 150,999 shares included in this prospectus that were initially issued to certain shareholders of TV Goods, are sometimes collectively referred to in this prospectus as the “Shares”. The Shares are being offered for resale under this registration, and the selling security holders intend to sell, as soon as practicable following the effectiveness of this registration, the Shares in the public market.

Pursuant to registration rights provided to our investors, we are required to register the Shares for resale for so long as such shares (1) have not been disposed of pursuant to a registration statement declared effective by the SEC; (2) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (3) are held by a holder or a permitted transferee; and (4) may not be disposed of under Rule 144 under the Securities Act without restriction.

The Company will receive up to $40,275,000, in the event the Warrants are exercised. The proceeds, if any, will be used for general working capital purposes.

Forward-Looking Statements

This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

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SUMMARY FINANCIAL DATA

In the table below, we provide you with historical summary consolidated financial information for the period from inception (October 16, 2009) through March 31, 2010, and for the fiscal year ended March 31, 2011, derived from our audited consolidated financial statements included elsewhere in this prospectus. We also provide below consolidated financial information for the nine months ended December 31, 2011, derived from our unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical summary consolidated financial information, you should also consider the historical financial statements and related notes, and the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Statements of Operations Data:

	Period From Inception (October 16, 2009) through March 31, 2010	Year Ended March 31, 2011	Nine Months Ended December 31, 2011
			(unaudited)
Revenues	$363,489	$1,354,238	$3,350,417
Cost of revenues	$350,523	$1,838,367	$1,917,947
Gross profit (loss)	$12,966	$(484,129)	$1,432,470
Total operating expenses	$506,458	$4,271,965	$5,109,681
Net loss	$(917,825)	$(6,979,498)	$(10,201,446)
Net loss per share – basic and fully diluted	$(0.12)	$(0.70)	$(0.62)
Weighted average shares outstanding	7,777,712	9,923,596	16,358,756

Balance Sheet Data:

	As of March 31, 2011	As of December 31, 2011
		(unaudited)
Current assets	$228,717	$12,258,391
Total assets	$471,449	$13,276,731
Total liabilities	$4,907,086	$32,737,609
Working capital (deficiency)	$(4,678,369)	$(20,479,218)
Stockholders' equity (deficiency)	$(4,435,637)	$(19,460,878)

CAPITALIZATION

The following tables set forth our capitalization as of December 31,2011. The tables should be read in conjunction with our unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

(unaudited)
Long-term debt	$—
Current liabilities	32,737,609
Shareholders' equity (deficiency):
Common stock; $0.0001, 750,000,000 shares authorized; 31,970,784 shares issued and outstanding	3,197
Additional paid-in capital	—
Accumulated deficit	(19,464,075)
Total shareholders’ equity (deficiency)	(19,460,878)

Total liabilities and shareholders’ equity	$13,276,731

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RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

OUR INDEPENDENT AUDITORS HAVE RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

At March 31, 2011, we had an accumulated deficit of $7,897,323, including a net loss of $6,979,498 for the year ended March 31, 2011.  Even if we achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis.  As such, our independent auditors have included in their auditor report an explanatory paragraph that states that our continuing losses from operations raise substantial doubt as to our ability to continue as a going concern.

WE MAY NEVER ACHIEVE OR SUSTAIN PROFITABILITY.

We may continue to incur losses as we attempt to develop and expand our operations and to market and sell our products. From inception, we have operated at a loss and at March 31, 2011, we had an accumulated deficit of $7,897,323. At December 31, 2011, we had a working capital deficit of $20,479,218 and an accumulated deficit of $19,464,075. No assurance can be given that we will achieve or sustain profitability. As a result of our limited operating history and the nature of the market in which we compete, it is difficult to forecast revenues or earnings accurately. No assurance can be given that we will be successful in accomplishing our goals or that we will generate sufficient revenue to become profitable or to sustain profitability.

WE HAVE HISTORICALLY OPERATED AT A LOSS AND WE CANNOT ANTICIPATE WITH ANY DEGREE OF CERTAINTY WHAT OUR REVENUES WILL BE IN FUTURE PERIODS.

At December 31, 2011, we had a cash balance of approximately $7,097,000, working capital deficit of $20,479,218 and an accumulated deficit of $19,464,075. The increase in cash balances, as compared to March 31, 2011, was due to the completion of a series of private placements beginning in May 2011. However, since inception, we have continued to operate at a loss. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, competitive efforts, and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

FAILURE TO TIMELY PAY OBLIGATIONS AS THEY COME DUE COULD LEAD TO SIGNIFICANT FINANCIAL OBLIGATIONS.

During our year ended March 31, 2010, due to management oversight, we failed to timely make interest payments on our 12% Senior Working Capital Notes totally $687,500. While these defaults were subsequently waived and the Notes and related interest were settled, this default status could have lead to significant penalties including acceleration of the due dates on the Notes and penalties payable in both cash and stock. If in the future, if we again fail to timely meet our financial obligations as they come due, our operating results, balances sheet and future ability to raise capital could be seriously harmed.

THE COMPANY HAS FAILED TO SATISFY REGISTRATION RIGHTS PROVISIONS UNDER THE 2010 PRIVATE PLACEMENT AND IS OBLIGATED TO MAKE PRO RATA PAYMENTS TO THE SUBSCRIBERS OF THE 2010 PRIVATE PLACEMENT IN AN AMOUNT EQUAL TO 1% PER MONTH OF THE AGGREGATE AMOUNT INVESTED BY SUCH SUBSCRIBER UP TO A MAXIMUM AMOUNT OF 6% OF THE AMOUNT INVESTED.

Under the terms of the 2010 Private Placement the Company provided that it would use its best reasonable effort to cause a registration statement to become effective within 180 days of the termination date of the offering. We have failed to comply with the registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the

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subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. We are obligated to pay the subscribers $156,000, which is the maximum amount of penalty to which the Company may be subject due to its inability to successfully have the registration statement declared effective within six months of the termination of the related funding.

UNCERTAIN GENERAL ECONOMIC CONDITIONS IN THE UNITED STATES COULD ADVERSELY AFFECT US.

We are subject to the risks arising from adverse changes in general economic market conditions or any failure of the U.S. economy to recover from its recent recession. The U.S. economy remains extremely sluggish as it seeks to recover from a severe recession. The U.S. economy continues to suffer from market volatility, difficulties in the financial services sector, tight credit markets, softness in the housing markets, concerns of inflation, reduced corporate profits and capital spending, significant job losses, reduced consumer spending, and continuing economic uncertainties. The uncertainty about future economic conditions could negatively impact our current and prospective customers, including those in the direct response markets, adversely impact our expenses and ability to obtain financing of our operations, cause delays or other problems with key suppliers and increase the risk of counterparty failures. We cannot predict the timing, strength or duration of this severe global economic downturn or subsequent recovery. Consumer spending in the United States has been, and is expected to continue to be, negatively affected by these economic trends which, in turn, will negatively impact our results of operations. Furthermore, the uncertainly about future economic conditions could negatively affect our ability to obtain financing, which we will require to fund our operations in the event we do not increase our revenues.

OUR OPERATIONS ARE SUBJECT TO THE GENERAL RISKS OF THE DIRECT RESPONSE TELEVISION INDUSTRY INCLUDING, BUT NOT LIMITED TO PRODUCT LIABILITY CLAIMS, WHICH COULD EXCEED OUR INSURANCE COVERAGE.

Our operations could be impacted by both genuine and fictitious claims regarding products we market. Although many of the consumer products we market are not our property, we could potentially suffer losses from a significant product liability judgment against it. A significant product liability judgment could also result in a loss of consumer confidence in our products and furthermore an actual or perceived loss of value of our brand, materially impacting consumer demand. Although we carry a limited amount of product liability insurance, the amount of liability from product liability claims may exceed the amount of any insurance proceeds we receive. We rely upon trademark, copyright and trade secret laws to protect our proprietary rights, which might not provide adequate protection.

OUR BUSINESS IS SUBJECT TO A VARIETY OF LAWS, RULES AND REGULATIONS THAT COULD SUBJECT US TO CLAIMS OR OTHERWISE HARM OUR BUSINESS.

Government regulation of direct response, Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations. We are subject to a variety of laws, including the Mail or Telephone Order Merchandise Rule and related regulations of the Federal Trade Commission. These regulations prohibit unfair methods of competition and unfair or deceptive acts or practices in connection with mail and telephone order sales and require sellers of mail and telephone order merchandise to conform to certain rules of conduct with respect to shipping dates and shipping delays. We are also subject to regulations of the U.S. Postal Service and various state and local consumer protection agencies relating to matters such as advertising, order solicitation, shipment deadlines and customer refunds and returns. In addition, imported merchandise is subject to import and customs duties and, in some cases, import quotas. The failure to comply with any of these laws, rules or regulations may subject us to consumer claims or result in delays in marketing products or changes in product marketing, which may reduce our revenues, increase our expenses and adversely affect our profitability.

“AS SEEN ON TV” AND “SEEN ON TV” ARE NOT SUBJECT TO TRADEMARK PROTECTION AND HAVE BEEN, AND WILL CONTINUE TO BE USED BY THIRD PARTIES, INCLUDING ONLINE AND RETAIL APPLICATIONS WITH NO CONNECTIONS, NOR BENEFITS, TO OUR COMPANY.

While we rely on “As Seen On TV” and “Seen On TV” for name recognition and marketing, such terms are not subject to trademark protection.  Therefore, our competitors have, and will continue, to use such terms in the market.  The inability to trademark the terms may subject our company to negative public perception in the event that one of our competitors sells or distributes a negatively received product under an “As Seen On TV” or “Seen On TV” label.  Furthermore, the inability to trademark “As Seen On TV” or “Seen On TV” may prevent our company from developing a unique brand that exclusively benefits our company.

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WE RELY UPON TRADEMARK, COPYRIGHT AND TRADE SECRET LAWS TO PROTECT OUR PROPRIETARY RIGHTS, WHICH MIGHT NOT PROVIDE ADEQUATE PROTECTION.

Our success and ability to compete depends to a significant degree upon the protection of intellectual property rights, including without limitation our trademarks, trade names and trade secrets. We have applied for trademark protection on “TVGoods”, “Living Pure” and “Kevin Harrington”. While we intend to jointly hold intellectual property rights on products we develop with third parties, we may not be successful in protecting intellectual property rights. We rely on trademark, copyright and trade secret laws, each of which affords only limited protection. To date we have not received any trademark protection. Our inability to protect intellectual property rights could seriously harm business, operating results and financial condition.

LITIGATION COULD BECOME NECESSARY IN THE FUTURE TO ENFORCE INTELLECTUAL PROPERTY RIGHTS.

Any litigation could be time consuming and expensive to prosecute or resolve, result in substantial diversion of management attention and resources, and materially harm our business, financial condition and results of operations.

CLAIMS THAT TV GOODS INFRINGES UPON THIRD PARTIES’ INTELLECTUAL PROPERTY RIGHTS COULD BE COSTLY TO DEFEND OR SETTLE.

From time to time, we may encounter disputes over rights and obligations concerning intellectual property. Such claims may be with or without merit. Any litigation to defend against claims of infringement or invalidity could result in substantial costs and diversion of resources. Furthermore, a party making such a claim could secure a judgment awarding substantial damages. A judgment could also include an injunction or other court order that could prevent us from selling products. Our business, operating results and financial condition would be harmed if any of these events occurred.

We could incur substantial costs in our defense against infringement claims. In the event of a claim of infringement, we might be required to obtain one or more licenses from third parties. We might be unable to obtain necessary licenses from third parties at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such required licenses could harm our business, operating results and financial condition.

WE DEPEND ON THE SERVICES OF OUR CHAIRMAN.

Our success largely depends on the efforts, reputation and abilities of Kevin Harrington. TV Goods was established by Kevin Harrington to leverage the exposure from his appearance as an investor on the ABC reality television series, the Shark Tank. While we carry $3 million of key man life insurance on Mr. Harrington, the loss of the services of Mr. Harrington could materially harm our business.

FAILURE TO RETAIN AND ATTRACT QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

Aside from Mr. Harrington, our success depends on our ability to attract, train and retain qualified personnel. Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to support the anticipated growth of our business. If we fail to attract and retain qualified personnel, our business will suffer. Additionally, companies whose employees accept positions with competitors often claim that such competitors have engaged in unfair hiring practices. We may receive such claims in the future as we seek to hire qualified employees. We could incur substantial costs in defending against any such claims.

WE MAY HAVE DIFFICULTY MANAGING ANY FUTURE GROWTH.

The implementation of our business objectives, we may need to grow rapidly; brisk growth would lead to increased responsibility for both existing and new management personnel. In an effort to manage such growth, we must maintain and enhance our financial and accounting systems and controls, hire and integrate new personnel and manage expanded operations. Despite systems and controls, growth is expected to place a significant strain on our management systems and resources. We will need to continue to improve our operational, managerial and financial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force. Failure to manage our future growth would have a material adverse effect on the quality of our operations, ability to retain customers and key personnel and operating results and financial condition.

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WE MAY NOT BE SUCCESSFUL IN FINDING OR MARKETING NEW PRODUCTS.

Our business operations and financial performance depends on the ability to attract and market new products on a consistent basis. In the direct marketing industry, the average product life cycle varies from six months to four years, based on numerous factors, including competition, product features, distribution channels utilized, cost of goods sold and effectiveness of advertising. Less successful products have shorter life cycles. The majority of products are submitted by inventors. There can be no assurance that we will be successful in acquiring rights to quality products. We select new products based upon management’s expertise and limited market studies. As a result, we need to acquire the rights to quality products with sufficient margins and consumer appeal to justify the acquisition costs. There can be no assurance that chosen products will generate sufficient revenues to justify the acquisition and marketing costs.

OUR FINANCIAL PERFORMANCE IS DEPENDENT ON THE DISPROPORTIONATE SUCCESS OF A SMALL GROUP OF PRODUCTS.

Our business and results of operations are dependent on the disproportionate success of a small group of products, which we do not produce or manufacture. It is likely that the majority of the products we market may fail to generate sufficient revenues. Furthermore it is likely we will market more products which fail to generate significant revenues as opposed to products which generate significant revenues. Our sales and profitability will be adversely affected if we are unable to develop a sufficient number of successful products.

OUR FINANCIAL PERFORMANCE MAY BE HARMED IF UNFAVORABLE ECONOMIC CONDITIONS ADVERSELY AFFECT CONSUMER SPENDING.

Our success depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, business conditions, taxation and interest rates. Other events that adversely affect the economy may diminish consumer spending. There can be no assurance that consumer spending will not be affected by adverse economic conditions, thereby adversely affecting our business, financial condition and results of operations.

WE FACE COMPETITION FROM MANY OTHER TYPES OF COMPANIES FOR CUSTOMERS.

We face significant competition within each merchandise category. The markets for our merchandise are highly competitive, and the recent growth in these markets has encouraged the entry of many new competitors as well as increased competition from established companies. There are no significant barriers to entry in the direct marketing industry. Our competitors include large and small retailers, other direct marketing companies, including some with direct response television programs. Furthermore, established brick-and-mortar retail competitors have recently made efforts to sell products through direct response marketing methods. Many of these competitors are larger and have significantly greater financial, marketing and other resources. Increased direct response marketing programs may adversely affect response rates to our direct response television marketing efforts, which would directly affect margins. Our failure to compete successfully would materially and adversely affect our financial condition and results of operations.

WE MAY NOT BE ABLE TO RESPOND IN A TIMELY AND COST EFFECTIVE MANNER TO CHANGES IN CONSUMER PREFERENCES.

Our merchandise is subject to changing consumer preferences. A shift in consumer preferences away from the merchandise we offer could have a material adverse effect on our financial condition and results of our operations. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences and there can be no assurance that we will respond in a timely or effective manner. Failure to anticipate and respond to changing consumer preferences could lead to, among other things, lower sales of products, significant markdowns or write-offs of inventory, increased merchandise returns and lower margins, which would have a material adverse effect on our financial condition and results of operations.

OUR BUSINESS WOULD BE HARMED IF MANUFACTURERS AND SERVICE PROVIDERS ARE UNABLE TO DELIVER PRODUCTS OR PROVIDE SERVICES IN A TIMELY AND COST EFFECTIVE MANNER.

We do not have any long-term contracts with manufacturers, supplies or other service providers. We do not produce or manufacture products we market. In addition, we utilize third party companies to fulfill consumer orders and

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provide telemarketing services. If manufacturers or suppliers are unable, either temporarily or permanently, to manufacture or deliver products or provide services in a timely and cost effective manner, it could have an adverse effect on our financial condition and results of operations.

DISRUPTION IN OUR ABILITY TO FULFILL ORDERS WOULD HARM OUR FINANCIAL PERFORMANCE.

Our ability to provide effective customer service and efficiently fulfill orders for merchandise depends, to a large degree, on the efficient and uninterrupted operation of the manufacturing and related call centers, distribution centers, and management information systems run by third parties. Furthermore we are dependent on the timely performance of other third party shipping companies. Any material disruption or slowdown in manufacturing, order processing or fulfillment systems resulting from strikes or labor disputes, telephone down times, electrical outages, mechanical problems, human error or accidents, fire, natural disasters, adverse weather conditions or comparable events could cause delays in our ability to receive and fulfill orders and may cause orders to be lost or to be shipped or delivered late. As a result, these disruptions could adversely affect our financial condition or results of operations.

WE MAY EXPERIENCE MERCHANDISE RETURNS OR WARRANTY CLAIMS IN EXCESS OF OUR EXPECTATIONS.

Actual merchandise returns and warranty claims may exceed allowances. Any significant increase in merchandise returns or warranty claims would adversely affect our financial condition and results of operations.

INEFFECTIVE MEDIA PURCHASES MAY INHIBIT OUR ABILITY TO SELL PRODUCTS, BUILD CUSTOMER AWARENESS AND BRAND LOYALTY.

We purchase direct response television programming on cable and broadcast networks, network affiliates and local stations. Significant increases in the cost of media time or significant decreases in the available access to media could adversely affect our financial condition and results of operations.

OUR MANAGEMENT HAS LIMITED EXPERIENCE AS A REPORTING COMPANY.

Our management team may not successfully or efficiently manage our transition to a reporting company subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention from the day-to-day management of our business, which would materially and adversely impact our business operations. We will seek to hire additional executive level employees with experience as a reporting company, however there can be no assurance that our current or future management team will be able to adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

Risks Related to this Offering

THERE MAY NOT BE SUFFICIENT LIQUIDITY IN THE MARKET FOR OUR SECURITIES IN ORDER FOR INVESTORS TO SELL THEIR SECURITIES.

There is currently only a limited public market for our common stock, which is quoted on the OTC Markets and there can be no assurance that a trading market will develop further or be maintained in the future.

THE SHARES ARE AN ILLIQUID INVESTMENT AND TRANSFERABILITY OF THE SHARES IS SUBJECT TO SIGNIFICANT RESTRICTION.

There is presently a limited market for our common stock and we cannot be certain that there will be sufficient liquidity to allow for sale or transferability of the Shares within the near future. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

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OUR SHARES ARE SUBJECT TO THE U.S. “PENNY STOCK” RULES AND INVESTORS WHO PURCHASE OUR SHARES MAY HAVE DIFFICULTY RE-SELLING THEIR SHARES AS THE LIQUIDITY OF THE MARKET FOR OUR SHARES MAY BE ADVERSELY AFFECTED BY THE IMPACT OF THE “PENNY STOCK” RULES.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are currently traded on the OTC Markets. A “penny stock” is generally defined by regulations of the SEC as an equity security with a market price of less than $5.00 per share, unless the security is listed for trading on certain exchanges and subject to certain exemptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

SINCE OUR COMMON STOCK IS CURRENTLY DEEMED A PENNY STOCK, THIS MAY TEND TO REDUCE MARKET LIQUIDITY OF OUR COMMON STOCK, BECAUSE THEY LIMIT THE BROKER/DEALERS’ ABILITY TO TRADE, AND A PURCHASER’S ABILITY TO SELL, THE STOCK IN THE SECONDARY MARKET.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

SHARES ELIGIBLE FOR SALE OR CONVERTIBLE INTO SHARES IN THE FUTURE COULD NEGATIVELY AFFECT OUR STOCK PRICE AND DILUTE SHAREHOLDERS.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of February 27, 2012, we had 31,970,784 issued and outstanding shares of common stock of which our officers and directors hold or control 4,274,046 shares of common stock. We may also issue and/or register additional shares, options, or warrants in the future in connection with acquisitions, compensation or otherwise. We cannot predict what effect, if any, market sales of shares held by any stockholder or the availability of these shares for future sale will have on the market price of our common stock.

THE EXERCISE OF THE WARRANTS AND OPTIONS WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS AND COULD NEGATIVELY AFFECT THE MARKET PRICE FOR OUR COMMON STOCK.

At February 27, 2012, we have outstanding warrants to purchase an aggregate of 40,859,253 shares of common stock exercisable at various prices and options to purchase an aggregate of 1,300,000 shares of common stock exercisable at various prices. If all the warrants and options are exercised, based on 31,970,879 shares of common stock issued and outstanding as of December 31, 2011, our issued and outstanding shares would increase by over 130%. In the event that a market for our common stock develops, to the extent that holders of our warrants and options exercise such convertible securities, our existing shareholders will experience dilution to their ownership interest in our company. In addition, to the extent that holders of convertible securities convert such securities and then sell the underlying shares of common stock in the open market, our common stock price may decrease due to the additional shares in the market.

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THE ISSUANCE OF PREFERRED STOCK COULD CHANGE CONTROL OF THE COMPANY.

Our articles of incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors. Our articles of incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, optional or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights. In the event of issuance, preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company. Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.

THE PURCHASE PRICE PROTECTION FEATURES OF THE COMPANY’S SECURITIES ISSUED UNDER ITS SECURITIES PURCHASE AGREEMENT DATED OCTOBER 28, 2011 COULD REQUIRE THE COMPANY TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES OF COMMON STOCK, WHICH WILL CAUSE DILUTION TO THE COMPANY’S STOCKHOLDERS.

Under a securities purchase agreement effective October 28, 2011, the Company issued an aggregate of 15,625,945 shares of common stock and three series of warrants to purchase up to 15,625,000 shares of common stock under a private placement. The Company sold the shares at an initial purchase price of $0.80 per share and the warrants are exercisable at either $0.80 or $1.00 per share. Pursuant to the securities purchase agreement, for a period of up to 24 months, the purchasers may receive additional shares of common stock in the event the Company issues additional securities, at an effective price per share that is less than the initial issuance price of the shares under the securities purchase agreement. In addition, if at any time while the warrants are outstanding the Company issues securities at an effective price per share less than the exercise price of the respective warrants, then the exercise price of the warrants may be reduced to such discounted price.

THE CHANGE IN VALUE OF OUR DERIVATIVE LIABILITIES COULD HAVE A MATERIAL EFFECT ON OUR FINANCIAL RESULTS.

In connection with our recent financings we have issued a significant number of warrants and other securities that each contain derivative liabilities. At each of our financial reporting periods, we are required to determine the fair value of such derivatives and record the fair value adjustments as non-cash unrealized gains or losses. The share price of our common stock represents the primary underlying variable that impacts the value of the derivative instruments. Additional factors that impact the value of the derivative instruments include the volatility of our stock price, our credit rating, discount rates, and stated interest rates. Due to the volatile nature of our share price, we expect that we will recognize non-cash gains or losses on our derivative instruments each reporting period and that the amount of such gains or losses could be material.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained in this registration statement that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates”, “projects”, “plans”, “believes”, “expects”, “anticipates”, “intends”, or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

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our ability to attract and retain management;

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our growth strategies;

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anticipated trends in our business;

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our future results of operations;

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our ability to make or develop and maintain distribution arrangements;

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our liquidity and ability to finance our product development, marketing and advertising activities;

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the timing, cost and research for proposed products;

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estimates regarding future net revenues;

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planned capital expenditures (including the amount and nature thereof);

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our financial position, business strategy and other plans and objectives for future operations;

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the possibility that research and development or marketing of our products may involve unexpected costs; competition;

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the ability of our management team to execute its plans to meet its goals;

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general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

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other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this prospectus attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of shares of common stock in this offering. We could receive up to $40,275,000, in the event the Warrants are exercised. There are no assurances that any Warrants will be exercised. We will use the proceeds from the exercise of the warrants for general corporate purposes, which may include, among other things, product development, inventory, advertising (including media expense), working capital needs and other general corporate purposes, including sales and marketing expenditures. Specific allocation of the potential use of proceeds is contingent upon the actual amount realized. The Company reserves the right to change the projected allocations depending upon the amounts ultimately realized and level of success (positive cash flows) on future product launches.

	Potential Amount of Proceeds in the Event of Warrant Exercise
	$40,275,000	$20,000,000	$10,000,000
Media purchases, including advertising related expenses	20,000,000	11,000,000	5,000,000
Inventory	8,000,000	3,750,000	2,000,000
Product development	4,000,000	900,000	1,200,000
Sales (direct) expenditure	2,100,000	1,050,000	550,000
Marketing expenditures	2,000,000	900,000	500,000
General working capital	4,175,000	2,400,000	750,000
	$40,275,000	$20,000,000	$10,000,000

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MARKET FOR COMMON STOCK AND RELATED MATTERS

Market Information

There is a limited public market for the shares of our common stock. Since our inception, our stock has been thinly traded. There can be no assurance that a liquid market for our common stock will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Our common stock is currently quoted on the OTC Markets under the symbol ASTV. Quotation commenced during the quarter ended December 31, 2009. The range of closing prices for our common stock, as reported on the OTC Market during each quarter since December 2009 was as provided below, as adjusted for our 1-for-20 (1:20) reverse split which was effectuated during October 2011. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
December 31, 2009	$10.00	$10.00
March 31, 2010	$10.00	$10.00
June 30, 2010	$10.20	$10.00
September 30, 2010	$10.00	$2.00
December 31, 2010	$4.00	$1.00
March 31, 2011	$25.40	$0.80
June 30, 2011	$15.40	$1.40
September 30, 2011	$2.10	$1.00
December 31, 2011	$1.25	$0.70

On February 27, 2012, our common stock had a closing price of $0.75.

Holders

As of February 27, 2012, there were approximately 350 security holders of record of our common stock.

Transfer Agent and Registrant

Our transfer agent is Pacific Stock Transfer Company, located at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119. Their phone number is 702-361-3033.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

Dividend Policy

We have not declared any cash dividends on our common stock. Our Board of Directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes appearing in this registration statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this registration statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” in this registration statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company Overview

We are a direct response marketing company. We identify, advise in development and market consumer products. We employ three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. We have identified several candidate products for marketing which actively began in our third fiscal quarter of 2012.

We hold a wholly owned interest in TV Goods, Inc., a Florida corporation (“TVG”); Inventors Business Center, LLC, a Florida limited liability company (“IBC”); and Tru Hair, Inc., a Florida corporation. Although we hold an interest in these various entities, primarily all of our operations are conducted through TVG. TVG was formed in October 2009 and as a result has a limited operating history. As of the date of this report TV Goods has generated limited revenues. Furthermore due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments. On May 27, 2011, the Company entered into an agreement to acquire the rights to the domain names “asseenontv.com” and “seenontv.com”.  This transaction, once completed, will not meet the criteria of a business combination within the guidelines of ASC 805 – Business Combinations, and therefore will be accounted for as an asset purchase.  This transaction, if and when consummated, provides the Company with exclusive use of the domain names “asseenontv.com” and “seenontv.com”. The term or phrase “As Seen On TV” is not subject to trademark protection and has been, and will continue to be, used by others including on-line and retail outlet applications with no connection with, or benefit to, the Company.  While there can be no assurance, we anticipate to have this transaction completed prior to our fiscal year-end, March 31, 2012.

Revenue Generation

Entrepreneurs seek to leverage our experience in functions such as product selection, marketing development, media buying and direct response television production.  We generate revenues primarily from two sources: sales of consumer products and infomercial production fees.  We seek to offer, assist and enable inventors to market and sell consumer products.

Inventors and entrepreneurs submit products or business concepts for our review. Once we identify a suitable product/concept we obtain global marketing and distribution rights.  As of the date of this report, we have marketed several products with limited success.

As of December 31, 2011, we had total assets of $13,276,731 and cash on-hand of $7,097,285, a working capital deficit of $20,479,218 and an accumulated deficit of $19,464,075. Included in our current liabilities at December 31, 2011 is $30,838,629 representing the fair value of warrants outstanding.

Results of Operations for the Nine Month Period Ended December 31, 2011, as Compared to December 31, 2011

Revenue for the nine month period ending December 31, 2011 totaled $3,350,417, representing a very significant increase over the same period of the preceding year.  Revenues for the nine months ended December 31, 2010 totaled $848,941.  This increase is due in large part to the prior year’s “start up” phase, with the Company having commenced operations in October 2009, and the commencement of the Company’s marketing of its Living Pure line of space heaters commencing in the third fiscal quarter of the current year.  Accordingly, traditional period-over-period comparisons of revenues and related costs would be of limited value.  Sales of the Living Pure space heaters, which commenced in November 2011, accounted for approximately 71% and 55% of total revenues for the three and nine month periods ending December 31, 2011. While we do anticipate our sales to continue to increase, this growth rate should not be viewed as sustainable over the long-term.  It should also be noted that our line of heaters is a seasonal product and we anticipate a sharp decline in demand following the end of the colder season.

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In December 2011, the Company began marketing a line of proprietary hair and beauty products under the name of Tru Hair.  These sales are being managed and controlled through our wholly-owned subsidiary, Tru Hair, Inc., formed in November 2011.

A comparative summary of the source of our revenues generated for the periods presented is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Living Pure Heater	$1,841,696	$—	$1,841,696	$—
Other product sales	618,838	29,115	1,233,117	176,326
Production income	145,500	362,595	275,604	672,615
	$2,606,034	$391,710	$3,350,417	848,941

Our ability to fund such a sharp expansion in operations, including the funding of necessary media purchases, inventories and related logistics and administrative support was made possible through a funding completed in October 2011 with gross proceeds of $12,500,000, before related offering costs of approximately $1,606,000.

Our revenue model also includes providing infomercial production for others as well as marketing specific products for which we have contractual right to the revenue stream such as our Living pure line. As detailed above, for the nine months ending December 31, 2011, approximately 8% of our revenue was attributable to infomercial production income, with the balance being generated by specific product sales for which we contracted marketing and distribution rights. For the first three fiscal quarters of the prior year, revenues primarily resulted from infomercial production revenue billed. We expect this trend in product mix to continue in the future.  While there can be no assurance, management believes that developing a marketing strategy based upon distributing developed products for which the Company has ownership or the licensing rights, will ultimately prove a successful strategy.

Cost of revenue for the three month and nine month periods ending December 31, 2011 represented 54% and 57% respectively, of revenues for these periods.  These costs consist primarily of the direct costs to the Company of products sold including related shipping.  The Company does not manufacture any products in-house and relies on third-party suppliers, located primarily outside of the United States, for its inventory.  Accordingly, our cost of products acquired for sale could vary significantly if fuel and transportation costs were to increase in the future.

Selling and marketing expenses are comprised of promotional costs incurred related to sales of the Company’s own products. These costs totaled $1,762,583 and $1,941,886 for the three month and nine month periods ending December 31, 2011. Comparable periods in the prior year did not contain these costs as prior year revenues were primarily related to fees for our planning, shooting and editing of promotional materials for others. Components of these costs include:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011		2011

Media purchases	$1,362,859	77%	$1,477,975	76%
Production design costs	100,582	6%	122,363	6%
Call center support	239,111	14%	274,662	14%
Other	60,031	3%	66,886	4%
	$1,762,583	100%	$1,941,886	100%

The Company operates in a very competitive environment, competing in different media with products that may be very similar to those of our competitors.  Accordingly, management will often test a product, on a limited basis, in a targeted market and attempt to assess the products potential prior to investing in a larger “roll-out.”  The Company attempts to price the product at a level that will prove both attractive to our customer while providing the Company with a reasonable return.  Often the test marketing will indicate that a particular product is not well received by a Direct Response program and the project will be dropped. This practice can, and sometimes does, as with the three month and nine month periods ending December 31, 2010, result in the recognition of costs in excess of related revenues.

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General and administrative expenses consist primarily of administrative labor costs, consulting fees, marketing related travel expenses, business development costs and legal and accounting fees. Included in the costs in the current year are certain non-cash expenses including stock based compensation of $283,199 and other equity based compensation to consultants totaling approximately $319,000. While there can be no assurance, the Company anticipates that selling, general and administrative expenses will decline as a percentage of revenues as it continues to increase sales through the implementation of its marketing and growth plans.

Other Income and Expenses

For the three and nine months ended December 31, 2011, we recognized approximately $5,977,000 and $411,000, respectively, in income resulting from the revaluation of the fair value of warrants outstanding  which were recorded as a liability on our balance sheet. This periodic revaluation could also result in a significant expense being recognized at the end of any given period depending on the market value of our stock. The warrants were issued in connection with a series of financings completed during the year and are revalued at the end of each reporting period to their fair value. In addition during the current fiscal year, we recognized income in the form of a change in a derivative liability of approximately $209,000.  It should be noted that absent the revaluation of our warrants outstanding at December 31, 2011, the Company would have recognized a net loss of approximately $3,732,000 and $10,613,000 for the three month and nine month periods ending December 31, 2011.

As a result of the series of amendments and waivers related to the Company’s August 29, 2011 12% convertible financing and the financing itself, the Company recognized certain fair value related entries indicated under the related guidance including ASC 470-Debt.

The Company’s $750,000 convertible debenture held by Octagon Capital Partners was given extinguishment of debt recognition resulting in:

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revaluation of the related derivative which, following revaluation, was reclassified to equity;

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recognition of a loss on extinguishment of the debt of $2,950,513;

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the expensing, to interest expense, of the unaccreted balance in the related debt issuance costs of   $277,524; and

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The recognition of the fair value of the note obligation on the extinguishment date of $3,144,163, subsequently converted into our Unit offering completed in October 2011.

As a result of the extinguishment of debt treatment, the Company did not recognize interest expense going forward on accretion related to the Octagon note discount or debt issuance costs balances as they were expensed in total concurrent with the extinguishment recognition in our second fiscal quarter.

In connection with the recording of the August 28, 2011 $1,800,000 12% convertible debt financing, the Company recorded:

•

a debt discount equal to $1,800,000 which was accreted to interest expense over a two month period, approximately $900,000 per month, being fully expensed at its exchange conversion into the October 28, 2011 financing; and

•

recognition of debt issuance costs associated with transaction related warrants totaling $1,522,784 was accreted to interest expense over a two month period.

During the third fiscal quarter ended December 31, 2011, in connection with our $1,800,000 debenture financing, we recognized approximately an additional $900,000 and $887,000 in accretion to interest expense related to the note discount and issuance related costs recognized. In addition, the Company marks-to market the fair value of the related warrants issued.

In connection with our $1,800,000 12% convertible debenture issuance in August 2011, the Company issued warrants to the investors and placement agent which contained provisions that protect holders from a decline in the issue price of our common stock or “down-round” provisions. The warrants also contained net settlement provisions. Accordingly, the Company accounted for these warrant as liabilities instead of equity. In addition, we considered the

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dilution and repricing provisions triggered by the Company’s October 2011 follow-on offering which impacted the accounting recognition of this financing during our second fiscal quarter.

Interest expenses related to note payable increased significantly for the three month and nine month periods ending December 31, 2011 over the previous year. These increases reflect the accretion to interest expense of the note discounts and debt issuance costs attributable to the Company’s convertible notes outstanding to Octagon Capital and National Securities.  These notes were converted into the Company’s unit offering with National Securities completed in October 2011. Interest expense for the three month and nine month periods ending December 31, 2010 consisted primarily of interest accrued and paid on the Company’s 12% Senior Working Capital Notes which were converted in May 2010.  The decrease in interest expenses to related parties between the periods was due to the accretion of the beneficial conversion feature attributable to the $107,000 note payable to the Company’s CEO.

Results of Operations for Year Ended 2010 as Compared to 2011

We commenced operations on October 16, 2009, as a development stage company. Accordingly, a comparative discussion reviewing the results of operations for the full fiscal year ended March 31, 2011 compared to five month period ending March 31, 2010, may prove of limited value and, accordingly, are not addressed where not applicable.

Revenues for both fiscal 2011 and 2010, totaling $1,354,238 and $363,489, respectively, consisted primarily of fees charged for the shooting and editing of infomercials primarily for our clients. Cost of revenues totaled $1,838,367 and $350,523, respectively, during the periods. These costs include studio rentals, the hiring of on-screen talent and editing consulting services. Generally, the Company enters into contracts with customers intending to market their product via television infomercials. These projects are “costed-out” and quoted in anticipation of a reasonable return to the Company. However, the Company’s business model provides for the Company to enter into agreements where the Company will absorb costs associated with the infomercial development in exchange for a negotiated percentage of revenue or gross profits. If, based on initial marketing results, it is deemed not economically viable to pursue the project, associated costs are properly charged to cost of revenues. This practice can, and does, result in the recognition of costs in excess of related revenues.

Selling, general and administrative expenses totaled $4,271,965 in 2011 and consist primarily of administrative labor costs, marketing related travel, business development and investor relations related fees. Included in these expenses are certain non-cash expenses including stock based compensation expenses of $560,880 and the fair value of shares issued for consulting services of $365,000. In addition, the Company recognized a $432,100 loss in an investment in Sleek Audio, LLC. The investment in Sleek Audio was made under an October 2010 three party agreement which provided the Company would invest up to $500,000 to include $250,000 in tooling for a proprietary ear phone product. During our fourth fiscal quarter, the contract was terminated by one of the three participants with small likelihood of the company recovering its investment. Accordingly, the investment was fully written-off during the fourth quarter.

Warrant revaluation expenses totaled $1,935,256 in 2011 and represents the increase in fair value of a liability recognized attributable to warrants issued a placement agent in connection with our 2010 Private Placement. This “down-round” provision recognizes the potential the Company will have an exercise of the warrants at an exercise price lower than the initial price recognized and is revalued each reporting date. The Company did not have a similar financial instrument in fiscal 2010. These warrants were exercised on a cashless basis in June 2011 with the Company issuing 6,626,056 common shares. The Company has entered into additional transactions containing financial instruments requiring “down-round” recognition during fiscal year ending March 31, 2012.

Other income and expenses also includes $156,000 in expenses representing a penalty due investors for failing to meet our registration obligations related to the 2010 Private Placement.

Interest expense for fiscal 2011 included $63,212 and was primarily due Senior Working Capital Notes which totaled $687,500 which were converted into common stock in May 2010 upon completion of our reverse recapitalization transaction. We also recognized $104,783 in related party interest attributable to a note payable to our CEO which bears interest at 12% per annum. Related party interest includes approximately $91,000 in non-cash accreted interest expense attributable to the beneficial conversion feature in the Rogai Note. Interest expense in fiscal 2010 totaled $438,918 which was also attributable to the Company’s Senior Working Capital Notes. However, in fiscal 2010, due to the Senior Working Capital Notes default status at March 31, 2010, the notes became immediately callable by the note holder. Accordingly, the Company recognized as non cash interest expense $105,750 in deferred financing costs and $309,375 in Note discounts.

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Interest income – related party totaled $10,440 and $5,961 in fiscal 2011 and 2010, respectively, and reflects interest earned on a related party receivable. This income will not be earned going forward as the related receivable was paid-in full through the surrender of common shares in November 2010.

Liquidity and Capital Resources

At December 31, 2011, we had a cash balance of approximately $7.1 million, a working capital deficit of approximately $20.5 million and an accumulated deficit of approximately $19.5 million. Included in our current liabilities at December 31, 2011 and negatively effecting our working capital, is $30,838,629 representing the fair value of warrants outstanding. As we have experienced losses from operations since our inception in October 2009, we have relied on a series of private placements and convertible debentures to fund our operations. Management believes the Company has sufficient cash resources to sustain operations through at least March 2013.

In April 2011, we consummated the issuance and sale of $750,000 in aggregate principal amount of convertible debentures.  The Company paid $90,000, plus warrants with a fair value of approximately $284,000, in issuance costs related to these debentures.  The convertible debentures have no stated interest rate.  The debentures were convertible at $4.00 per share, subject to adjustment, and matured on December 1, 2011 unless earlier exchanged or converted.

On May 27, 2011 and June 15, 2011 the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A common stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In August 2011, the Company raised gross proceed of $1,800,000 through the private placement issuance of a series of 12% convertible debentures.  The debentures were convertible into common stock and warrants.

In October 2011 the Company, entered into and consummated a securities purchase agreement with certain accredited investors for the private sale of 243.1 units  at $50,000 per unit. Each unit consisted of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share.  The Company received gross proceeds of $12,155,000  and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 warrants to the investors pursuant to the securities purchase agreement. In November 2011, the Company sold an additional 6.9 Units under the securities purchase agreement, receiving an additional $345,000 in gross proceeds, issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors. The October 28, 2011 and November 18, 2011 closings brought the total raised under the securities purchase agreement to $12,500,000.

Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognizes lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement for our 10,500 square foot headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company recognizes lease expenses on a straight-line basis, which total $8,114 per month over the lease term.  In connection with entering into the new lease, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease.

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The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2011:

	Operating Leases	Capital Leases
Year 1	$94,500	$—
Year 2	97,335	—
Year 3	100,255	—
Year 4	—	—
Year 5	—	—
	$292,090	$—

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $(48,970) and $13,752 for the three month and nine month periods ending December 31, 2011 and 2010 and $31,386 and $88,972 for the three month periods and nine month periods ending December 31, 2010, respectively.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010, of the offering. We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. The maximum amount of penalty to which the Company may be subject is $156,000. The Company had recognized an accrued penalty of $156,000 at December 31, 2011 and March 31, 2011,

Effective December 6, 2011 the Company entered into an independent contractor agreement with Stratcon Partners, LLC pursuant to which Stratcon has agreed to provide the Company consulting and advisory services, including, but not limited to business marketing, management, budgeting, financial analysis, and investor and press relations. Under the agreement, Stratcon is also required to establish and maintain executive facilities and a business presence in New York City for the Company. The agreement is for an initial term of two years and may be terminated by either party upon written notice. In consideration of providing the services, Stratcon shall receive $12,500 per month. In addition, the Company has agreed to issue Stratcon an aggregate of 500,000 shares of restricted common stock, such shares vesting over a period of two years in four equal traunches. The closing price of the Company’s common stock as reported on the OTC Markets on the Effective Date was $1.00. The Company has agreed to provide Stratcon rent reimbursement up to $2,500 per month for the New York office.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing our financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience to the extent practicable and on various other assumptions that we believe are reasonable under the circumstances and at the time they are made. If our assumptions prove to be inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include our allowance for doubtful accounts, share based compensation and estimated sales returns. We also have other key accounting policies that are less subjective and therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimates and judgments involved.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper.

We also offer our customers services consisting of planning, shooting and editing infomercials to aid in the Direct Response marketing of their product or service. In these instances, revenue is recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recognized as

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deferred revenue until earned. Costs associated with a given project are deferred until the related revenues are recognized. As of December 31, 2011 and March 31, 2011, we had recognized deferred revenue of $68,250 and $88,652, respectively.

Share-Based Payments

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. All options granted vest over their requisite service periods as follows: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting).,We granted no stock options or other equity awards which vest based on performance or market criteria. We had applied an estimated forfeiture rate of 10% to all share-based awards as of our second fiscal quarter, 2011, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

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BUSINESS

Business Overview

We are a direct response marketing company. We identify, advise in development and market consumer products. We employ three primary channels: Direct Response Television (Infomercials), Television Shopping Networks and Retail Outlets. TV Goods was formed in October 2009 and as a result has a limited operating history. As of the date of this prospectus TV Goods has generated limited revenues. We have identified several candidate products for marketing. While the Company has received nominal revenues from marketing fees generated through several products, none of these fees have generated material revenues. We currently do not sell any internally developed or Company owned products.

We hold a wholly owned interest in the following subsidiaries:

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TV Goods, Inc., a Florida corporation (“TVG”);

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Tru Hair, Inc.; and

–

Inventors Business Center, LLC, a Florida limited liability company (“IBC”).

Although we hold an interest in these various entities, primarily all of our operations are conducted through TVG. Furthermore due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments.

Industry

Direct response marketing is a form of marketing designed to solicit a direct response which is specific and quantifiable. The delivery of the response is direct between the viewer and the advertiser, as the customer responds to the marketer directly. In direct response marketing, marketers use broadcast media to get customers to contact them directly. Cable networks represent the traditional conduit for direct response television programming. Historically, direct response television programming has aired on cable networks during off-peak periods. The deregulation of the cable television industry in 1984 and the resulting proliferation of channels dedicated to particular demographic segments, pursuits or lifestyles have created additional opportunities for direct response programming. We believe the continued growth of satellite and cable subscribers has positioned direct response television as an effective marketing channel with significant domestic and international growth prospects.

The leading product categories for direct response television programs are cosmetics, fitness/exercise products, diet/nutrition products, kitchen tools and appliances, self-improvement/education/motivation courses, music and home videos/DVDs. Typically direct response television programs incorporate an infomercial in either short form (30 second to 5 minute) or long form (28.5 minute) direct response programs. The formats discuss and demonstrate products and provide a toll-free number or website for viewers to purchase.

As the industry has developed, the variety of products and services promoted though direct response television programs has steadily increased. Direct response television programs are now routinely used to introduce new products, drive retail traffic, schedule demonstrations and build product and brand awareness for products ranging from automobiles to mutual funds.

Recent years have also seen a convergence of direct response television programs with Internet direct response marketing. Virtually all direct response television programs now display a website in addition to a toll-free telephone number. The addition of an e-commerce component can enhance sales. We believe the principal competitive factors include authenticity of information, unique content and distinctiveness and quality of product, brand recognition and price. There is no guarantee that we will achieve growth or develop profitable products.

Revenue Generation

We generate revenues from two sources (i) sales of consumer products and (ii) infomercial production fees. We seek to offer, assist and enable inventors to market and sell consumer products. Entrepreneurs pay us fees seeking to leverage our experience in functions such as product selection, marketing development, media buying and direct response television production.

Inventors and entrepreneurs submit products or business concepts for our review. Once we identify a suitable product/concept we obtain global marketing and distribution rights. These marketing and distribution agreements

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stipulate profit sharing, typically based on net profitability. The net profit sharing arrangement is impacted by the projected investment necessary to introduce the product to market. Entrepreneurs pay fees for our input and advice. Furthermore entrepreneurs who contribute investment capital to market a product will retain a higher share of net profits. We encourage investors to contribute investment for marketing purposes as it reduces our risk. These agreements will have up to a three year term with a mutual option to extend.

As of the date of this prospectus, we have marketed several products with limited success. Sales of our Living Pure space heaters, which commenced in November 2011 totaled $1,841,696 for both the three and nine-months ended December 31, 2011, and accounted for approximately 71% and 55%, respectively, of total revenues for the three and nine month periods ending December 31, 2011. Other various products accounted for $1,233,117 or 37% of our revenues for the nine-months ended December 31, 2011. While we do anticipate our sales to continue to increase, this growth rate should not be viewed as sustainable over the long-term. It should also be noted that our line of heaters is a seasonal product and we anticipate a sharp decline in demand following the end of the winter season. Furthermore, some of our future products may also be seasonal, which would result in fluctuations in our future results of operations. We have also tested several products, which were ultimately not offered to consumers due to poor testing results. As discussed under Management Discussion and Analysis, we have currently generated the majority of our revenues from the sale of products.

Product Development

We provide resources to develop consumer products from initial concepts to global distribution. We do not manufacture products. We solicit product submission through numerous sources including but not limited to inventors, product owners, design companies, manufacturers, advertising and media agencies, production houses, and trade shows. We employ internal methodology utilizing twelve selection criteria to evaluate product submissions. Each product is graded on our internal system, points are awarded for various factors including but not limited to product design, application, target market, retail price, competitive products, and proprietary nature of the product. The selection process includes market tests in which the potential market demand for a product is quantified on the basis of our performance in certain test markets. Upon acceptance we obtain exclusive marketing rights for both domestic and international marketing channels. At this point, we coordinate on product design, create a marketing campaign, obtain fulfillment services, and establish distribution channels.

Once we obtain marketing rights, we design a direct response marketing test campaign to gauge potential market demand. Under a test campaign an infomercial spot is placed on a limited basis on local cable outlets. Employing our internal standards we evaluate the spot for market viability. Upon a successful test we coordinate a comprehensive campaign geared to a national audience. In this manner we seek to allot resources to products which appeal to consumers, and limit resources devoted to products which are not viable.

We design, create and produce direct response marketing campaigns primarily in the form of infomercial programming. Our typical format is infomercial spots in the form of short form spots (30 seconds to 5 minutes), or long format (28.5 minutes). Direct response television marketing can create rapid customer awareness and brand loyalty. We seek to maintain a low cost structure, we perform product testing, marketing development, media buying and direct response television production and we outsource functions such as manufacturing, order processing and fulfillment. While there are no guarantees that a product will be successful, this allows us to reduce our risk by controlling our variable costs.

We believe media exposure of a direct response television campaign can reduce barriers to gain access to retail outlets which can increase profitability for a consumer product. Viable consumer products possess customer awareness and brand loyalty. We seek to extend product lifecycles through other distribution channels such as home shopping channels and retail outlets. Thereafter we seek to penetrate retail outlets which include the internet, retail, catalog, radio and print.

Supply and Distribution

We intend to have a majority of our partners (inventors and entrepreneurs) contract directly with distributors, suppliers and manufacturers. Therefore, our partners would be responsible for compensating manufacturers, suppliers and distributors for their services. On a limited basis, we may purchase limited amounts of product inventory or contract directly with suppliers, distributors and manufacturers.

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We do not rely on any principal distributors, suppliers or manufacturers. We work with third party distributors, suppliers and manufactures on a per order basis, without any long-term agreements. In the event that a manufacturer is unable to meet supply or manufacturing requirements at some time in the future, we may suffer short-term interruptions of delivery of certain products while we establish an alternative source. While we believe alternative sources are in most cases readily available and we have also established working relationships with several third party distributors, suppliers and manufacturers, none of these agreements are long-term. We also rely on third party carriers for product shipments, including shipments to and from distribution facilities. We are therefore subject to the risks, including employee strikes and inclement weather, associated with our carriers’ ability to provide delivery services to meet our fulfillment and shipping needs. Failure to deliver products to our customers in a timely and accurate matter would harm our reputation, our business and results of operations.

As Seen on TV

On May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC  a Nevada limited liability company and Ms. Mary Beth Fasons, its president, to acquire certain intangible assets including domain names, associated intellectual property, trademarks, trade names, a phone number and related ancillary assets. The Company does not intend to acquire the equity in the Nevada limited liability company itself. While it was the intent of the parties to enter into definitive acquisition agreements by June 30, 2011, as of the date of this prospectus, we have not entered into any definitive agreement. The parties have agreed that the letter agreement shall be binding on the parties regardless of whether the definitive agreements are executed.  We intend to use the “Seen on TV” brand to expand the Company’s direct response online presence.

The letter agreement provides that we will obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com”, and “seenontv.com”, upon payment of total consideration of $5,000,000. To date we have issued 250,000 shares of restricted common stock, with a fair value of $500,000 on the contract date, and an initial cash payment of $25,000 to Ms. Fasons. In addition we have granted warrants with a recognized fair value of $162,192 on the date of issuance to purchase up to 50,000 shares of common stock, exercisable at $7.00 per share, exercisable for five (5) years from date of issuance. Full payment of the purchase price shall be deemed to have been received when Ms. Fasons has realized $5,000,000 from any combination of cash or proceeds from the sale of common stock issued under the letter agreement. Further, we have agreed to make five monthly payments of $5,000, commencing July 1, 2011 and make a $10,000 per year contribution to a designated charitable organization for a five-year period. We also paid $7,000 for the use of the URL “asseenontv.co.uk” in the United Kingdom. This transaction, once completed, will not meet the criteria of a business combination within the guidelines of ASC 805-Business Combinations, and therefore will be accounted for as an asset purchase. This transaction, if and when completed, provides the Company with exclusive use of the domain names “asseenontv.com” and “seenontv.com”. The term or phrase “As Seen On TV” is not subject to trademark protection and has been, and will continue to be, used by others, including on-line and retail outlet applications with no connection with, or benefit to, the Company. While there can be no assurances, we anticipate to have this transaction complete prior to our fiscal year-end, March 31, 2012.

Living Pure Heater Systems

The Company markets a line of electric heaters, the Living Pure and Pro Series 4-in-1 Systems. The single unit heaters are designed to provide heating, air filtration, air purification and humidification, up to 1,000 square feet. During our third fiscal quarter, the Company began its marketing efforts in direct response channels and intends to expand its marketing and distribution channels to wholesale and retail distributions in the near future.

During our third fiscal quarter, the Company recorded sales of the Living Pure line of heaters of approximately $1,842,000 representing 71% of total revenues for the third fiscal quarter and 55% of revenues for the nine months ended December 31, 2011. In connection with the marketing of the product line, the Company has entered into an agreement with Montel Williams Enterprises, Inc. for Montel Williams to serve as a product spokesperson. Under the agreement, Montel Williams Enterprises receives 2-½% of adjusted gross revenues related to the product line. It should be noted that sales of this product, while promising, are seasonal and the Company anticipates a sharp decline in demand at the end of the winter season.

Tru Hair™

In October 2011, as amended in November 2011, we entered into a product line agreement with Tru Beauty, LLC, to exclusively market and distribute a line of proprietary hair care products under the name Tru Hair™. The agreement provides the Company exclusive use of applicable copyrights, trademarks, formulas and know how necessary to

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manufacture, market and sell the products. The Company has agreed to pay a royalty to Tru Beauty, LLC of 20% of adjusted gross receipts, as defined in the agreement, on all covered Tru Hair products sold under the agreement. We began marketing the Tru Hair line on the teleshopping network, HSN, during our fourth calendar quarter.

Instant Zipper™

On December 18, 2010, we obtained exclusive marketing and distribution rights for the Instant Zipper™ from Zip Clip Solutions AB (“Zip Clip”). The agreement is for an initial term of three years, subject to certain minimum purchase requirements, with one year renewal provisions. During calendar 2011, the Company failed to purchase the minimum number of zipper units from Zip Clip required to maintain its exclusivity. The Company intends to continue to market the product under a twelve month “Sell-off Period” provided under the agreement. Sales of the Instant Zipper™ through December 31, 2011 totaled approximately $361,000. The Instant Zipper™ is a zipper replacement that is designed to replace any broken zipper, including, but not limited to zippers on clothing, luggage and handbags. We currently market the product on the Home Shopping Network and through other wholesale channels.

Competition

The direct response marketing industry is a large, fragmented and competitive industry. The United States direct response marketing industry has a diverse set of channels, including direct mail, telemarketing, television, radio, newspaper, magazines and others. The list of market leaders fluctuates constantly. Companies marketing popular products dominate the airwaves and control media time. The industry is littered with single product companies. Furthermore, established brick-and-mortar retail competitors have recently made efforts to sell products through direct response marketing channels.

Intellectual Property

We have applied for U.S. trademarks for “TV Goods”, “Living Pure” and “Kevin Harrington”. We intend that all product intellectual property rights will be jointly held by us and our clients who submit products for our development. We currently do not hold intellectual property rights on the products we market.

Research and Development

We do not perform research and development. All product concepts are developed by independent third parties. Inventors submit product concepts for our input and advice. Accordingly our research and development efforts are extremely limited in scope. In certain cases inventors may submit a raw product concept, however further investment in research and development would be the responsibility of the inventor.

Regulation of Products and Services

Our business is subject to a number of governmental regulations, including the Mail or Telephone Order Merchandise Rule and related regulations of the Federal Trade Commission. These regulations prohibit unfair methods of competition and unfair or deceptive acts or practices in connection with mail and telephone order sales and require sellers of mail and telephone order merchandise to conform to certain rules of conduct with respect to shipping dates and shipping delays. We are also subject to regulations of the U.S. Postal Service and various state and local consumer protection agencies relating to matters such as advertising, order solicitation, shipment deadlines and customer refunds and returns. In addition, imported merchandise is subject to import and customs duties and, in some cases, import quotas. We believe the Company (and the products we represent) are in compliance with all applicable provisions of those laws and rules.

Employees

As of February 27, 2012, we employed 19 full-time employees and contract personnel; three of which are management. We maintain a satisfactory working relationship with our employees and have not experienced any labor disputes or any difficulty in recruiting staff for operations.

Facilities

Our corporate offices are located in Clearwater, Florida. This location is approximately 10,500 square feet which includes approximately 5,000 square feet of studio production space. We sub-leased the facility under a 38 month lease agreement with escalating lease payments through February 2013. The minimum rental payments, escalating

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from $6,000 per month to $16,182 per month under the lease terms, increase over the lease term with no provisions for increases dependent upon contingent occurrences. In accordance with the provisions of ASC 840-Leases, the Company recognized lease expense on a straight line basis, totaling $10,642 per month over the initial lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payment of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions of ASC 840-Leases, the Company will recognize lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease.

This location is sufficient to support current and anticipated operations.

DIVIDEND POLICY

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

REPORT TO SHAREHOLDERS

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required.

LEGAL PROCEEDINGS

In February 2012, SCI Direct, LLC (“SCI”), filed suit against TV Goods, Inc. in the United States District Court, Northern District of Ohio, Eastern Division. The complaint alleges trademark infringement by TV Goods arising from our Living Pure™ space heater as it relates to SCI’s EDENPURE™ space heater. The plaintiff is seeking monetary and injunctive relief claiming TV Goods committed copyright infringement, unfair competition and violation of the Ohio Deceptive Trade Practices Act. The amount of damages the plaintiff is seeking is unspecified. We believe that the factual basis of the allegations is false and intend to vigorously defend the lawsuit. The potential monetary relief, if any, is not probable and can not be estimated at this time. We believe that any amount ultimately recoverable by the plaintiff would be immaterial. Accordingly, we have not recorded any amount as a potential loss reserve in this matter.

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MANAGEMENT

Executive Officers

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus. Directors are elected annually and serve until the next annual meeting of shareholders or until their successors are elected and qualify. Executive officers are appointed by our Board of Directors and their term of office is at the discretion of our board.

Name	Age	Position

Kevin Harrington	55	Chairman and Senior Executive Officer
Steven Rogai	35	Chief Executive Officer and Director
Dennis Healey	63	Chief Financial Officer
Gregory Adams	50	Director

Kevin Harrington, Senior Executive Officer, Chairman of the Board of Directors

Kevin Harrington has served as Senior Executive Officer and Chairman of the Board of Directors since May 2010. In October 2009 Mr. Harrington formed TV Goods, Inc., a wholly owned subsidiary. He has been involved in the infomercial industry since 1984. Mr. Harrington is an original investor shark on the ABC television series “Shark Tank”, a reality television series produced by reality TV producer Mark Burnett, which premiered August 9, 2009. In 2009 Mr. Harrington published a book entitled “Act Now: How I Turn Ideas into Million-Dollar Products” which chronicles his life and experiences in the direct response industry. In 2008, Mr. Harrington formed TVGoods.com, LLC which was dissolved in 2009. From 1997 to 2008 Mr. Harrington served as CEO of Reliant International, LLC (formerly Reliant Interactive Media, LLC) a direct response marketing company. From 2007 to 2008 Mr. Harrington served as CEO of ResponzeTV, PLC, holding both positions simultaneously. From 1994 to 1997 Mr. Harrington served as CEO of HSN Direct a joint venture Mr. Harrington formed with HSN, Inc. From 1988 to 1994 Mr. Harrington served as President of Quantum Marketing International, Ltd., an electronic retailing company. In 1991 Quantum Marketing International, Ltd. merged with National Media Corporation and renamed as Quantum International, Ltd. In 1984, Kevin produced one of the industry’s first 30 minute infomercials. Mr. Harrington was a co-founder of two global networking associations, the Entrepreneur's Organization (formerly the Young Entrepreneurs Organization) in 1997, and the Electronic Retailing Association in 2000. Mr. Harrington was appointed to serve on the board due to his experience in the infomercial industry.

Steven Rogai, Chief Executive Officer, member of the Board of Directors

Mr. Rogai has served as our Chief Executive Officer since May 2010. In 2009 Mr. Rogai, along with Mr. Harrington cofounded Inventors Business Center, as resource to assist entrepreneurs in product development. From inception Mr. Rogai was Director of Business Development at TV Goods. Mr. Rogai has over 15 years of retail and product development experience. From 2004 to 2008 Mr. Rogai served as President and CEO of Florida Select Mortgage Corp., a mortgage brokerage firm. In 2005 Mr. Rogai created Titan 1 Developments, LLC, a real estate development company, serving as President and CEO from 2005 through 2009. From 2000 to 2004, Mr. Rogai served as branch manager for Florida Mortgage Funding, a national brokerage firm. In May 2008, Steven Rogai filed for protection under Chapter 11 of the U.S. Bankruptcy code in relation to the liquidation of real estate holdings of Titan 1 Developments, LLC. Mr. Rogai was appointed to serve on the board due to his experience in retail and product development.

Dennis Healey, Chief Financial Officer

Dennis Healey is a certified public accountant. Since November 2007, Mr. Healey has provided accounting and financial reporting services to various private and public companies. Commencing first quarter 2010 through the date of his appointment as Chief Financial Officer of our Company on October 28, 2011, Mr. Healey has provided accounting and financial consulting services to the Company. From 1980 until October 2007, Mr. Healey served as Vice President of Finance and Chief Financial Officer of Viragen, Inc., a public company specializing in the research and development of biotechnology products. Viragen filed for an assignment for the benefit of creditors in October 2007.

Gregory Adams, Director

Mr. Adams has served as our director since December 22, 2011.  He has served as chief operating officer of Green Earth Technologies, Inc. (“Green Earth”) since September 2010, and chief financial officer and secretary of Green Earth since March 2008.  Green Earth markets, sells and distributes branded, environmentally-friendly, bio-based

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performance and cleaning products to the automotive aftermarket, outdoor power equipment and marine markets. Green Earth’s common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB) under symbol “GETG”.  From 1999 to 2008, he served as chief financial officer, chief operating officer and director of EDGAR Online Inc., a provider of business information.  From 1994 to 1999, he was also chief financial officer and senior vice president, finance of PRT Group Inc., a technology solutions company and the Blenheim Group Plc., U.S. Division, a conference management company.  Mr. Adams began his career in 1983 at KPMG in the audit advisory practice where he worked for 11 years.  Mr. Adams is a Certified Public Accountant, a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants, and served as vice chairman of Financial Executives International’s committee on finance and information technology.  He received a B.B.A. degree in Accounting from the College of William & Mary. He was appointed to the board due to his corporate finance and public company management experience.

Directors

Our Board of Directors consists of three members: Kevin Harrington as Chairman, Steven Rogai and Gregory Adams.

Committees of the Board of Directors

We have established two committees; an Audit Committee and a Compensation Committee. Our board of directors consists of three members. Gregory Adams serves on our Audit Committee and Compensation Committee. The Audit Committee reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Mr. Gregory Adams has been designated as our “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

–

understands generally accepted accounting principles and financial statements;

–

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

–

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

–

understands internal controls over financial reporting; and

–

understands audit committee functions.

While the OTC Markets does not impose any qualitative standards requiring companies to have independent directors, currently one of our three directors is “independent,” as defined under Section 10A-3 of the General Rules and Regulations of the Securities Exchange Act of 1934. It is our intent to expand our Board of Directors during calendar year 2012 to include a majority of independent directors.

Director Compensation

None of our directors received any compensation for their services as a member of the Board of Directors through March 31, 2011. Pursuant to an independent director agreement, the Company has agreed to pay Mr. Adams an annual fee of $18,000 for serving on the board of directors. In addition, the Company has issued Mr. Adams options to purchase up to 25,000 shares of the Company’s common stock. Mr. Adams’ options are exercisable at $1.00 per share. Options to purchase 12,500 shares of common stock vest 12 months from date of appointment to the board, and options to purchase 12,500 shares vest 24 months from date of appointment. The options are issued pursuant and subject to the Company’s equity incentive plan.

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Code of Ethics

We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees, which is filed as an exhibit to our annual report for the fiscal year ended February 28, 2009, filed with the SEC on May 28, 2009. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee who violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment.

Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

–

compliance with laws, rules and regulations;

–

conflicts of interest;

–

insider trading;

–

corporate opportunities;

–

competition and fair dealing;

–

discrimination and harassment;

–

health and safety;

–

record keeping;

–

confidentiality;

–

protection and proper use of company assets;

–

payments to government personnel;

–

waivers of the Code of Business Conduct and Ethics;

–

reporting any illegal or unethical behavior; and

–

compliance procedures.

We have also adopted a Code of Ethics for our Senior Financial Personnel who are also subject to specific policies regarding:

–

disclosures made in our filings with the Securities and Exchange Commission;

–

deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls;

–

conflicts of interests; and

–

knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions”, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

2011 Summary Compensation Table

The following table summarizes all compensation recorded by us in the last two completed fiscal years for:

–

our principal executive officer or other individual serving in a similar capacity;

–

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at March 31, 2011, as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934; and

–

up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at March 31, 2011.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers”.

Name A	Year B		Salary (S) C	Bonus ($) D	Stock Awards ($) E	Option Awards ($) F		Non Equity Incentive Plan Compensation ($) G	Nonqualified Deferred Compensation (S) H	All Other Compensation ($) I	Total (S) J
Kevin Harrington [1]	2011	[4]	$300,000	$—	$—	$—		$—	$—	$22,018	$322,018
	2010		$113,000	$—	$—	$—		$—	$—	$4,761	$117,761

Steven Rogai [2]	2011	[4]	$150,000	—	$—	$280,000	[5]	$—	$—	$10,500	$440,500
	2010		$3,900	$—	$—	$—		$—	$—	$—	$3,900

Francis A. Rebello[3]	2010		$—	$—	$—	$—		$—	$—	$3,750	$3,750

———————

1

Mr. Harrington currently serves as Senior Executive Officer and Chairman of our Board of Directors. Compensation paid by TV Goods.

2

Mr. Rogai currently serves as our Chief Executive Officer and as a member of the Board of Directors. Compensation paid by TV Goods.

3

Mr. Rebello served as President and Chief Executive Officer of our legal acquirer (accounting acquiree) from March 2007 through May 28, 2010.

4

Excludes shares of common stock issued pursuant to the merger agreement with TV Goods.

5

Option Awards to Mr. Rogai totaling $280,000 reflect the aggregate fair value of 350,000 stock options, exercisable at $1.50 per share, granted on May 26, 2010. The fair value of the options granted was determined in accordance with the provisions of FASB ASC Topic 718 with assumptions as detailed in Note 2 to our audited financial information for the year ending March 31, 2011.

Grants of Plan Based Awards

The following chart reflects the number of stock options we awarded during the fiscal year ended March 31, 2011 to our executive officers and directors.

Name	Number of Options	Exercise Price per Share	Expiration Date

Steve Rogai	175,000	$1.50	5/26/2015
Steve Rogai	87,500	$1.50	5/26/2015
Steve Rogai	87,500	$1.50	5/26/2015
Michael Cimino	250,000*	$1.50	5/26/2015

———————

*

These options became fully vested on March 23, 2011 upon Mr. Cimino’s resignation from the board of directors.

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Equity Compensation Plan Information

The following chart reflects the number of awards granted under equity compensation plans approved and not approved by shareholders and the weighted average exercise price for such plans as of March 31, 2011.

Name Of Plan	Number of shares of common stock to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding the shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	800,000	1.50	300,000

Equity compensation plans not approved by security holders	—	$—	—

Total	800,000	$1.50	300,000

Outstanding Equity Awards At March 31, 2011 Fiscal Year-End

Listed below is information with respect to unexercised options for each Named Executive Officer as of March 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Kevin Harrington	—	—	—	—
Steve Rogai	175,000	—	1.50	5/26/2015
Steve Rogai	—	87,500 (1)	1.50	5/26/2015
Steve Rogai	—	87,500 (2)	1.50	5/26/2015

———————

(1)

These options vested May 26, 2011.

(2)

These options vested November 26, 2011.

Employment Agreements

Effective on October 28, 2011, the Company entered into a three year services agreement with Kevin Harrington and Harrington Business Development, Inc. to provide executive services and for Mr. Harrington to serve as Chairman of the Board of Directors of the Company. Under the agreement Mr. Harrington shall receive base compensation per annum of $300,000. This agreement supersedes all prior oral and written agreements between the Company and Mr. Harrington, including, but not limited to that certain executive services agreement dated April 30, 2010. Furthermore, on the Closing Date the Company also entered into three-year employment agreements with Steve Rogai and Dennis Healey. Mr. Rogai shall serve as the Company’s Chief Executive Officer and President and will receive an annual base salary of $225,000. Mr. Healey shall serve as the Company’s Chief Financial Officer and will receive an annual base salary of $140,000.

Under the agreements, Harrington, Rogai and Healey (collectively, the “Executives” and each, an “Executive”) shall, in addition to base compensation, be entitled to such bonus compensation as determined by the Company’s Board of Directors from time to time. In addition, each Executive shall be entitled to receive reimbursement for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties. Furthermore, each Executive is entitled up to a vacation of two weeks per annum and is entitled to participate in any pension, insurance or other employment benefit plan as maintained by the Company for its executives, including programs of life and medical insurance and reimbursement of membership fees in professional organizations. The Company has agreed to maintain a minimum of $5,000,000 of directors and officers liability coverage during each Executive’s employment term and the Company shall indemnify each Executive to the fullest extent permitted under Florida law. In the event of termination for death or disability, the Executives’ estate shall

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receive three months base salary at the then current rate, payable in a lump sum and continued payment for a payment of one year following Executives’ death of benefits under any employee benefit plan extended from time to time by the Company to its senior executives. In the event the Executive is terminated for cause or without good reason, as defined under the agreement, the Executive shall have no right to compensation or reimbursement or to participate in any benefit programs, except as may otherwise be provided by law, for any period subsequent to the effective date of termination. In the event of termination without cause, for good reason or change of control, as defined under the agreement, the Company shall pay the Executive 12 months base salary at the then current rate, to be paid from the date of termination until paid in full, any accrued benefits under any employee benefit plan extended to the Executive, and Executive shall be entitled to immediate vesting of all granted but unvested options and the payment on a pro rate basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant. Each agreement also contains a non-competition and non-solicitation provision for a period of up to nine months from the date of termination.

Except as otherwise disclosed above, we have not entered into employment agreements with, nor have we authorized any payments upon termination or change-in-control to any of our executive officers or key employees.

How Compensation for our Directors’ and Executive Officers’ was Determined

Our Board of Directors, consisting of such members serving on the date of the subject compensatory arrangement, determined the amount of compensation payable to our Directors and Executive Officers.

Limitation on Liability

Under our articles of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

–

breach of the director's duty of loyalty to us or our shareholders;

–

acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

–

a transaction from which our director received an improper benefit; or

–

an act or omission for which the liability of a director is expressly provided under Florida law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Florida law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below certain transactions and series of similar transactions which we were a party or will be a party, including transactions in which:

–

the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our Company’s total assets at year end for the last two fiscal years; and

–

a director, executive officer or holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

We currently have two independent members on our board of directors. It is our policy that the disinterested members of our board of directors approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them in which they have a substantial ownership interest in which the amount involved may exceed the lesser of $120,000 or 1% of the average of our total assets at year end and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer.

Our Chief Executive Officer has loaned the Company funds to meet short-term working capital needs. These loans totaled $107,000 and $107,513, with related accrued interest of $2,354 and $2,321 at March 31, 2011 and March 31, 2010, respectively. The loans were unsecured and carried an interest rate of 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000, due May 25, 2011. The conversion feature in the Promissory Note proved beneficial under the guidance of ASC 470. Accordingly, a beneficial conversion feature of $107,000 was recognized and was accreted to interest expense over the one-year term of the note. On May 25, 2011, the note was amended, extending the maturity for 1 year under the same terms. The amended Promissory Note was convertible into common shares of the Company at $0.075 per share and carried an interest rate of 12% per annum. In connection with the National Offering, our chief executive officer agreed to convert the Promissory Note into units in the National Unit Offering at a conversion price of $0.80 per share and warrant. As such, Mr. Rogai was issued 133,750 shares of common stock and 133,750 warrants in satisfaction of the Promissory Note.

During the period ending March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in accrued interest, to TV Goods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects which were believed to have potential mutual benefit. The loans are unsecured, carried an interest rate of 12% per annum and are payable on demand. These amounts were deemed and reported as an obligation of our Chairman, Kevin Harrington. On November 23, 2010, Kevin Harrington tendered 42,056 shares of our common stock to the Company as payment in full of the loans totaling $151,400, inclusive of related interest of approximately $16,400. The shares were retired. The shares tendered were valued at $3.60 per share, the closing price of our common stock on the settlement date.

During May 2011, the Company entered into a non-binding term sheet with SMS Audio, LLC, an affiliate of Curtis Jackson (aka 50 Cent), a musician and entertainer. Under the non-binding term sheet we agreed to joint marketing efforts to produce and distribute a direct response television infomercial to market wireless over-the-ear headphone products to be offered or sold by SMS Audio that are endorsed by or bear the name of “50 Cent”. At the date of execution of the term sheet, Mr. Jackson was deemed to be an affiliate of the Company. We cannot provide any assurances that we will enter into a binding agreement with SMS Audio. Mr. Jackson is a principal of G-Unit Brands, Inc. During November 2010, G-Unit purchased 375,000 shares of common stock, 375,000 Series A Warrants, 375,000 Series B Warrants and 375,000 Series C Warrants at an aggregate purchase price of $750,000. A majority of the proceeds from the sale of the Units were used for the development of certain “50 Cent” branded products under an infomercial and production agreement dated October 13, 2010, between our company, Sleek Audio, LLC and G-Unit Brands Inc., which was subsequently terminated. Under the terms of the infomercial and production agreement, we contributed $182,100 for product tooling and invested $250,000 for a 5% equity interest in Sleek Audio, LLC. The agreement was subsequently terminated and Sleek Audio retained the product tooling. Accordingly, during our fourth fiscal quarter, we wrote-off our equity investment in Sleek Audio of $250,000 and tooling costs of $182,100.

Effective March 23, 2011, Michael Cimino resigned from our Board of Directors and his position as Executive Director of TV Goods, Inc.  In connection with his resignation, the Company entered into an agreement with Mr. Cimino which provided: (i) all granted but yet unvested options granted to Mr. Cimino would fully vest;

36

(ii) Mr. Cimino would continue to work with the Company on a project-by-project basis and would receive 25,000 common shares which vest August 25, 2011; and (iii) upon commencement of a written consulting agreement to commence no earlier than February 25, 2012, Mr. Cimino would be granted an additional 25,000 common shares and additional compensation for his consulting services of $6,000 per month for a period of one year. The agreement with Mr. Cimino further provided that Mr. Cimino agreed not to sell on a trading market any common shares held by him until the earlier of 30 calendar days after the effective date of the Company’s pending registration statement or seven (7) months from the completion of a then pending funding transaction which closed June 15, 2011. The Company also had agreed to reimburse certain pre-approval travel related expenses, not to exceed $600 per month. Concurrent with Mr. Cimino’s resignation, a dispute arose between Mr. Cimino and the Company as the result of Mr. Cimino’s violation of the terms of his resignation agreement. This violation stemmed from Mr. Cimino failing to provide certain post resignation services agreed to relating to certain open transactions pending and in negotiations during his tenure. Accordingly, the Company believes that it has no obligations to Mr. Cimino under his resignation agreement.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of February 27, 2012, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o our corporate offices at 14044 Icot Boulevard, Clearwater, Florida 33760. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Applicable percentage of ownership is based on 31,970,784 shares of common stock outstanding as of February 27, 2012, together with securities exercisable or convertible into shares of common stock within sixty (60) days of February 27, 2012, for each stockholder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		% of Class

Kevin Harrington	3,364,496	[1]	10.5%
Steven Rogai	1,322,050	[2]	4.0%
Dennis Healey	125,000	[3]	*
Jeffrey Schwartz	0	[4]	—
Gregory Adams	0	[5]	—

All Directors and Executive Officers as a Group (5 Persons)	4,811,546		14.5%

———————

* less than 1%

1

The number of shares beneficially owned by Mr. Harrington includes 3,349,496 shares held by Harrington Business Development, Inc., an entity controlled by Mr. Harrington and 15,000 shares held in his own name. Mr. Harrington has voting and dispositive control over securities held by Harrington Business Development.

2

Includes 897,050 shares of common stock presently outstanding and 425,000 shares of common stock underlying options exercisable at prices ranging from $0.96 per share to $1.50 per share. Does not include 75,000 shares of common stock underlying options subject to vesting requirements.

3

The number of shares beneficially owned by Mr. Healey includes 12,500 shares of common stock and 112,500 shares underlying options exercisable at prices ranging from $0.96 per share to $2.20 per share. Does not include 37,500 shares of common stock underlying options subject to vesting requirements.

4

Excludes 12,500 shares of common stock underlying options that vest on October 28, 2012 and 12,500 shares of common stock underlying options that best on October 28, 2013.

5

Excludes 12,500 shares of common stock underlying options that vest on December 23, 2012 and 12,500 shares of common stock underlying options that vest on December 23, 2013.

Stock Option Plans

We presently have two stock option plans:

–

2010 Executive Equity Incentive Plan, as amended (“2010 Executive Plan”); and

–

2010 Non Executive Equity Incentive Plan, as amended (“2010 Non Executive Plan”).

The purpose of the each of the plans is to advance the interests of our company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our company is largely dependent, including our officers and directors, key employees, consultants and independent contractors. Our officers, directors, key employees and consultants are eligible to receive awards under the each of the plans.

Our plans are administered by the Board of Directors which determines, from time to time, those of our officers, directors, employees and consultants to whom plan options will be granted, the terms and provisions of the plan options, the dates such plan options will become exercisable, the number of shares subject to each plan option, the purchase price of such shares and the form of payment of such purchase price.

38

Options granted may either be options qualifying as incentive stock options (“Incentive Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify (“Non-Qualified Options”).

The price per share issuable upon exercise of an option shall be determined by the Board of Directors at the time of the grant and shall (i) in the case of an ISO, not be less than the fair market value of the shares on the date of grant; (ii) in the case of an ISO granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, be at least 110% of the fair market value of the shares on the date of grant; or (iii) in the case of an NQSO, shall be no less than ninety percent (90%) of the fair market value per share on the date of grant. For the purposes of the Plan, the “fair market value” of the shares shall mean (i) if shares are traded on an exchange or over-the-counter market, the mean between the high and low sales prices of shares on such exchange or over-the-counter market on which such shares are traded on that date, or if such exchange or over-the-counter market is closed or if no shares have traded on such date, on the last preceding date on which such shares have traded or (ii) if shares are not traded on an exchange or over-the-counter market, then the fair market value of the shares shall be the value determined in good faith by the Board of Directors, in its sole discretion. All other questions relating to the administration of our plans and the interpretation of the provisions thereof are to be resolved at the sole discretion of the Board of Directors.

The Board of Directors may amend, suspend or terminate either the 2010 Executive Plan or the 2010 Non Executive Plan at any time, except that no amendment shall be made which:

–

increases the total number of shares subject to the plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization);

–

affects outstanding options or any exercise right thereunder;

–

extends the term of any option beyond 10 years; or

–

extends the termination date of the plan.

Unless suspended or terminated by the Board of Directors, each plan terminates 10 years from the date of the plan's adoption. Any termination of the plan does not affect the validity of any options previously granted thereunder.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of options granted under the Plan. Officers, directors and key employees of and consultants to us and our subsidiaries will be eligible to receive Non-Qualified Options under the Plan. Only our officers, directors and employees who are employed by us or by any of our subsidiaries thereof are eligible to receive Incentive Options.

2010 Executive Equity Incentive Plan

In May 2010, our Board of Directors adopted the 2010 Executive Equity Incentive Plan, as amended (“2010 Executive Plan”). We have reserved 900,000 shares of common stock under the 2010 Executive Plan. As of February 27, 2012, we have outstanding options to purchase 800,000 shares of common stock under the 2010 Executive Plan exercisable at prices ranging from $0.96 per share to $1.50 per share. As of February 27, 2012, there are 100,000 shares available for issuance under this plan.

2010 Non Executive Equity Incentive Plan

In May 2010, our Board of Directors adopted the 2010 Non Executive Equity Incentive Plan, as amended (“2010 Non Executive Plan”). We have reserved 800,000 shares of common stock under the 2010 Non-Executive Plan. As of February 27, 2012, we have outstanding options to purchase 500,000 shares under the Non-Executive Plan exercisable at prices ranging from $0.96 per share to $2.20 per share. As of February 27, 2012, there are 300,000 shares available for issuance under this plan.

39

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation, as amended, authorize us to issue up to 750,000,000 shares of common stock, par value $.0001. At February 27, 2012, we had 31,970,784 shares of common stock issued and outstanding of which, 4,274,046 shares or approximately 13.4% is owned or controlled by our officers and directors.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share, pro rata, all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of preferred stock and to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. There are no shares of preferred stock issued and outstanding as of the date of this prospectus.

Common Stock Purchase Warrants

At February 27, 2012, we had outstanding warrants exercisable to purchase up to 40,859,253 shares of common stock, exercisable at prices ranging from $0.64 per share to $10.00 per share.  In addition, at February 27, 2012,we had options outstanding to purchase up to 1,300,000 shares of common stock exercisable at prices ranging from $0.96 per share to $2.20 per share.

40

SELLING SECURITY HOLDERS

At February 27, 2012, we had 31,970,784 shares of common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 10,257,045 shares of common stock by the selling security holders listed below and their pledges, donees and other successors in interest, which includes:

–

up to 3,544,545 shares of common stock presently issued and outstanding;

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series A Warrants;

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series B Warrants; and

–

up to 2,237,500 shares of common stock issuable upon the possible exercise of our Series C Warrants.

The following table set forth:

–

The name of each selling security holder;

–

The number of common shares owned; and

–

The number of common shares being registered for resale by the selling security holder.

We will not receive any of the proceeds from the sale of common stock covered under this prospectus. To the extent the warrants are exercised on a cash basis, we will receive proceeds of the exercise price. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Markets during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our shareholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

The table below lists the selling security holders and other information regarding the beneficial ownership of the shares of common stock by each of the selling security holders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of February 27, 2012, assuming the exercise of all of the warrants held by the selling security holders on that date. The third column lists the shares of common stock beneficially owned, inclusive of securities underlying Warrants, being offered pursuant to this prospectus by each of the selling security holders. The fourth column lists the number of shares that will be beneficially owned by the selling security holders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of February 27, 2012, but not offered hereby are not sold. All selling security holders listed below are eligible to sell their shares.

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

As of February 27, 2012, there were 31,970,784 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling security holder on February 27, 2012, (a) the numerator is the number of shares of common stock beneficially owned by such selling security holder (including shares that he has the right to acquire within 60 days of February 27, 2012), and (b) the denominator is the sum of (i) the 31,970,784 shares outstanding on February 27, 2012, and (ii) the number of shares of common stock which such selling stockholder has the right to acquire within 60 days of  February 27, 2012.

41

Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name of Selling Security Holder		Number of Shares Owned	Shares to be offered	Shares to be owned after offering	% to be owned after offering
Bang TVG, LLC	[1]	500,000	500,000	—	—
Donald Barnett	[2]	25,000	25,000	—	—
Robert Bea	[3]	5,000	5,000	—	—
Robert Booth	[4]	29,991	29,991	—	—
Neil Boyarsky	[2]	25,000	25,000	—	—
Donald & Rosalie Brainard	[2]	25,000	25,000	—	—
Joel Brody	[5]	50,000	50,000	—	—
Russell C. Burmeister	[40]	25,000	25,000	—	—
China Discovery Investors, Ltd.	[5,22]	50,000	50,000	—	—
Richard Church	[6]	350,000	350,000	—	—
Alicia Church	[5]	50,000	50,000	—	—
Dennis Church	[5]	50,000	50,000	—	—
George & Dorothy Church	[2]	25,000	25,000	—	—
David Cohen	[3]	5,000	5,000	—	—
Richard David	[5]	50,000	50,000	—	—
Thomas Diehl	[36]	200,000	200,000	—	—
David Dysert	[7]	59,981	59,981	—	—
Samuel Eidels	[2]	25,000	25,000	—	—
Falcon Partners BVBA	[8,23]	100,000	100,000	—	—
Edward Feighan	[9,10]	410,000	410,000	—	—
Allison Feldman Revocable Trust	[2,39]	25,000	25,000	—	—
Isadore Feldman	[2]	25,000	25,000	—	—
Melvin Feldman Rev Living Trust	[2,46]	25,000	25,000	—	—
Sten—Anders Fellman	[5,7]	109,981	109,981	—	—
Fortis Business Holdings, LLC	[11,24]	150,000	150,000	—	—
Brian Frey	[2]	25,000	25,000	—	—
George Giannopoulos	[8]	100,000	100,000	—	—
G Unit, Inc.	[33]	1,500,000	1,500,000	—	—
Mitchell Hoffelt & Tracy L. White	[2]	25,000	25,000	—	—
I Wireless, Inc.	[2,25]	25,000	25,000	—	—
Martin Hoyos	[5,7]	109,981	109,981	—	—
Stephen Jesmok	[5,12]	58,500	58,500	—	—
Frank Jichetti	[2]	25,000	25,000	—	—
David Jones	[13]	100,000	100,000	—	—
Paul Joseph	[14]	10,000	10,000	—	—
Edward Kaczmarek Trust	[5,41]	50,000	50,000	—	—
Neil Kaplan	[2]	25,000	25,000	—	—
Ira Krell	[2]	25,000	25,000	—	—
Alfred J. Krzewina	[2]	25,000	25,000	—	—
Jeff Levine	[5]	50,000	50,000	—	—
Margaret Lewis	[5]	50,000	50,000	—	—
Bryon Main	[2]	25,000	25,000	—	—
Jay Marcus	[5]	50,000	50,000	—	—
Philip & Francine Marquis	[2]	25,000	25,000	—	—
James Marussich	[15]	14,995	14,995	—	—
Terry & Linda Max	[2]	25,000	25,000	—	—
Michael Mazor	[2]	25,000	25,000	—	—
Kyia McFadden	[16]	75,000	75,000	—	—
Philip G. Meng	[2]	25,000	25,000	—	—
Micro Pipe Fund I, LLC	[10,26]	400,000	400,000	—	—
Graham Mitchell	[8,17]	219,962	219,962	—	—
Eric Monath	[4]	29,991	29,991	—	—
David Mugrabi	[2]	25,000	25,000	—	—
Keith Newton	[18]	89,972	89,972	—	—
Panarea Investment LLC	[5,27]	50,000	50,000	—	—
Robert Pash	[17]	119,963	119,963	—	—
Pearlson Family Living Trust	[2,28]	25,000	25,000	—	—

42

Name of Selling Security Holder		Number of Shares Owned	Shares to be offered	Shares to be owned after offering	% to be owned after offering
Plazacorp Investments Ltd.	[19,29]	200,000	200,000	—	—
Jordan Podell	[5]	50,000	50,000	—	—
Progress Partners, Inc.	[2,30]	25,000	25,000	—	—
Arthur Rabin	[5]	50,000	50,000	—	—
Jeffrey Racenstein	[5]	50,000	50,000	—	—
Jerry Rans	[2]	25,000	25,000	—	—
Steve Rathjen	[5]	50,000	50,000	—	—
Troy Reisner	[2]	25,000	25,000	—	—
Murray Segal	[2]	25,000	25,000	—	—
Michael Shaevitz	[2]	25,000	25,000	—	—
Alvin Siegel	[2]	25,000	25,000	—	—
Sonic Capital, Inc.	[2,31]	25,000	25,000	—	—
Gerald & Seena Sperling	[5,20]	67,500	67,500	—	—
Sheldon & Linda Steiner	[5]	50,000	50,000	—	—
Richard Strang		100,000	100,000	—	—
Mohammad Tily	[8]	100,000	100,000	—	—
Hector Tobia	[5]	50,000	50,000	—	—
Robert De Virion	[5,7]	109,981	109,981	—	—
Sagar & Sangeeta Sagar Vishindas	[1]	500,000	500,000	—	—
Ronald Weaver	[2]	25,000	25,000	—	—
Bruce & Geni Weinberg	[3]	5,000	5,000	—	—
Gerard Wittkemper	[7,10]	459,981	459,981	—	—
Donald E. Wray	[17,21]	559,963	559,963	—	—
Robert Beeman	[32]	246,261	66,261	180,000	*
Joseph Conti	[32]	25,040	8,040	17,000	*
Andrew Garbarini	[32]	116,830	47,477	69,353	*
Alan Jacobs	[32]	257,169	74,329	182,840	*
Michael Jacobs	[32]	246,193	63,353	182,840	*
Jared Schwalb	[32]	97,561	71,843	25,718	*
Help, LLC	[37]	500,000	500,000	—	—
Dana Wright	[38]	1,000,000	1,000,000	—	—
Total			10,257,045

———————

*

Represents less than 1.0%

1.

Includes 125,000 shares of common stock issued and outstanding,  125,000 shares of common stock underlying our Series A Warrant,  125,000 shares of common stock underlying our Series B Warrant, and 125,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement. Chaim Nash has voting and dispositive control over securities held by Bang TV, LLC.

2.

Includes 6,250 shares of common stock issued and outstanding, 6,250 shares of common stock underlying our Series A Warrant, 6,250 shares of common stock underlying our Series B Warrant, and 6,250 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

3.

Includes 5,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with As Seen On TV, Inc.

4.

Includes 29,991 shares of common stock outstanding, issued pursuant to our Senior Notes.

5.

Includes 12,500 shares of common stock issued and outstanding, 12,500 shares of common stock underlying our Series A Warrant, 12,500 shares of common stock underlying our Series B Warrant, and 12,500 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

6.

Includes 87,500 shares of common stock issued and outstanding, 87,500 shares of common stock underlying our Series A Warrant, 87,500 shares of common stock underlying our Series B Warrant, and 87,500 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

7.

Includes 59,982 shares of common stock outstanding, issued pursuant to our Senior Notes.

43

8.

Includes 25,000 shares of common stock issued and outstanding, 25,000 shares of common stock underlying our Series A Warrant, 25,000 shares of common stock underlying our Series B Warrant, and 25,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

9.

Includes 10,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with As Seen On TV, Inc.

10.

Includes 100,000 shares of common stock issued and outstanding,  100,000 shares of common stock underlying our Series A Warrant,  100,000 shares of common stock underlying our Series B Warrant, and 100,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

11.

Includes 37,500 shares of common stock issued and outstanding, 37,500 shares of common stock underlying our Series A Warrant, 37,500 shares of common stock underlying our Series B Warrant, and 37,500 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

12.

Includes 8,500 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with As Seen On TV, Inc.

13.

Includes 100,000 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with As Seen On TV, Inc.

14.

Includes 2,500 shares of common stock issued and outstanding, 2,500 shares of common stock underlying our Series A Warrant, 2,500 shares of common stock underlying our Series B Warrant, and 2,500 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

15.

Includes 14,996 shares of common stock outstanding, issued pursuant to our Senior Notes.

16.

Includes 18,750 shares of common stock issued and outstanding, 18,750 shares of common stock underlying our Series A Warrant, 18,750 shares of common stock underlying our Series B Warrant, and 18,750 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

17.

Includes 119,963 shares of common stock outstanding, issued pursuant to our Senior Notes.

18.

Includes 89,972 shares of common stock outstanding, issued pursuant to our Senior Notes.

19.

Includes 50,000 shares of common stock issued and outstanding, 50,000 shares of common stock underlying our Series A Warrant, 50,000 shares of common stock underlying our Series B Warrant, and 50,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

20.

Includes 17,500 shares of common stock issued and outstanding. Shares were purchased in a private transaction from TV Goods Holding Corporation, a private entity, prior to the Merger Agreement with As See On TV, Inc.

21.

Includes 110,000 shares of common stock issued and outstanding,  110,000 shares of common stock underlying our Series A Warrant,  110,000 shares of common stock underlying our Series B Warrant, and 110,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement.

22.

Marc Siegel has voting and dispositive control over securities held by China Discovery Investors, Ltd.

23.

Gerda Van Hoeydonck has voting and dispositive control over securities held by Falcon Partners BVBA.

24.

Sara Rosenfeld has voting and dispositive control over securities held by Fortis Business Holdings, LLC.

25.

Ira Horowitz has voting and dispositive control over securities held by I Wireless, Inc.

26.

David Mickelson has voting and dispositive control over securities held by Micro Pipe Fund I, LLC. We granted securities to Micro Pip Fund, LLC pursuant to our October 2010 Private Placement.

27.

Jerry Sorata has voting and dispositive control over securities held by Panarea Investment, LLC.

28.

Gil Beth has voting and dispositive control over securities held by Pearlson Family Living Trust.

29.

Anthony Heller has voting and dispositive control over securities held by Plazacorp Investments, Ltd.

30.

Alvin Siegel has voting and dispositive control over securities held by Progress Partners, Inc. This figure excludes 6,250 shares of common stock issued and outstanding, 6,250 shares of common stock underlying our Series A Warrant, 6,250 shares of common stock underlying our Series B Warrant, and 6,250 shares of common stock underlying our Series C Warrant granted to Mr. Siegel pursuant to our 2010 Private Placement.

31.

David Schwartz has voting and dispositive control over securities held by Sonic Capital, Inc.

32.

Includes shares of common stock issued pursuant to cashless exercise of our Placement Agent Option consisting of $260,000 worth of Units, including 130,000 shares of common stock which has not been issued,  130,000 shares of common stock underlying our Series A Warrant,  130,000 shares of common stock underlying our

44

Series B Warrant, and 130,000 shares of common stock underlying our Series C Warrant. Each of the persons listed are assignees of Forge Financial Group, Inc., formerly a broker dealer and FINRA member. Mr. Joseph Conti has voting and dispositive control over securities held by Forge Financial Group, Inc.

33.

Includes 375,000 shares of common stock issued and outstanding,  375,000 shares of common stock underlying our Series A Warrant,  375,000 shares of common stock underlying our Series B Warrant, and 375,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. Curtis Jackson has voting and dispositive control over securities held by G Unit, Inc.

34.

Includes 6,250 shares of common stock issued and outstanding, 6,250 shares of common stock underlying our Series A Warrant, 6,250 shares of common stock underlying our Series B Warrant, and 6,250 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

35.

Includes 25,000 shares of common stock issued and outstanding, 25,000 shares of common stock underlying our Series A Warrant, 25,000 shares of common stock underlying our Series B Warrant, and 25,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

36.

Includes 50,000 shares of common stock issued and outstanding, 50,000 shares of common stock underlying our Series A Warrant, 50,000 shares of common stock underlying our Series B Warrant, and 50,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

37.

Includes 125,000 shares of common stock issued and outstanding, 125,000 shares of common stock underlying our Series A Warrant, 125,000 shares of common stock underlying our Series B Warrant, and 125,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. Mr. Vashaun Strader has voting and dispositive control over securities held by Help, LLC.

38.

Includes 250,000 shares of common stock issued and outstanding,  250,000 shares of common stock underlying our Series A Warrant,  250,000 shares of common stock underlying our Series B Warrant, and 250,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement.

39.

Allison Feldman has voting and dispositive control over Allison Feldman Revocable Trust.

40.

Melvin Feldman, trustee, has voting and dispositive control over Melvin Feldman Revocable Living Trust.

41.

Edward Kaczmarek has voting and dispositive control over Edward Kaczmarek Trust.

45

PLAN OF DISTRIBUTION

The selling security holders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling security holders will offer their shares at prevailing market prices on the OTC Markets or privately negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

–

ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

–

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

–

facilitate the transaction;

–

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–

an exchange distribution in accordance with the rules of the applicable exchange;

–

privately negotiated transactions;

–

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

–

through the writing of options on the shares;

–

a combination of any such methods of sale; and

–

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling security holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling security holders. The selling security holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders, but excluding brokerage commissions or underwriter discounts.

The selling security holders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling security holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling security holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. In the event that any of the selling security holders are deemed an affiliated purchaser or

46

distribution participant within the meaning of Regulation M, then the selling security holders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Quintairos, Prieto, Wood & Boyer, P.A. (QPWB), Fort Lauderdale, Florida. Affiliates of QPWB have been issued an aggregate of 12,500 shares of common stock in consideration of legal services rendered.

EXPERTS

The consolidated financial statements of As Seen On TV, Inc., (formerly H&H Imports, Inc.), as of March 31, 2011 and March 31, 2010, and for the year ended March 31, 2011, and the period from inception, October 16, 2009 to March 31, 2010, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

47

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 or via the Internet at http://www.sec.gov.

48

INDEX TO FINANCIAL STATEMENTS

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED DECEMBER 31, 2011 (UNAUDITED)
Condensed Consolidated Balance Sheets as of December 31, 2011 (Unaudited) and March 31, 2011	F-2
Condensed Consolidated Statements of Operations (Unaudited) for the three and nine months periods ending December 31, 2011 and December 31, 2010	F-3
Condensed Consolidated Statement of Stockholders’ Equity/(Deficit) (Unaudited) for the period April 1, 2011 to December 31, 2011	F-4
Condensed Consolidated Statements of Cash Flows (Unaudited) for the nine month periods ending December 31, 2011 and December 31, 2010	F-5
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-7-25

CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-26
Consolidated Balance Sheets as of March 31, 2011 and 2010	F-27
Consolidated Statements of Operations for the year ended March 31, 2011 and the period from inception (October 16, 2009) through March 31, 2010	F-28
Consolidated Statement of Changes in Stockholders’ Deficit for the year ended March 31, 2011 and the period from inception (October 16, 2009) through March 31, 2010	F-29
Consolidated Statements of Cash Flows for the year ended March 31, 2011 and the period from inception (October 16, 2009) through March 31, 2010	F-30
Notes to Consolidated Financial Statements	F-31-50

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2011	March 31, 2011
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$7,097,285	$35,502
Accounts receivable, net	1,146,572	82,238
Advances on inventory purchases	2,134,298	—
Inventories	1,485,639	1,107
Deferred offering costs	—	63,500
Prepaid expenses and other current assets	394,597	46,370
Total current assets	12,258,391	228,717

Investments, at cost	150,000	150,000
Property, plant and equipment, net	149,148	92,732
Deposit on asset acquisition	719,192	—

Total Assets	$13,276,731	$471,449
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$1,316,670	$332,833
Notes payable officer	—	91,219
Deferred revenue	68,250	88,652
Accrued interest related parties	1,284	2,354
Accrued registration rights penalty	156,000	156,000
Accrued expenses and other current liabilities	309,434	108,326
Notes Payable – Current Portion	47,342	9,714
Warrant liability	30,838,629	4,117,988
Total current liabilities	32,737,609	4,907,086

Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2011 and March 31, 2011, respectively.	—	—
Common stock, $.0001 par value; 750,000,000 shares authorized at December 31, 2011 and 400,000,000 shares authorized at March 31, 2011, respectively, and; 31,970,784 and 10,886,374 issued and outstanding at December 31, 2011 and March 31, 2011, respectively.	3,197	1,089
Additional paid-in capital	—	3,460,597
Accumulated deficit	(19,464,075)	(7,897,323)
Total stockholders' equity (deficiency)	(19,460,878)	(4,435,637)

Total liabilities and stockholders' equity (deficiency)	$13,276,731	$471,449

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Revenues	$2,606,034	$391,710	$3,350,417	$848,941
Cost of revenues	1,409,310	587,309	1,917,947	1,168,583

Gross profit (loss)	1,196,724	(195,599)	1,432,470	(319,642)

Operating expenses:
Selling and marketing expenses	1,762,583	—	1,941,886	—
General and administrative expenses	1,367,264	1,039,664	3,167,795	2,868,897

Loss from operations	(1,933,123)	(1,235,263)	(3,677,211)	(3,188,539)

Other (income) expense:
Warrant revaluation	(5,977,192)	(278,113)	(411,421)	(2,121,288)
Loss of extinguishment of debt	—	—	2,950,513	—
Revaluation of derivative liability	—	—	(209,351)	—
Registration rights penalty	—	—	—	75,000
Interest income - related party	—	(2,340)	—	(10,440)
Other (income) expense	(8,039)	4,090	(9,465)	(23,602)
Interest expenses - notes payable	1,806,014	339	4,180,688	66,145
Interest expense - related party	1,070	20,233	23,271	44,939
	(4,178,147)	(255,791)	6,524,235	(1,969,246)

Income/(loss) before income taxes	2,245,024	(979,472)	(10,201,446)	(1,219,293)

Provision for income taxes	—	—	—	—

Net income/(loss)	$2,245,024	$(979,472)	$(10,201,446)	$(1,219,293)

Income/ (loss) per common share:
Basic	$0.09	$(0.10)	$(0.62)	$(0.13)
Diluted	$0.08	$(0.10)	$(0.62)	$(0.13)
Weighted-average number of common shares outstanding:
Basic	26,179,515	10,187,700	16,358,756	9,679,038
Diluted	28,707,965	10,187,700	16,358,756	9,679,038

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIENCY)

FOR THE PERIOD FROM APRIL 1, 2011 THROUGH DECEMBER 31, 2011

(UNAUDITED)

	Common Shares, $.0001 Par Value Per Share		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares Issued	Amount

Balance April 1, 2011	10,886,374	$1,089	$3,460,597	$(7,897,323)	$(4,435,637)

Common shares issued for services	16,849	2	183,998	—	184,000

Warrants issued for services	—	—	135,207	—	135,207

Common stock issued in Private Placement, net of offering costs of $255,900	292,500	29	914,071	—	914,100

Common shares issued in Unit offering net of Offering costs of $1,605,747	15,625,945	1,563	10,892,690		10,894,253

Placement Agent consideration For Unit offering	100,000	10	(10)	—	—

Common shares issued on conversion of notes payable in Unit offering	4,041,563	404	4,980,359		4,980,763

Warrants issued in Unit offering			(26,282,119)	(1,365,306)	(27,647,425)

Common shares issued on conversion of related party note payable	133,750	13	106,987		107,000

Share-based compensation	—	—	283,199	—	283,199

Cashless exercise of Placement Agent warrants	331,303	33	3,594,402	—	3,594,435

Shares issued under repricing agreement	292,500	29	(29)	—	—

Warrants issued on deposit of Asset acquisition	—	—	162,192	—	162,192

Common shares issued on deposit of assets acquisition	250,000	25	499,975	—	500,000

Warrants issued with convertible note	—	—	811,447	—	811,447

Beneficial conversion feature on note payable	—	—	243,711	—	243,711

Settlement of derivative liability	—	—	13,323	—	13,323

Net loss	—	—	—	(10,201,446)	(10,201,446)

Balance December 31, 2011	31,970,784	$3,197	$—	$(19,464,075)	$(19,460,878)

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income/(loss)	$(10,201,446)	$(1,219,293)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	36,101	13,817
Amortization of discount on convertible debt	1,993,650	—
Amortization of deferred financing costs	2,149,491	—
Warrants issued for services	135,207	—
Share-based compensation	283,199	450,264
Interest accretion in related party note payable	15,781	34,585
Shares issued for consulting services	184,000	328,500
Change in fair value of warrants	(411,421)	(2,121,288)
Accrued interest income – related party	—	(10,440)
Accrued registration penalty	—	75,000
Change in derivative liability	(209,351)	—
Loss on extinguishment of debt	2,950,513	—
Accrued interest-related party	(1,070)	33

Changes in operating assets and liabilities:
Accounts receivable	(1,064,334)	(61,183)
Deposits towards inventory purchases	(2,134,298)	—
Inventories, net	(1,484,532)	7,151
Deferred production costs	—	(19,413)
Prepaid expenses and other current assets	(348,227)	(42,733)
Accounts payable	983,836	129,122
Deferred revenue	(20,402)	13,550
Accrued expenses and other current liabilities	300,489	22,247
Net cash used in operating activities	(6,842,815)	(2,400,081)

Cash flows from investing activities:
Investments	—	(582,100)
Deposit on asset acquisition	(57,000)	—
Reverse recapitalization transaction	—	(320,000)
Additions to property, plant and equipment	(92,517)	(77,907)
Net cash used in investing activities	(149,517)	(980,007)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	2,550,000	—
Costs associated with convertible debt	(342,586)	—
Proceeds of notes payable	82,694	27,295
Repayment of notes payable	(44,346)	(58,721)
Loans from related parties	—	(513)
Proceeds from private placement of common stock	13,670,000	3,825,000
Costs associated with private placement	(1,861,647)	(349,437)
Net cash provided by financing activities	14,054,115	3,443,624

Net increase in cash and cash equivalents	7,061,783	63,536

Cash and cash equivalents - beginning of period	35,502	74,991
Cash and cash equivalents - end of period	$7,097,285	$138,527

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

(UNAUDITED)

	Nine Months Ended December 31,
	2011	2010
Supplemental disclosures of cash flow information
Interest paid in cash	$9,507	$93,884
Taxes paid in cash	—	—
Non Cash Investing and Financing Activities
Common shares issued towards settlement of notes payable	107,000	$687,500
Common shares issued in payment of related party receivables	—	151,400
Shares issued on acquisition deposit	$500,000	—
Warrants issued with debt	$811,447	2,182,732
Cashless exercise of placement agent warrants	$3,594,435	—
Deferred offering costs	$63,500	—
Beneficial conversion feature on note payable	$243,711	—
Settlement of derivative liabilities	$13,323	—
Warrant liabilities	$27,647,425	$2,182,732
Common Shares issued in conversion of notes payable	$4,980,763	$—

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1.

Description of Our Business

As Seen On TV, Inc., a Florida corporation (the “Company” or “ASTV”), was organized in November 2006. ASTV and its operating subsidiaries (collectively referred to as the “Company”)  market and distribute products and services through direct response channels. Our operations are conducted principally through our wholly-owned subsidiary, TV Goods, Inc., a Florida corporation organized in October 2009 (“TVG”).

Our executive offices are located in Clearwater, Florida.

Due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business; accordingly, we do not report as segments.

Note 2.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report. The accompanying consolidated condensed balance sheet as of March 31, 2011 has been derived from our audited financial statements. The condensed consolidated statements of operations and cash flows for the three months and nine months ended December 31, 2011 are not necessarily indicative of the results of operations or cash flows to be expected for any future period or for the year ending March 31, 2012.

The accompanying unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction to our consolidated financial statements, including the notes thereto, appearing in our Annual Report on Form 10-K for the year ended March 31, 2011. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position and results of operations as of the dates and for the periods presented.

Effective October 27, 2011, the Company changed its name from H & H Imports, Inc. (“H&H”) to As Seen On TV, Inc.

On May 28, 2010, H&H completed an Agreement and Plan of Merger (the “Merger Agreement”) with TV Goods Holding Corporation, a Florida corporation (“TV Goods”) and the Company’s wholly owned subsidiary, TV Goods Acquisition, Inc. (“Acquisition Sub”), pursuant to which TV Goods merged with Acquisition Sub and continues its business as a wholly owned subsidiary of the Company. TVG is a wholly owned subsidiary of TV Goods (TV Goods and TVG sometimes collectively referred to in this report as “TV Goods”). Under the terms of the Merger Agreement, the TV Goods shareholders received shares of H&H common stock such that the TV Goods shareholders received approximately 98% of the total shares of H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 whereby TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. In connection with the recapitalization transaction, TV Goods paid $320,000 consideration in cash to the legal acquirer. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer, March 31.

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010 and reverse recapitalization transaction completed May 28, 2010 and a 1 for 20 (1:20) reverse stock split effective October 27, 2011.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

All inter-company account balances and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform with the current period presentation.

Note 3.

Liquidity

Since inception until our third fiscal quarter ending December 31, 2011, we have had limited sales and have financed our operations primarily through the issuance of shares of our common stock and the issuance of convertible notes.

At December 31, 2011, we had a cash balance of approximately $7.1 million, a working capital deficit of approximately $20.5 million and an accumulated deficit of approximately $19.5 million. As we have experienced losses from operations since our inception in October 2009, we have relied on a series of private placements and convertible debentures to fund our operations. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes the Company has sufficient cash resources to sustain operations through at least March 2013. The Company plans to increase revenues in order to reduce, or eliminate, its operating losses.  In the event the Company incurs further losses, the Company may seek additional capital from external sources in order to enable it to continue to meet its financial obligations until it achieves profitability.  There can be no assurances that the Company will be able to raise additional capital on favorable terms, or at all.

Note 4.

Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. Our management believes the estimates utilized in preparing our condensed consolidated financial statements are reasonable. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are recorded in the balance sheets at cost, which approximates fair value. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper or cash is received by our third party facilitator.

We also have offered our customers on a limited basis, services consisting of planning, shooting and editing infomercials to aid in the Direct Response marketing of their product or service. In these instances, revenue is recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recorded as deferred revenue until earned. Production costs associated with a given project are deferred until the related revenues are earned and recognized. As of December 31, 2011 and March 31, 2011 we had recognized deferred revenue of $68,250 and $88,652, respectively.

The Company has a return policy whereby the customer can return any product within 60 days of receipt for a full refund excluding shipping and handling. However, historically the Company has accepted returns past 60 days of receipt. The Company provides an allowance for returns based upon past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranty which is not deemed to be significant as of December 31, 2011.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Investments

We carry our investments at December 31, 2011 and March 31, 2011, at our direct cash cost. The amounts paid were determined by contract provision on the contract commitment date. Due to our percentage ownership of 10% and lack of significant influence, the investments made by the Company are not accounted for under the consolidation or equity methods of accounting. These investments are accounted for under the cost method as provided under ASC 325-Investments-Other. Under this method, the Company’s share of the earnings or losses of each investee company are not included in our Condensed Consolidated Statement of Operations. However, impairment charges, if any, are recognized in the Condensed Consolidated Statement of Operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded.

Receivables

Accounts receivable consists of amounts due from the sale of our direct response and home shopping related products.  Accounts receivables totaled $1,146,572 and $82,238 at December 31, 2011, and March 31, 2011, respectively. Our allowance for doubtful accounts at December 31, 2011, and March 31, 2011, totaled $113,381 and $25,000, respectively. The allowances are estimated based on historical customer experience and industry knowledge.

Inventories and Advances on Inventory Purchases

Inventories are stated at the lower of cost or market. Cost is determined using a first-in, first-out, or FIFO, method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. Inventories totaled $1,485,639 and $1,107 at December 31, 2011 and March 31, 2011, respectively. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories. In addition, the Company had made advanced deposits against inventory orders placed totaling $2,134,298 and $0 at December 31, 2011 and March 31, 2011, respectively.

At December 31, 2011, the Company had a balance of $2,134,298 in deposits on inventory purchases. This balance represents payments made to our product suppliers in advance of delivery to the Company. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks. Upon delivery and receipt by the Company of the items ordered, and the Company taking  title to the goods, the balances are transferred to inventory.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We provide for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

Depreciation expense totaled $14,779 and $36,101 for the three month and nine month periods ending December 31, 2011, respectively and $7,472 and $13,817 for the three month and nine month periods ending December 31, 2010, respectively.

Earnings (Loss) Per Share

The Company adopted FASB ASC 260-Earnings Per Share. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the three and nine months ended December 31, 2011 and 2010, respectively. All potentially dilutive common shares were anti-dilutive for the nine months ended December 31, 2011, and for the three and nine month periods ending December 31, 2010.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Net Income (loss)	$2,245,024	$(979,472)	$(10,201,446)	$(1,219,293)

Weighted-average number of common shares outstanding	26,179,515	10,187,700	16,358,756	9,679,038

Incremented shares from the assumed exercise of dilutive securities:
Stock options	—	—	—	—
Convertible Note	—	—	—	—
Dilutive warrants	2,528,450	—	—	—
	28,707,965	10,187,700	16,358,756	9,679,038
Net earnings (loss) per share:
Basic	$0.09	$(0.10)	$(0.62)	$(0.13)
Diluted	$0.08	$(0.10)	$(0.62)	$(0.13)

The following securities were not included in the computation of diluted net earnings per share as their effect would be anti-dilutive:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Stock options	1,300,000	800,000	1,300,000	800,000
Warrants	29,341,814	5,737,500	40,859,253	5,737,500
Convertible Notes		—	—	—
Related Party Convertible Note		71,333	—	71,333
	30,641,814	6,608,833	42,159,253	6,608,833

Share-Based Payments

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan. In May 2010, the Board of Directors granted 600,000 options under the Executive Equity Incentive Plan and in May 2010 and July 2010, 500,000 options under the Non Executive Equity Incentive Plan. These options were exchanged for Company options with identical terms under the Merger Agreement. The weighted-average grant-date fair value of these awards was $880,000. On February 18, 2011, the Board of Directors increased the number of options available under both the 2010 Executive Equity Incentive Plan and the 2010 Non Executive Incentive Plan by 300,000 options and 300,000 options, respectively.

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. All options granted vest over their requisite service periods as follows: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting). We granted no stock options or other equity awards which vest based on performance or market criteria. We had applied an estimated forfeiture rate of 10% to all share-based awards as of our second fiscal quarter, 2011, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary. During the third fiscal quarter of 2011, we adjusted our forfeiture rate to reflect the forfeiture of 400,000 Non Executive Equity Plan options granted resulting from employee terminations.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

In September 2011, October 2011 and December 2011, the Board of Directors granted an additional 200,000 options to an officer and two directors under the Executive Equity Incentive Plan and 300,000 options under the Non Executive Plan to nine employees and one consultant. The weighted-average grant date fair value of these awards was $458,000

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. No indicators of impairment existed at December 31, 2011.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 also requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The fiscal years March 31, 2011 and 2010 are considered open tax years in U.S. Federal and State jurisdictions. We currently do not have any audit investigations in any jurisdictions.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is limited to $1,146,572 at December 31, 2011. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on December 31, 2011, and March 31, 2011, respectively. Accordingly, the

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, notes payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. Determination of fair value of related party payables is not practicable due to their related party nature.

The Company recognizes all derivative financial instruments as assets or liabilities in the financial statements and measures them at fair value with changes in fair value reflected as current period income or loss unless the derivatives qualify as hedges. As a result, certain warrants issued in connection with various offerings were accounted for as derivatives. Additionally, the Company determined that the conversion feature on the convertible debentures issued in August 2011 and May 2011 qualifies for derivative accounting. See Note 8, Warrant Liabilities and Note 10, Notes Payable, for additional discussion.

Debt Issuance Costs

The Company capitalizes debt issuance costs and amortizes these costs to interest expense over the term of the related debt.

New Accounting Standards

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. ASU No. 2011-04 clarifies some existing concepts, eliminates wording differences between U.S. GAAP and International Financial Reporting Standards (“IFRS”), and in some limited cases, changes some principles to achieve convergence between U.S. GAAP and IFRS. ASU No. 2011-04 results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU No. 2011-04 also expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. The provisions of ASU No. 2011-04 will become effective for us on April 1, 2012 and are to be applied prospectively. We do not expect the adoption of the provisions of ASU No. 2011-04 to have a material effect on our consolidated financial position, results of operations or cash flows and we do not expect to materially modify or expand our financial statement footnote disclosures.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU No. 2011-05 requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU No. 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of stockholders’ equity. The presentation requirements will become effective for us on April 1, 2012. As ASU No. 2011-05 applies to financial statement presentation matters, the adoption of ASU No. 2011-05 will not affect our consolidated financial position, results of operations or cash flows and we believe our current presentation of comprehensive income complies with the new presentation requirements.

Note 5.

Prepaid expenses and other current assets

Components of prepaid expenses and other current assets consist of the following:

	December 31, 2011	March 31, 2011

Prepaid shipping and freight	$89,619	$—
Prepaid license fees	53,129	—
Prepaid media expense	40,000	—
Prepaid expenses – other	199,429	28,065
Deposits	12,420	12,420
Project deposits	—	5,885
	$394,597	$46,370

Note 6.

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31, 2011	March 31, 2011

Accrued compensation	$103,592	$—
Accrued warranty	90,000	—
Accrued professional fees	108,850	45,200
Accrued rents		53,613
Accrued other	6,992	9,513
	$309,434	$108,326

Note 7.

Private Placements

On June 15, 2011 the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A Common Stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In August 2011, a majority of the investors in the June 15, 2011 private offering, entered into a Notice, Consent, Amendment and Waiver Agreement (“Amendment Agreement”) with the Company in connection with the Bridge Debenture (defined below) offering. Under the terms of the Amendment Agreement, all the investors (i) waived any right to participate in the Bridge Debenture offering or related offerings, (ii) waived a provision prohibiting certain subsequent equity sales and (iii) amendment to per share price protection. In exchange, the Company lowered the sale price of the June 15, 2011 private offering from $4.00 per share to $2.00 per share and according issued an additional 292,500 common shares under that agreement to the investors.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The Company engaged a registered broker dealer in connection with the offering and the broker dealer received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to the broker dealer common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $3.00 per share.

On August 29, 2011, the Company raised aggregate gross proceeds of $1,800,000 under a private placement of 12% Senior Convertible Debentures (the “Bridge Debentures”) with six accredited investors. Investors purchased Debentures, in the aggregate principal amount of $1,800,000. The Bridge Debentures carried an interest at a rate of 12% per annum and were payable quarterly. Principal and accrued interest on the Bridge Debentures would automatically convert into equity securities identical to those sold to investors in the Company’s next offering of at least $4 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Bridge Debentures) that is consummated during the term of the Bridge Debentures (a “Qualified Financing”) at a conversion price equal to 80% of the price paid by investors in the Qualified Financing (the “Conversion Price”). Furthermore, the Bridge Debentures could have been converted at anytime at the option of the each Investor into shares of the Company's common stock, $0.0001 par value per share at an initial conversion price of $2.00 per share, subject to adjustment. The Debenture was due and payable on March 1, 2012 (the “Maturity Date”). In the event a Qualified Financing was not consummated on or before the Maturity Date, the entire principal amount of the Bridge Debenture, along with all accrued interest thereon, would, at the option of the holder, be convertible into the Company’s common stock at a conversion price equal to $2.00 per share.  The Company determined that the conversion option in the debentures was beneficial at issuance.  As such, the Company recorded a discount from the beneficial conversion option of approximately $244,000 which was accreted to interest expense throughout the term of the Bridge Debentures.

Each investor also received a Bridge Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Debenture by the Conversion Price at an exercise price equal to $2.00, subject to adjustment. If a Qualified Financing did not occur on or before the Maturity Date, then each Warrant would have been exercisable for that number of shares of common stock equal to the principal amount of the Debenture purchased divided by $0.90. Under the terms of the Bridge Warrant, the investor received cashless exercise rights in the event the underlying shares of common stock are not registered at the time of exercise. The Bridge Debentures and Bridge Warrants also provided for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the Exercise Price of the Warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) securities issuable upon the exchange or exercise of the Bridge Debenture or Bridge Warrants, (iii) securities issued pursuant to acquisitions or strategic transactions, or (iv) securities issued to the Placement Agent. See Note 8 for additional information about the Bridge Warrants.

On October 28, 2011 (the “Closing Date”) the Company, entered into and consummated a Securities Purchase Agreement with certain accredited investors for the private sale (the “Offering”) of 243.1 units (“Unit”) at $50,000 per Unit. Each Unit consisting of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share (the “Warrants”). Accordingly, for each $0.80 invested, investors received one share of common stock and one Warrant. The Company received gross proceeds of $12,155,000 (net proceeds of approximately $10,610,653 after commissions and offering related expenses) and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement, receiving an additional $345,000 in gross proceeds (net proceeds of $283,600 after commissions and offering related expenses), issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors.

The October 28, 2011 and November 18, 2011 closings brought the total raised under the Securities Purchase Agreement to $12,500,000.

The Warrants are exercisable at any time within five years from the Closing Date at an exercise price of $1.00 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Warrants is not in effect within six months of the completion of the Offering. The Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the Warrants during any period in which the Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of two years from the completion of the Offering, the Company issues additional shares of common stock or other equity or equity-linked securities at a purchase, exercise or conversion price less than $0.80 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of common stock to the investors so that the effective purchase price per share paid for the common stock included in the Units shall be the same per share purchase, exercise or conversion price of the additional shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the common stock and the shares of common stock issuable upon exercise of the Warrants.

The Company engaged a registered broker dealer to serve as placement agent (the “Placement Agent”) who received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of common stock as is equal to 10% of the shares of common stock (i) included as part of the Units sold in this Offering at an exercise price equal to $0.80 per share, and (ii) issuable upon exercise of the Warrants sold in this Offering at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of common stock.

The closing of the Offering triggered the automatic conversion of all principal and accrued interest on the Bridge Debentures into Units in the Offering at a conversion price equal to 80% of the price paid by investors in the Offering, or $0.64 per share of common stock and Warrant (the “Debenture Conversion Price”). The holders of the Bridge Debentures received an aggregate of 2,869,688 shares of common stock and Warrants to purchase 2,869,688 shares of common stock. Each investor in the Bridge Offering also received a Bridge Warrant exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Debenture Conversion Price of $0.64 per share. Accordingly, at the closing of the Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Bridge Offering received Bridge Warrants to purchase an aggregate of 8,789,063 shares of common stock. The Bridge Warrants continue to provide for full-ratchet anti-dilution protection if the Company issues at any time prior to August 30, 2012, any shares of common stock, or securities convertible into common stock, at a price less than the Bridge Warrant Exercise Price, subject to certain exceptions.

Further, in connection with the Offering, Octagon, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 8, 2011, agreed to amend the Debenture to provide for automatic conversion into the Units in the Offering at the Debenture Conversion Price. Accordingly, the holder of the Debenture received 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

The Placement Agent also served as exclusive placement agent for the Bridge Offering. Accordingly, pursuant to the terms of the Bridge Offering, at the Closing of the Offering the Placement Agent and its assignees received warrants with full ratchet and anti dilution protection to purchase an aggregate of 1,164,375 shares of common stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014.

In connection with the Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of $107,000 (the “Rogai Note”), together with accrued interest thereon, into Units in this Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai was issued 133,750 shares of common stock and 133,750 Warrants in satisfaction of the Rogai Note. Also, the Company’s executive officers each executed a lock up agreement (the “Lock Up Agreement”) which provides that each officer shall not sell, assign, transfer or otherwise dispose of their shares of common stock or other securities of the Company for a period ending 270 days after the completion of the Offering. Following this initial lock-up period, each officer has agreed to an additional six-month lock-up period for their shares during which they each may not sell more than 5,000 shares of common stock per month.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,813 after offering related costs of $332,187), to 64 accredited investors (the “2010 Private Placement). We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the 2010 Private Placement we issued 1,300,000 shares of common stock and warrants exercisable to purchase 3,900,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

Under the terms of the 2010 Private Placement the Company provided that it would use its best reasonable effort to cause a registration statement to become effective within 180 days of the termination date of the offering. We have failed to comply with the registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers.  The maximum amount of penalty to which the Company may be subject is $156,000 which has been recognized in full in fiscal 2011.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain cashless exercise and anti-dilution provisions.  See Note 8. Warrant Liability.

Warrants issued to Forge Financial Group, Inc as placement agent to our April 2010 through July 2010 Unit offering contained an exercise price reset provision (or “down-round” provision). The Company accounted for these warrants as a liability equal to their fair value on each reporting date.

Note 8.

Warrant Liabilities

Warrants issued to the placement agent in connection with the 2010 Private Placement contained provisions that protect holders from a decline in the issue price of its common stock (or “down-round” provisions) or that contain net settlement provisions. The Company accounted for these warrants as liabilities instead of equity. Down-round provisions reduce the exercise or conversion price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise or conversion price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. Net settlement provisions allow the holder of the warrant to surrender shares underlying the warrant equal to the exercise price as payment of its exercise price, instead of physically exercising the warrant by paying cash. The Company evaluated whether warrants to acquire its common stock contain provisions that protect holders from declines in the stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective warrant agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The warrants issued to the placement agent, in conjunction with the 2010 Private Placement, contained a down-round provision. The triggering event of the down-round provision was not based on an input to the fair value of “fixed-for-fixed” option and therefore was not considered indexed to the Company’s stock. Since the warrant contained a net settlement provision, and it was not indexed to the Company’s stock, it is accounted for as a liability.

The assumptions used in connection with the 2010 Private Placement with the valuation as of June 22, 2011 were as follows:

Number of shares underlying the warrants	520,000
Exercise price	$2.00 - $10.00
Volatility	158%
Risk-free interest rate	.68%
Expected dividend yield	0.00%
Expected warrant life (years)	1.83 – 2.08

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

The Company recognized these warrants as a liability equal to their fair value on each reporting date. On June 22, 2011, the warrant holders converted their warrants on a cashless basis into 331,303 common shares at an agreed upon stock price of $16.40 per share. As a result of the warrant conversion we re-measured the fair value of these warrants as of June 22, 2011, and recorded other income associated with the re-measurement of $523,553.

In connection with our $1,800,000 12% convertible debenture issuance in August 2011, the Company issued warrants to the investors and placement agent which contained provisions that protect holders from a decline in the issue price of our common stock or “down-round” provisions. The warrants also contain net settlement provisions. Accordingly, the Company accounted for these warrants as liabilities instead of equity. In addition, we considered the dilution and repricing provisions triggered by the Company’s October 2011 follow-on offering which impacted the accounting recognition of this financing.

The Company recognized an initial warrant liability for the warrants issued in connection with our $1,800,000 12% convertible debenture of $1,556,289 which was recorded as a debt discount. The initial warrant liability recognized on the related placement agent warrants totaled $1,522,784 which was recorded as debt issuance costs. Due to a decline in the market value of our common stock from September 30, 2011 through December 31, 2011, we recognized $208,796 in warrant revaluation income.

We recognized an initial warrant liability valuation on the series of warrants issued in connection with of $12,500,000 Unit Offering of $27,647,424. On October 28, 2011, at the initial closing of $12,155,000 of the Unit Offering, the closing price of our common stock as reported on OTC Markets was $1.25. On November 17, 2011, at the final closing of $345,000 of the Unit Offering, the closing price of our common stock as reported on OTC Markets was $0.90. On December 31, 2011, the closing price of our common stock as reported on OTC Markets was $0.99. Due to the overall decline in the market value of our common stock from the initial valuations on October 28, 2011 and November 17, 2011, through December 31, 2011, we recognized $5,768,396 in warrant revaluation income.

Accordingly, Warrant revaluation income for the quarter ending December 31, 2011 related to both our $1,800,000 12% convertible debenture, and $12,500,000 Unit Offering totaled $5,977,192.

The assumptions used in connection with the valuation of warrants issued in connection with our 12% convertible debenture financing on the date of grant were as follows:

Number of shares underlying the warrants	9,953,438
Exercise price	$0.64
Volatility	190%
Risk-free interest rate	.35%
Expected dividend yield	0.00%
Expected warrant life (years)	3.00

The assumption used in connection with the valuation of warrants issued in connection with our $12,500,000 Unit Offering were as follows:

Number of shares underlying the warrants	22,925,313
Exercise price	$0.64 - $1.00
Volatility	190%
Risk-free interest rate	1.13%
Expected dividend yield	0.00%
Expected warrant life (years)	5.00

The assumptions used in connection with the remeasurement at December 31, 2011 of the warrants issued with our 12% convertible debenture financing and $12,500,000 were as follows:

Number of shares underlying the warrants	32,878,751
Exercise price	$.064 - $1.00
Volatility	190%
Risk-free interest rate	.83%
Expected dividend yield	0.00%
Expected warrant life (years)	2.75 - 4.83

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Recurring Level 3 Activity and Reconciliation

The tables below provides a reconciliation of the beginning and ending balances for the liabilities measured at fair value using significant unobservable inputs (Level 3). The table reflects gains and losses for the nine months ended December 31, 2011 for all financial liabilities categorized as Level 3 as of December 31, 2011.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Warrant liability 2010 Private Placement:
Balance as of April 1, 2011	$4,117,988
Decrease in fair value of warrants as of conversion date	(523,553)
Conversion to common stock	(3,594,435)
Balance as of December 31, 2011	$—

Warrant liability 12% convertible debenture:
Balance as of April 1, 2011	$—
Initial measurement of investor warrants	1,556,289
Initial measurement of placement agent warrants	1,522,784
Increase in fair value warrants included in earnings	5,880,528
Balance as of December 31, 2011	$8,959,601

Warrant liability $12,500,000 Unit Offering related:
Balance as of April 1, 2011	$—
Initial measurement of warrants:
Unit Offering investors	18,812,123
Unit Offering placement agent	3,768,606
12% convertible debenture conversion	3,482,334
Octagon convertible debenture conversion	1,422,057
Related party note conversion	162,304
Total initial measurements	27,647,424
Decrease in fair value included in earnings	(5,768,396)
Balance at December 31, 2011	$21,879,028

Summary of warrant liability:
Balance as of April 1, 2011	$4,117,988

Conversion to common stock	(3,594,435)
Initial measurements 12% convertible debentures – investor warrants	1,556,289
Initial measurements 12% convertible debentures – placement agent	1,522,783
Initial measurements of $12,500,000 Unit Offering	27,647,425
Decrease in fair value at conversion date	(523,553)
Increase in fair value of warrants included in earnings	112,132
Balance as of December 31, 2011	$30,838,629

Note 9.

Related Party Transactions

Our Chief Executive Officer had loaned the Company funds in the past to meet short-term working capital needs. These loans totaled $107,000, with related accrued interest of $1,284 and $2,354 at December 31, 2011 and March 31, 2011, respectively. The loan was unsecured and carried an interest rate of 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000, due May 25, 2011. The 12% Convertible Promissory Note was convertible into common shares of the Company at $1.50 per share and bears interest at 12% per annum. The conversion feature of the Promissory Note proved beneficial under the guidance of ASC 470. Accordingly, a beneficial conversion feature of $107,000 was recognized and was accreted to interest expense over the initial one year term of the note.  The accreted note payable to officer balance totaled $0 and $91,219 at December 31, 2011 and March 31, 2011,

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

respectively.  On May 25, 2011, the Promissory Note was amended to extend the maturity one additional year under the same terms.

On August 18, 2011, our Chief Executive Officer entered into a Subordination Agreement relating to his note. In connection with our Bridge Debenture offering in the amount of $1,800,000, Mr. Rogai agreed to subordinate his position to that of the Bridge Offering investors. On October 28, 2011, the note in the principal amount of $107,000 was converted into Units offered in connection with the Company’s October 28, 2011 financing. As a result, Mr. Rogai received 133,750 common shares and 133,750 warrants exercisable at $1.00 per share.  See Note 7.

Note 10.

Notes Payable

On April 11, 2011, the Company and Octagon Capital Partners (“Octagon”), an accredited investor, entered into a securities purchase agreement in which Octagon purchased from the Company a convertible debenture, in the principal amount of $750,000. The debenture carried an interest rate of 0% per annum and was convertible into shares of the Company's common stock at any time commencing on the date of the debenture at a conversion price of $4.00 per share, subject to adjustment. The debenture was due and payable on December 1, 2011.  In connection therewith, the Company also issued the following warrants to Octagon: 187,500 Series A Common Stock Purchase Warrants exercisable at $3.00 per share, 93,750 Series B Common Stock Purchase Warrants exercisable at $5.00 per share and 93,750 Series C Common Stock Purchase Warrants exercisable at $10.00 per share. Total commissions and fees payable to the placement agent in connection with this transaction are $90,000 in cash, 42,187 Series A Common Stock Purchase Warrants exercisable at $3.00 per share and 14,062 Series B Common Stock Purchase Warrants exercisable at $5.00 per share.  Warrants issued to the placement agent in this transaction had a fair value at issuance of $284,121 which was recorded as a debt issuance cost and was being accreted to interest expense over the term of the debenture.  Upon issuance of the debenture, the Company accounted for the transaction under the guidance of ASC 470-Debt and ASC 815-Derivatives and Hedging.  As the ultimate conversion rates could change due to a ”down-round” provision, the Company bifurcated the conversion option and recorded a derivative liability which was adjusted to market each reporting period. The derivative liability was initially valued at $222,674 on the date of the transaction and was recorded as a debt discount with a credit to a derivative liability.  The change in fair value of the derivative liability recognized totaled approximately $0 and $209,000 for the three and nine month periods ended December 31, 2011, respectively. The derivative liability was re-measured at a fair value of $13,323 on August 28, 2011, the effective date of the Company’s closing of its $1,800,000 convertible debenture transaction. As the conversion price of the debentures became fixed, the fair value of the derivative liability was reclassified to equity as it no longer met bifurcation criteria on August 28, 2011.  The relative fair value of the detachable warrants, initially recorded at $527,326, was recorded as a debt discount and was initially being accreted to interest expense under the effective interest rate method over the term of the debenture, due December 1, 2011.

On August 17, 2011, Octagon entered into an Amendment to its convertible debenture modifying the conversion option. The Amendment was entered into in connection with the Company’s Bridge Debenture transaction concluded on August 28, 2011. The Amendment transaction was treated as an extinguishment of debt related to the original Octagon note, effective on August 28, 2011, the closing date of the 12% convertible debenture transaction. Accordingly, the carrying value of the Octagon debenture on August 28, 2011 of $193,650, including the unaccredited balances in the related note discount and debt issuance cost of $277,524 were written-off with a loss on extinguishment of debt being recognized of $2,950,513 and a fair value of the modified note obligation being recognized of  $3,144,163. The fair value of the modified note was determined by fair valuing 1,171,875 common shares and 1,171,875 related investor warrants as of August 29, 2011, the modification date.

On October 28, 2011, the Company converted the Octagon convertible debentures into Units of the Company’s Unit Offering. See Note 7.

Fair Value Measurement Using Significant Unobservable Inputs (Level 3) – See note 8 for assumptions used:

Derivative liability:
Balance April 1, 2011	$—
Initial valuation	222,674
Revaluation of derivative	(209,351)
Reclassification to equity	(13,323)
Balance at December 31, 2011	$—

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Commencing in November 2009 through March 2010, the Company issued a series of 12% Senior Working Capital Notes and Revenue Participation Agreements totaling $687,500 in gross proceeds with net proceeds of $581,750 after related costs of $105,750.

In connection with the issuance of the Senior Working Capital Notes, the Company recognized deferred financing costs of $105,750 and a discount on the notes attributable to the fair value of the common shares issued of $309,375. These costs were initially being accreted over the life of the notes. Subsequent to issuance, and at March 31, 2010, the notes were in default for failure to pay the required interest. As a result of the default, the notes became immediately callable by the note holders. Accordingly, the unaccreted balances remaining attributable to financing costs and Note discount were charged to interest expense.

Due to the default status of the notes for failure to make timely interest payments, during the first fiscal quarter of fiscal 2011, the Company entered into a series of Amendment and Exchange Agreements, modifying the terms and conditions of their 12% Senior Working Capital Notes and Revenue Participation Agreements, which totaled $687,500.

In May 2010, concurrent with the completion of the Merger Agreement, the Amended and Restated Senior Working Capital Notes totaling $687,500 were converted, at the contractual agreed upon rate of $1.334 per share, resulting in the issuance of 515,360 common shares. Also, as provided in the amended note agreements, upon conversion, the note holders were paid interest through December 31 2010, the maturity date. Actual interest earned prior to conversion plus the additional interest through the maturity date totaled $84,379. The entire interest payment was paid in cash and charged to interest expense in May 2010.

In March 2010, the Company borrowed $50,000 under a note agreement. The note was due on or before the earlier of (a) the initial closing of the Company’s then pending 2010 Private Placement or (b) August 30, 2010, the maturity date. The note provided that in the event there was no closing of the 2010 Private Placement prior to the maturity date, the note holder will forgive $25,000 and the related accrued interest. The note carried an interest rate of 12% per annum and could be prepaid at anytime; however, in the event of a prepayment, the company was obligated to pay interest through the maturity date. The lender in this transaction was an officer of the placement agent in the Company’s 2010 Private Placement. In May 2010, upon completion of the 2010 Private Placement, the note and related accrued interest were paid-in full.

Note 11.

Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognized lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company will recognize lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into the new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease.

The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2011:

	Operating Leases	Capital Leases
Year 1	$94,500	$—
Year 2	97,335	—
Year 3	100,255	—
Year 4	—	—
Year 5	—	—
	$292,090	$—

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $(48,970) and $13,752 for the three month and nine month periods ending December 31, 2011 and 2010 and $31,386 and $88,972 for the three month periods and nine month periods ending December 31, 2010, respectively.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010, of the offering. We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. The maximum amount of penalty to which the Company may be subject is $156,000. The Company had recognized an accrued penalty of $156,000 at December 31, 2011 and March 31, 2011, respectively.

Note 12.

Stockholders’ Equity

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or were outstanding at December 31, 2011 and March 31, 2011, respectively.

Common Stock

At December 31, 2011 we are authorized to issue up to 750,000,000 shares of common stock, $.0001 par value per share.

At December 31, 2011 and March 31, 2011, the Company had 31,970,784 and 10,886,374 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

Effective June 15, 2011, based on a majority shareholder vote, our articles of incorporation were amended to increase our authorized common stock from 400,000,000 to 750,000,000 shares.

All share and per share information contained in this report gives retroactive effect to a 1 for 20 (1:20) reverse stock split of our outstanding effective October 27, 2011 and a 30 for 1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010 and the reverse recapitalization transaction completed in May 2010.

Share Issuances

Common Stock and Warrants

On April 1, 2011, the Company issued 5,000 shares under a financial consulting and management agreement with a fair value of $75,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On April 18, 2011, the Company issued 6,849 shares under a one year infomercial monitoring agreement. The transaction had fair value of $100,000 on the commitment date based on the closing price of our common stock.  The fair value of the stock granted was recorded as a prepaid expense and is being amortized over the term of the agreement.

On June 15, 2011, the Company issued a total of 292,500 common shares and (i) 380,250 Series A warrants exercisable at $3.00 per share, (ii) 146,250 Series B warrants exercisable at $5.00 per share and (iii) 146,250 Series C warrants exercisable at $10.00 per share. These securities, as further described in Note 7 – Private Placements, were issued in connection with a private placement completed in June 2011 with gross proceeds of $1,170,000.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

On June 1, 2011, the Company issued 75,000 warrants to a consulting firm representing the Company in Canada. The warrants vest over fourteen months, are exercisable for a period of three years from grant date and exercisable at $3.15 per share. The Company valued these warrants using the Black-Scholes model. The initial grant date fair value was $205,962 which is being recorded as consulting expenses in general and administrative expenses, over the vesting period with unvested components being marked-to-market every reporting period throughout the vesting term.  The assumptions used in the valuation on June 1, 2011 were as follows:

Number of shares underlying the warrants	75,000
Exercise price	$3.15
Volatility	175%
Risk-free interest rate	.74%
Expected dividend yield	0.00%
Expected warrant life (years)	3.00

The assumptions in the re-measurement of the unvested warrants at December 31, 2011 were as follows:

Number of shares underlying the warrants	37,500
Exercise price	$3.15
Volatility	190%
Risk-free interest rate	.83%
Expected dividend yield	0.00%
Expected warrant life (years)	2.42

The Company recognized consulting expense (reduction) under this agreement of $(18,920) and $76,372 for the three month and nine month period ending December 31, 2011, respectively.

On June 2, 2011, the Company issued 250,000 shares of its common stock and 50,000 Common Stock purchase warrants to the sole member of Seen On TV, LLC pursuant to an acquisition agreement with Seen on TV, LLC to acquire certain assets from Seen On TV, LLC, including but not limited to the “AsSeenOnTV.com” domain name. The shares had a fair value of $500,000 at the contract date. The fair value was derived from the closing price of our common stock on the contract commitment date.  The Company also paid cash consideration to Seen On TV, LLC as part of this agreement during the nine months ended December 31, 2011 of $50,000 with an additional $7,000 paid for certain rights in the United Kingdom. As no finalized acquisition agreement has been reached as of December 31, 2011 or the date of this report, the Company recorded the fair value of the shares issued and the cash consideration paid as a deposit on the acquisition.  This transaction, once completed, will not meet the criteria of a business combination within the guidelines of ASC 805 – Business Combinations, and therefore will be accounted for as an asset purchase.  This transaction, if and when consummated, provides the Company with exclusive use of the domain name “AsSeenOnTV.com” only.  The term or phrase “As Seen On TV” is not subject to trademark protection and has been, and will continue to be, used by others including on-line and retail outlet applications with no connection with, or benefit to, the Company. While there can be no assurance, we anticipate to have this transaction completed prior to our fiscal year-end, March 31, 2012.  The common stock purchase warrants issued in this transaction had a fair value of $162,192 under the following assumptions:

Number of shares underlying the warrants	50,000
Exercise price	$7.00
Volatility	190%
Risk-free interest rate	1.65%
Expected dividend yield	0.00%
Expected warrant life (years)	5

On June 15, 2011 the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

On June 22, 2011 the Company issued an aggregate of 331,303 shares of common stock to affiliates of Forge Financial Group, Inc., pursuant to the cashless exercise of warrants held by six affiliates of Forge Financial Group. The warrants were issued in connection with the placement agent agreement related to the Company’s completed 2010 Private Placement Offering. The Company did not receive any proceeds in connection with the exercise of the warrants nor pay any commissions or fees in connection with the issuances.

On July 7, 2011, under a consulting agreement related to the Company’s investor relations activities, the Company issued 5,000 shares with a fair value of $9,000 on the contract date. The fair value of the common stock issued was derived from the closing price of our common stock on the contract commitment date.

On August 17, 2011, under the Amendment Agreement entered into in connection with the Company’s Bridge Debenture financing, the Company issued 292,500 shares to its investors in the June 15, 2011 private placement.

On October 28, 2011 the Company, entered into and consummated a Securities Purchase Agreement with certain accredited investors for the private sale of 243.1 units (each, a “Unit”) at $50,000 per Unit. Each Unit consists of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share (the “Warrants”). Accordingly, for each $0.80 invested, investors received one share of common stock and one Warrant. The Company received gross proceeds of $12,155,000 (net proceeds of approximately $10,591,000 after commissions and offering related expenses) and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement, receiving an additional $345,000 in gross proceeds (net proceeds of $283,600 after commissions and offering related expenses), issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors.

The October 28, 2011 and November 18, 2011 closings brought the total raised under the Securities Purchase Agreement to $12,500,000.

A summary of the common shares and warrants issued in connection with the Company’s $12,500,000 Unit Offering including the conversion of existing debt into the Unit Offering is as follows:

		Warrants exercisable at
	Common Shares	$0.64	$0.80	$1.00

Unit Offering investors	15,625,945			15,625,000
Unit Offering placement agent	100,000	1,164,375	1,562,500	1,562,500
12% convertible debenture conversion	2,869,688	8,789,063	—	2,869,688
Octagon convertible debenture conversion	1,171,875	—	—	1,171,875
Related party note conversion	133,750	—	—	133,750
	19,901,258	9,953,438	1,562,500	21,362,813

Effective December 6, 2011 the Company entered into an independent contractor agreement with Stratcon Partners, LLC pursuant to which Stratcon has agreed to provide the Company consulting and advisory services, including, but not limited to business marketing, management, budgeting, financial analysis, and investor and press relations. Under the agreement, Stratcon is also required to establish and maintain executive facilities and a business presence in New York City for the Company. The agreement is for an initial term of two years and may be terminated by either party upon written notice. In consideration of providing the services, Stratcon shall receive $12,500 per month. In addition, the Company has agreed to issue Stratcon an aggregate of 500,000 shares of restricted common stock, such shares vesting over a period of two years in four equal traunches. The closing price of the Company’s common stock as reported on the OTC Markets on the Effective Date was $1.00. The Company has agreed to provide Stratcon rent reimbursement up to $2,500 per month for the New York office.  The Company recorded $21,000 of consulting expense which is included in accrued expenses at December 31, 2011.

Effective December 6, 2011 the Company agreed to issue 25,000 shares of common stock to Mediterranean Securities Group, LLC in consideration of consulting services.  As the agreement did not contain any vesting or forfeiture provisions, the entire fair value of $25,000, based on our stock price on the commitment date, was charged to consulting expenses and included in accrued expenses.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

Equity Compensation Plans

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan (collectively, the “Plans”) and granted 600,000 options and 450,000 options, respectively, under TV Goods stock option plans and such options were exchanged for Company options under the Merger Agreement.

In May 2010, our Board of Directors granted 600,000 options under the Executive Equity Incentive Plan, exercisable at $1.50 per share to two officers and directors of the Company. The shares vest over eighteen months from grant and are exercisable for five (5) years from grant date (May 26, 2010). In September 2011, October 2011 and December 2011, our Board of Directors granted an additional 200,000 options to an officer and two directors under the Executive Equity Incentive Plan. The options vest over eighteen months (150,000 options) and two years (50,000 options) and are exercisable for five years from date of grant. At December 31, 2011, there were 100,000 options available for issuance under the Executive Equity Incentive Plan.

In May 2010, our Board also granted options to purchase an aggregate of 450,000 shares of our common stock with an exercise price of $1.50 per share under the Non Executive Equity Incentive Plan. The options granted vest over eighteen months from the date of the grant (March 26, 2010) and are exercisable for five (5) years from their grant date. On July 15, 2010, the Company issued an additional 50,000 shares under the Non Executive Incentive Plan under terms similar to the May 2010 grant. During the quarter ending December 31, 2010, 400,000 shares were forfeited due to termination of employment. In December 2010, an additional 100,000 options were granted under this plan. On September 26, 2011, our Board granted an additional 300,000 options under the Non Executive Plan to nine employees and one consultant. The options vest over eighteen months and are exercisable for five years from date of grant. At December 31, 2011, there were 300,000 shares available for future issuance under the Non Executive Equity Incentive Pan.

Information related to options granted under both our option plans at December 31, 2011 and December 31, 2010 and activity for the quarters then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2011	800,000	$1.58	—	$—
Granted	500,000	1.01	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—

Outstanding at December 31, 2011	1,300,000	$1.36	3.97	$—
Exercisable at December 31, 2011	787,500	$1.57	3.42	$—

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2010	—	$—	—	$—
Granted	1,200,000	1.58	—	—
Exercised	—	—	—	—
Forfeited	(400,000)	1.50	—	—
Expired	—	—	—	—
Outstanding at December 31, 2010	800,000	$1.58	4.49	$—
Exercisable at December 31, 2010	350,000	$1.50	4.42	$—

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(UNAUDITED)

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plans without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Note 13.

Subsequent Events

In February 2012, SCI Direct, LLC (“SCI”), filed suit against TV Goods, Inc. in the United States District Court, Northern District of Ohio, Eastern Division. The complaint alleges trademark infringement by TV Goods arising from our Living Pure™ space heater as it relates to SCI’s EDENPURE™ space heater.  The plaintiff is seeking monetary and injunctive relief claiming TV Goods committed copyright infringement, unfair competition and violation of the Ohio Deceptive Trade Practices Act. The amount of damages the plaintiff is seeking is unspecified. We believe that the factual basis of the allegations is false and intend to vigorously defend the lawsuit. The potential monetary relief, if any, is not probable and cannot be estimated at this time. We believe that any amount ultimately recoverable by the plaintiff would be immaterial. Accordingly, we have not recorded any amount as a potential loss reserve in this matter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

As Seen On TV, Inc. (formerly H&H Imports, Inc.)

We have audited the accompanying consolidated balance sheets of As Seen On TV, Inc. and Subsidiaries (formerly H&H Imports, Inc.) (the “Company”) as of March 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended March 31, 2011 and the period from inception (October 16, 2009) through March 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2011 and 2010 and the consolidated results of its operations and its cash flows for the year ended March 31, 2011 and the period from inception (October 16, 2009) through March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s recurring losses from operations and negative cash flows from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans considering these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EisnerAmper LLP

Edison, New Jersey

January 6, 2012

AS SEEN ON TV, INC. AND SUBSIDIARIES

(FORMERLY H&H IMPORTS, INC.)

CONSOLIDATED BALANCE SHEETS

	March 31,
	2011	2010
		Restated
ASSETS
Current Assets:
Cash and cash equivalents	$35,502	$74,991
Accounts receivable, net	82,238	5,830
Due from related party	—	140,961
Inventories	1,107	46,188
Deferred offering costs	63,500	—
Prepaid expenses and other current assets	46,370	65,170
Total current assets	228,717	333,140

Investments, at cost	150,000	90,000

Property, plant and equipment, net	92,732	29,685

Total assets	$471,449	$452,825

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$332,833	$66,441
Notes payable officer	91,219	107,513
Deferred revenue	88,652	86,450
Accrued interest related parties	2,354	2,321
Accrued registration rights penalty	156,000	—
Accrued expenses and other current liabilities	108,326	61,050
Notes Payable – Current Portion	9,714	737,500
Warrant liability	4,117,988	—
Total current liabilities	4,907,086	1,061,275

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2011 and 2010, respectively.	—	—
Common stock, $.0001 par value; 400,000,000 shares authorized; 10,886,374 and 7,909,375 shares issued and outstanding at March 31, 2011 and 2010, respectively.	21,773	15,819
Additional paid-in capital	3,439,913	293,556
Accumulated deficit	(7,897,323)	(917,825)
Total stockholders' equity (deficit)	(4,435,637)	(608,450)

Total liabilities and stockholders' deficit	$471,449	$452,825

The accompanying notes are an integral part of these financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H&H IMPORTS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31, 2011	For the Period From Inception (October 16, 2009) to March 31, 2010

Revenues	$1,354,238	$363,489
Cost of revenues	1,838,367	350,523

Gross profit (loss)	(484,129)	12,966

Operating expenses:
Selling, general and administrative expenses	4,271,965	506,458

Loss from operations	(4,756,094)	(493,492)

Other (income) expense:
Warrant revaluation expense	1,935,256	—
Registration rights penalty	156,000	—
Interest income - related party	(10,440)	(5,961)
Other (income) expense	(25,407)	(10,947)
Interest expenses - notes payable	63,212	438,918
Interest expense - related party	104,783	2,323
	2,223,404	424,333

Loss before income taxes	(6,979,498)	(917,825)

Provision for income taxes	—	—

Net loss	$(6,979,498)	$(917,825)

Loss per common share – basic and diluted (Note 3)	$(0.70)	$(0.12)

Weighted average shares outstanding – basic and diluted (Note 3)	9,923,596	7,777,712

The accompanying notes are an integral part of these financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H&H IMPORTS, INC.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM INCEPTION (OCTOBER 16, 2009) TO MARCH 31, 2011

	Common Shares $.0001 Par Value Per Share		Additional Paid-In Capital(1)	Accumulated Deficit	Total
	Shares Issued(1)	Amount(1)

Balance October 16, 2009	—	$—	$—	$—	$—

Initial founders shares	7,600,000	15,200	(15,200)	—	—

Shares issued in connection with issuance of senior working capital notes	309,375	619	308,756	—	309,375

Net Loss	—	—	—	(917,825)	(917,825)

Balance March 31, 2010	7,909,375	15,819	293,556	(917,825)	(608,450)

Reverse recapitalization transaction	143,375	286	(320,286)	—	(320,000)

Warrants issued in Units offering	—	—	(2,182,732)	—	(2,182,732)

Common stock issued towards settlement of notes payable	515,367	1,031	686,469	—	687,500

Common shares issued for services	122,813	246	365,254	—	365,500

Common stock issued in Private Placements, net of offering costs of $389,437	2,237,500	4,475	4,081,088	—	4,085,563

Share based compensation	—	—	560,880	—	560,880

Beneficial conversion feature on related party loan	—	—	107,000	—	107,000

Retirement of common shares	(42,056)	(84)	(151,316)	—	(151,400)

Net Loss	—	—	—	(6,979,498)	(6,979,498)

Balance March 31, 2011	10,886,374	$21,773	$3,439,913	$(7,897,323)	$(4,435,637)

———————

(1)

Adjustment gives effect to a 30-for-1 forward stock split effective March 17, 2010 and a 1-for-20 reverse stock split effective October 27, 2011.

The accompanying notes are an integral part of these financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,	For the period from Inception (October 16, 2009) to March 31,
	2011	2010
Cash flows from operating activities:		Restated

Net loss	$(6,979,498)	$(917,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	22,908	1,199
Amortization of discount on 12% convertible debt	—	309,375
Amortization of deferred financing costs	—	105,750
Allowance for bad debts	92,584	—
Accrued registration rights penalty	156,000	—
Share-based compensation	560,880	—
Accrued interest income – related party	(10,440)	(5,961)
Interest accretion on related party note payable	91,219	—
Shares issued for consulting services	365,500	—
Change in fair value of warrants	1,935,256	—
Write-down of investments	522,100	—
Changes in operating assets and liabilities:
Accounts receivable	(164,587)	(5,830)
Inventory	45,081	(46,188)
Prepaid expenses and other current assets	18,800	(65,170)
Accounts payable	266,392	66,441
Deferred revenue	(2,202)	86,450
Accrued interest-related party	33	2,321
Accrued expenses and other current liabilities	47,276	61,050
Net cash used in operating activities	(3,032,698)	(408,388)
Cash flows from investing activities:
Reverse recapitalization transaction	(320,000)	—
Advance to related party	—	(135,000)
Additions to property, plant and equipment	(85,955)	(30,884)
Investments	(582,100)	(90,000)
Net cash used in investing activities	(988,055)	(255,884)
Cash flows from financing activities:
Proceeds from issuance of 12% convertible debt	—	687,500
Costs associated with 12% convertible debt	—	(105,750)
Proceeds of notes payable	27,293	50,000
Deferred offering costs	(63,500)	—
Repayment of notes payable	(67,579)	—
Repayment of loans from related parties	(513)	—
Loans from related parties	—	107,513
Proceeds from private placement of common stock	4,475,000	—
Costs associated with private placement of common stock	(389,437)	—
Net cash provided by financing activities	3,981,264	739,263
Net increase (decrease) in cash and cash equivalents	(39,489)	74,991
Cash and cash equivalents - beginning of period	74,991	—
Cash and cash equivalents - end of period	$35,502	$74,991
Supplemental disclosures of cash flow information:
Cash paid for interest	$96,841	$—
Cash paid for taxes	$—	$—
Common shares issued towards settlement of notes payable	$687,000	$—
Common shares received in payment of related party receivable	$151,400	$—
Warrant liability	$2,182,732	$—

The accompanying notes are an integral part of these financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Our Business

H&H Import, Inc., a Florida Corporation (“H&H”), was organized in November 2006 with operating subsidiaries (collectively referred to as the “Company”) that market and distribute products and services through direct response channels. Our operations are conducted principally through our wholly-owned subsidiaries, TV Goods Holding Corporation, Inventors Business Center, LLC and TV Goods, Inc. Our primary channels of distribution are through television via infomercials (28.5 minute shows), short form spots (30 seconds to 5 minutes) and via shopping channels such as QVC, HSN and Shop NBC. Our business model is to initially test the potential commercial viability of a product or service with a limited media campaign to determine if a full-scale marketing campaign would be justified. If preliminary marketing results appear to justify an expanded campaign, we will develop and launch an expanded program. Secondary channels of distribution include the internet, retail, catalog, radio and print media. If a product or service can be initially marketed successfully in the US, then the campaign could be rolled out internationally through live shopping channels and through international distribution partners.

Our executive offices are located in Clearwater, Florida.

Note 2. Basis of Presentation and Restatement

Basis of Presentation and Restatement

Effective May 28, 2010, H&H completed an Agreement and Plan of Merger (the “Merger Agreement”) with TV Goods Holding Corporation, a Florida corporation (“TV Goods”) and the Company’s wholly owned subsidiary, TV Goods Acquisition, Inc. (“Acquisition Sub”), pursuant to which TV Goods merged with Acquisition Sub and continues its business as a wholly owned subsidiary of the Company. H&H is subject to the reporting requirements of the SEC and its common stock is quoted on the Over-the-Counter Market. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of H&H common stock such that the TV Goods shareholders received approximately 98% of the total shares of H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provision of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 805 whereby TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. In connection with the recapitalization transaction, TV Goods paid $320,000 consideration in cash to the legal acquirer. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized. Concurrent with the effective date of the reverse recapitalization transaction, the Company adopted the fiscal year end of the accounting acquirer, March 31, 2010.

Effective October 27, 2011, the Company changed its name from H&H Imports, Inc. to As Seen On TV, Inc.

Due to the commencement of our principal operations at sufficient levels in market areas targeted by the Company, we ceased reporting as a Development Stage Enterprise, within the meaning of ASC 015, for our fiscal year ended March 31, 2011.

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) stock split of our outstanding common stock effective March 17, 2010 and reverse recapitalization transaction completed May 28, 2010 and a 1-for-20 (1:20) reverse stock split effective October 27, 2011.

Restatement

As a result of the re-audit as of March 31, 2010 and for the period from inception (October 16, 2009) through March 31, 2010, the Company made certain adjustments to restate its Consolidated Balance Sheet and Consolidated Statement of Cash Flows to adjust certain Balance Sheet accounts as follows:

	As Previously Recorded	Adjustment	As Restated
Accounts Receivable	$55,830	$(50,000)	$5,830
Deferred Revenue	$136,450	$50,000	$86,450
Prepaid expenses and other current assets	$155,170	$(90,000)	$65,170
Investments	—	$90,000	$90,000

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Accounts Receivable was adjusted to reverse a transaction which did not occur prior to March 31, 2010. The reclassification from prepaid expenses to investments reflects the Company’s investment in Body Jac, LLC.

Note 3. Liquidity, Going Concern and Significant Accounting Policies

Liquidity and Going Concern

As of March 31, 2011, we had approximately $35,500 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial losses from operations since our inception, and such losses have continued through March 31, 2011. For the fiscal year ended March 31, 2011, we incurred a loss of $6,979,498. At March 31, 2011, we had an accumulated deficit of approximately $7.9 million.

We have commenced implementing, and will continue to implement, various measures to address our financial condition, including:

•

Continuing to seek debt and equity financing and possible funding through strategic partnerships.

•

Curtailing operations where feasible to conserve cash through deferring certain of our marketing activities until our cash flow improves and we can recommence these activities with appropriate funding.

•

Investigating and pursuing transactions including mergers, and other business combinations and relationships deemed by the board of directors to present attractive opportunities to enhance stockholder value.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

There can be no assurance that we will be able to raise additional funding as may be needed to continue our operations at currently planned levels. If these efforts prove unsuccessful, we could be required to significantly curtail our operations.

Significant Accounting Policies

Principal of Consolidation

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries as described in Note 1. All inter-company balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods.

Significant estimates for the periods reported include the allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

In addition we estimate and provide an allowance for sales returns where applicable. Our estimates are based on historical experience and knowledge of the products sold. The allowance for estimated sales returns totaled $4,757 and $0 at March 31, 2011 and 2010, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation and warrants. Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations. Actual results could differ from these estimates.

In the direct response industry, purchased items are generally returnable for a certain period after purchase. We attempt to estimate returns on recorded sales based on prior experience with a product or outlet.

Cash and Cash Equivalents

Cash and cash equivalents are recorded in the balance sheets at cost, which approximates fair value. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper or cash is received by our third party facilitator.

We also offer our customers services consisting of planning, shooting and editing infomercials to aid in the Direct Response marketing of their product or service. In these instances, revenue is recognized when the contracted services have been provided and accepted by the customer. Deposits, if any, on these services are recorded as deferred revenue until earned. Production costs associated with a given project are deferred until the related revenues are earned and recognized. As of March 31, 2011 and 2010, we had recognized deferred revenue of $88,652 and $136,450, respectively.

Investments

We carry our investments at our direct cash cost. The amounts paid were determined by contract provision on the contract commitment date. Due to our limited percentage ownership of 10% and lack of significant influence, the investments made by the Company during the current fiscal year are not accounted for under the consolidation or equity methods of accounting. These investments are accounted for under the cost method as provided under ASC 325-Investments-Other. Under this method, the Company’s share of the earnings or losses of each investee company are not included in our Statement of Operations. However, impairment charges, if any, are recognized in the Consolidated Statement of Operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded.

In fiscal 2010, the Company invested $90,000 for a 25% equity position in an entity specifically established to manufacture, market and distribute an exercise equipment invention called the Body Jac. The investment was accounted for under the equity method, whose results from operations were not material. An infomercial was produced and tested and the response rate was considered unsuccessful and in fiscal 2011, the project was dropped with our entire investment written-off.

In October 2010, the Company entered into a three party agreement which provided the Company would invest up to $500,000, to include $250,000 in tooling, in Sleek Audio, LLC. Sleek Audio had developed a proprietary ear phone product which the Company intended to market. During the fourth fiscal quarter, the contract was terminated by one of the three participants with small likelihood of the Company recovering its investment. Accordingly, the investment was fully written-off during the fourth fiscal quarter 2011.

During fiscal 2011, the Company invested $150,000 in the Military Shopping Channel, LLC. The agreement, as amended, provided for the Company to hold a 10% interest in a web-based distribution outlet targeting active military personnel, their dependants and retired military personnel. We expect operations to commence in our third fiscal quarter.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Receivables

Accounts receivable consists of amounts due from the sale of our infomercial development services to our customers. It is common in our industry that deposits or advances be made prior to incurring costs associated with infomercial development projects. These advances are recorded in deferred revenue until earned. Accounts receivables totaled $82,238 and $55,830 at March 31, 2011 and 2010, respectively. For the fiscal years ended March 31, 2011 and 2010, bad debt expense was $92,584 and $0, respectively. Our allowance for doubtful accounts at March 31, 2011 totaled $25,000. At March 31, 2010, no allowance for doubtful accounts was recognized.

Inventories

As our business model is to drop ship firm orders directly to our customers through the use of a third party facilitator, accordingly, we maintain a minimal amount of inventory on hand. We do however purchase, in certain instances, products which are shipped to and held by the facilitator until sales orders are received. As orders are placed and paid for through the facilitator, the Company is notified of the sale and the appropriate amount of inventory is charged to cost of sales. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories.

Inventories are stated at the lower of cost or market. Cost is determined using a first-in, first-out, or FIFO, method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. Inventories totaled $1,107 and $46,188 at March 31, 2011 and 2010, respectively.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We provide for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

Property, plant and equipment, net consists of the following:

		March 31,
Property, plant and equipment	Estimated Useful Lives	2011	2010
Computers and software	3 Years	$52,432	$7,413
Office equipment and furniture	5-7 Years	19,681	8,942
Leasehold improvements	1-3 Years	44,726	14,529
		116,839	30,884
Less: accumulated deprecation		(24,107)	(1,199)
		$92,732	$29,685

Depreciation expense totaled $22,908 and $1,199 for the years ended March 31, 2011 and 2010, respectively.

Earnings (Loss) Per Share

The Company adopted FASB ASC 260-Earnings Per Share. Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For the years ended March 31, 2011 and 2010, no potentially issuable shares were reflected in a diluted calculation as the inclusion of potentially issuable shares would be anti-dilutive.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Shares potentially issuable were as follows:

	March 31,
	2011	2010
Stock options	800,000	—
Warrants	6,712,500	—
Convertible Notes	—	515,367
Convertible Promissory note - officer	71,333	—
	7,583,833	515,367

In addition, the Company had issued a placement agent and its assignees placement agent warrants to acquire up to 10% of the 1,300,000 Units sold under the 2010 Private Placement. Each placement agent warrant was exercisable at $2.00 and includes one (1) share (pre 1:20 reverse split) of common stock; one (1) Series A Warrant exercisable at $3.00 per share; one (1) Series B Warrant exercisable at $5.00 per share; and one (1) Series C Warrant exercisable at $10.00 per share. The placement agent warrants were exercisable for a period of three (3) years from the date of issuance and included a cashless exercise and anti-dilution provision. The underlying Series A, Series B and Series C warrants were substantially the same as the warrants issued under the 2010 Private Placement, but contained a cashless exercise provision and anti-dilution provision. The placement agent warrants were exercised on a cashless basis in June 2011, resulting in the issuance of 331,303 common shares.

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) stock split of our outstanding common stock effective March 17, 2010 and reverse recapitalization transaction completed May 28, 2010 and a 1-for-20 (1:20) reverse stock split effective October 27, 2011.

Share-Based Payments

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan. In May 2010, the Board of Directors of TV Goods granted 600,000 options under the Executive Equity Incentive Plan and in May 2010 and July 2010, 500,000 options under the Non Executive Equity Incentive Plan. These options were exchanged for Company options with identical terms under the Merger Agreement. The weighted-average grant-date fair value of these awards was $880,000. On February 18, 2011, the Board of Directors increased the number of options available under both the 2010 Executive Equity Incentive Plan and the 2010 Non Executive Incentive Plan by 300,000 options and 300,000 options, respectively.

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. All options granted vest over their requisite service periods as follows: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting). We granted no stock options or other equity awards which vest based on performance or market criteria. We had applied an estimated forfeiture rate of 10% to all share-based awards as of our second fiscal quarter, 2011, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary. During the third fiscal quarter of 2011, we adjusted our forfeiture rate to reflect the forfeiture of 400,000 Non Executive Equity Plan options granted resulting from employee terminations.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. Given the early stage of the Company’s development, we did not have historical information to aid in establishing estimates such as post-vesting employment termination and volatility. We estimated the expected term as the contractual term and volatility was based on the volatility of similar entities as provided in ASC 718-10-55-25. Expected dividends during the contractual term were estimated at $0 and the risk free interest rate was based on the implied yields for U.S. Treasury zero-coupon rates for the contractual term. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. No indicators of impairment existed at March 31, 2011.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 also requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The fiscal years March 31, 2011 and 2010 are considered open tax years in U.S. federal and state tax jurisdictions. We currently do not have any audit investigations in any jurisdiction.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is limited to $82,238 at March 31, 2011. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

Marketing and Advertising Costs

Marketing, advertising and promotional costs are expensed when incurred and totaled $114,786 and $22,030 for years ended March 31, 2011 and 2010, respectively.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us March 31, 2011 and 2010, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable, notes payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. Determination of fair value of related party payables is not practicable due to their related party nature.

The Company recognizes all derivative financial instruments as assets or liabilities in the financial statements and measures them at fair value with changes in fair value reflected as current period income or loss unless the derivatives qualify as hedges. As a result, certain warrants issued to a placement agent in connection with an offering completed during the year are accounted for as derivatives. See Note 7, Warrant Liability, for additional discussion.

New Accounting Standards

There were various accounting standards and interpretations issued recently, none of which had or are expected to have a material impact on our consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-6, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update requires new disclosures for fair value measurements and provides clarification for existing disclosures requirements. Certain of the disclosure requirements became effective for us on April 1, 2011. As ASU No. 2010-6 only requires enhanced disclosures, the adoption of ASU No. 2010-6 did not have a material effect on our consolidated financial position, results of operations or cash flows and did not materially expand our financial statement footnote disclosures.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 4. Prepaid expenses and other current assets

Components of prepaid expenses and other current assets consist of the following:

	March 31,
	2011	2010

Prepaid expenses	$28,065	$2,750
Deposits	12,420	12,420
Project deposits	5,885	—
Deposit- recapitalization transaction	—	50,000
	$46,370	$65,170

Note 5. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31,
	2011	2010

Accrued professional fees	$45,200	$28,300
Accrued interest	—	21,819
Accrued rents	53,613	—
Accrued other	9,513	10,931
	$108,326	$61,050

Note 6. Private Placements

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,813 after offering related costs of $332,187), to 64 accredited investors (the “2010 Private Placement). We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.0001 per share; (2) one series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the 2010 Private Placement we issued 1,300,000 shares of common stock and warrants exercisable to purchase 3,900,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

Under the terms of the 2010 Private Placement the Company provided that it would use its best reasonable effort to cause a registration statement to become effective within 180 days of the termination date of the offering. We have failed to comply with the registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. The maximum amount of penalty to which the Company may be subject is $156,000 which has been recognized in full in fiscal 2011.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain cashless exercise and anti-dilution provisions. (See Note 7. Warrant Liability)

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

From October 2010 through December 31, 2010 (the “October 2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $1,225,000 (net proceeds of $1,207,750 after offering related costs of $17,250) to 7 accredited investors. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.002 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the offering, we issued 612,500 shares of common stock and warrants exercisable to purchase 1,837,500 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In January 2011, the Company sold Units for gross proceeds of $650,000 to two private investors. In connection with this transaction, the Company issued 325,000 Units. Each Unit consisted of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.002 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $10.00 per share. The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. The warrants may be exercised on a cashless basis until such time as the related registration statement is declared effective by the Securities and Exchange Commission. The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The selling price of the Units was $2.00 per Unit. No commissions were paid in connection with the sale of the Units. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same.

Warrants issued to Forge Financial Group, Inc as placement agent to our April 2010 through July 2010 Unit offering contained an exercise price reset provision (or “down-round” provision). The Company accounts for these warrants as a liability equal to their fair value on each reporting data. All other warrants issued in connection with the Company’s private placements do not contain a down-round provision and were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. These transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

Note 7. Warrant Liability

Warrants issued to the placement agent in connection with the 2010 Private Placement contained provisions that protect holders from a decline in the issue price of its common stock (or “down-round” provisions) or that contain net settlement provisions. The Company accounts for these warrants as liabilities instead of equity. Down-round provisions reduce the exercise or conversion price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise or conversion price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. Net settlement provisions allow the holder of the warrant to surrender shares underlying the warrant equal to the exercise price as payment of its exercise price, instead of physically exercising the warrant by paying cash. The Company evaluated whether warrants to acquire its common stock contain provisions that protect holders from declines in the stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective warrant agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The warrants issued to the placement agent, in conjunction with the 2010 Private Placement, contain a down-round provision. The triggering event of the down-round provision was not based on an input to the fair value of “fixed-for-fixed” option and therefore is not considered indexed to the Company’s stock. Since the warrant contains a net settlement provision, and it is not indexed to the Company’s stock, it is accounted for as a liability.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company recognizes these warrants as a liability equal to their fair value on each reporting date. The warrant liability initially recognized at issuance totaled $2,182,732. We re-measured the fair value of these warrants as of March 31, 2011, and recorded other expense of $1,935,256 resulting from the increase of the liability associated with the fair value of the warrants for the year. The Company computed the value of the warrants using the Black-Scholes method including the probability the warrants underlying the placement agent options would be exercised. The following are the key assumptions used:

For the year Ended March 31, 2011
Number of shares underlying warrants	520,000
Exercise price	$2.00 - $10.00
Volatility	79%
Risk-free interest rate	.64% - 1.51%
Expected dividend yield	0%
Expected warrant life (years)	2.08 – 3.00

The Company’s recurring fair value measurements at March 31, 2011 related only to the warrants issued to the placement agent, and had a fair value of $4,117,988. The inputs used in measuring the fair value of these warrants are of Level 3, significant unobservable inputs.

No other warrants issued by the Company contain down-round provisions.

Recurring Level 3 Activity and Reconciliation

The table below provides a reconciliation of the beginning and ending balances for the liability measured at fair value using significant unobservable inputs (Level 3). The table reflects gains and losses for the twelve months for all financial liabilities categorized as Level 3 as of March 31, 2011.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

Warrant liability:
Balance as of April 1, 2010	$—
Initial measurement of warrants	2,182,732
Increase in fair value of warrants included earnings	1,935,256
Balance as of March 31, 2011	$4,117,988

Note 8. Income Taxes

At March 31, 2011 and 2010, we had gross deferred tax assets in excess of deferred tax liabilities of $1.54 million and approximately $166,000, respectively. We determined that it is not “more likely than not” that such assets will be realized, and as such have applied a valuation allowance of $1.54 million and approximately $166,000 as of March 31, 2011 and 2010, respectively. We evaluate our ability to realize our deferred tax assets each period and adjust the amount of our valuation allowance, if necessary. If there is an ownership change, as defined under Internal Revenue Code section 382, the use of net operating loss and credit carry-forwards may be subject to limitation on use. We operate within multiple taxing jurisdictions and are subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve.

FASB ASC 740 – Income Taxes requires that a valuation allowance be established when it is more likely than not all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including our current and past performance, the market environment in which we operate, the utilization of past tax credits and length of carry-back and carry-forward periods. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative objective evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment. We have applied a 100% valuation allowance against our net deferred tax assets as of March 31, 2011 and 2010.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A reconciliation between the amount of income tax benefit determined by applying the applicable US statutory income tax rate to pre-tax loss is as follows:

	Year Ended March 31
	2011	2010

Federal Statutory Rate	$(2,440,000)	$(320,000)
State Tax, Net of Federal Impact	(250,000)	(30,000)
Change in Fair Value of Warrants	750,000	—
Stock Based Compensation	220,000	—
Meals and Entertainment and Other	290,000	10,000
Non Deductible Debt Discount	40,000	170,000
Reserves and Depreciation	20,000	—

Change in Tax Valuation Allowance on Deferred Tax Assets	1,370,000	170,000
	$—	$—

The primary components of net deferred tax assets are as follows:

	At March 31,
	2011	2010

Net Operating Losses	$1,530,000	$166,000
Allowance for Doubtful Accounts	9,000	—
Valuation Allowance	(1,539,000)	(166,000)
Net Deferred Tax Assets	$—	$—

At March 31, 2011, we had net operating loss carryforwards of approximately $ 4.7 million for U.S. federal income tax purposes. The U.S. operating losses expire as follows:

Year of Expiration	Year Generated	U.S. Losses

3/31/30	3/31/10	$(475,000)
3/31/31	3/31/11	(4,274,000)
		$(4,749,000)

Uncertain Tax Positions

The amount of unrecognized tax benefits as of March 31, 2011 and March 31, 2010 was $0. There have been no material changes in unrecognized tax benefits through March 31, 2011. The fiscal years March 31, 2011 and 2010 are considered open tax years in U.S. federal and state tax jurisdictions. We currently do not have any audit investigations in any jurisdiction.

Note 9. Related Party Transactions

The current officers and directors of the Company own or beneficially control approximately 5,939,128 common shares representing approximately a 49% ownership interest at March 31, 2011. Accordingly, they are in a position to significantly influence the election of all new directors and dissolve, merge or sell our assets or otherwise direct our affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control; impede a merger, consolidation takeover or other business combination involving the Company, which in turn could depress the market price of our common stock.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Subject to the successful completion of a pending registration of shares including the exercise of 6,712,500 common shares underlying warrants and an additional 520,000 common shares underlying the related Placement Agent Option, the current officers and directors’ ownership would drop to less than 35%. While not a majority ownership position, this would allow the current management to exercise significant influence over control of the Company’s operations.

Our Chief Executive Officer has loaned the Company funds to meet short-term working capital needs. These loans totaled $107,000 and $107,513, with related accrued interest of $2,354 and $2,321 at March 31, 2011 and 2010, respectively. The loans were unsecured and bear interest at 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000, due May 25, 2011. The 12% Convertible Promissory Note is convertible into common shares of the Company at $1.50 per share and bears interest at 12% per annum. The conversion feature in the Promissory Note proved beneficial under the guidance of ASC 470. Accordingly, a beneficial conversion feature of $170,000 was recognized and is being accreted to interest expense over the one year term of the note. On May 25, 2011, the Promissory Note was amended to extend the maturity one additional year under the same terms.

Through March 31, 2010, we loaned approximately $141,000, including approximately $6,000 in related accrued interest, to TVGoods.com, LLC, a company controlled by Tim Harrington, brother of our Chairman and Senior Executive Officer. The loans were made to fund certain projects which were believed to have potential mutual benefit. The loans were unsecured, carried an interest rate of 12% per annum and were payable on demand. These amounts were deemed and recorded as an obligation of our Chairman, Kevin Harrington. On November 23, 2010, Kevin Harrington tendered 42,056 shares of our common stock to the Company as payment in full of the loans totaling $151,400, inclusive of related accrued interest of approximately $16,400. The shares were returned to treasury, cancelled and reflected as authorized but unissued shares. The shares tendered were valued at $3.60 per share, the closing price of our common stock on the settlement date.

Effective March 23, 2011, Michael Cimino resigned from our Board of Directors and his position as Executive Director of TV Goods, Inc. In connection with his resignation the Company entered into an agreement with Mr. Cimino which provided: (i) all granted but yet unvested options granted to Mr. Cimino would fully vest; (ii) Mr. Cimino would continue to work with the Company on a project-by-project basis and would receive 25,000 common shares which vest August 25, 2011; and (iii) upon commencement of a written consulting agreement to commence no earlier than February 25, 2012, Mr. Cimino would be granted an additional 25,000 common shares and additional compensation for his consulting services of $6,000 per month for a period of one year. The agreement with Mr. Cimino further provided that Mr. Cimino agreed not to sell on a trading market any common shares held by him until the earlier of 30 calendar days after the effective date of the Company’s pending registration statement or seven (7) months from the completion of a then pending funding transaction which closed June 15, 2011. The Company also agreed to reimburse certain pre-approval travel related expenses, not to exceed $600 per month. Concurrent with Mr. Cimino’s resignation, a dispute arose between Mr. Cimino and the Company as the result of Mr. Cimino’s violation of the terms of his resignation agreement. This violation stemmed from Mr. Cimino failing to provide certain post resignation services agreed to relating to certain open transactions pending and negotiations during his tenure. Accordingly, the Company believes that it has no obligations to Mr. Cimino under his resignation agreement.

Note 10. Notes Payable

Commencing in November 2009 through March 2010, the Company issued a series of 12% Senior Working Capital Notes and Revenue Participation Agreements totaling $687,500 in gross proceeds with net proceeds of $581,750 after related costs of $105,750.

Terms of the Senior Working Capital Notes included:

•

22,500 common shares issued to the Note investor for each $50,000 invested;

•

Mandatory partial conversions: In the event of a subsequent financing of $2,000,000 or more, 50% of the investors Note principal would automatically be converted into common shares of the Company at a conversion price equal to 66.6% of the subsequent financing price;

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

•

Voluntary conversion: Following a Mandatory partial conversion, the Note investor may, at their option, convert the remaining 50% of their Note principal into common shares at a conversion price equal to 66.6% of the subsequent financing price;

•

Revenue participation agreement: Note holders receive a pro-rata portion of 1% of the Company’s revenues over 24 months from closing on 18 identified products; and

•

Registration rights were granted if the related common shares were not saleable under Rule 144 by the maturity date of the Notes, December 31, 2010.

In connection with the issuance of the Senior Working Capital Notes, the Company recognized deferred financing costs of $105,750 and a discount on the Notes attributable to the fair value of the common shares issued of $309,375. These costs were initially being accreted over the life of the Notes. Subsequent to issuance, and at March 31, 2010, the Notes were in default for failure to pay the required interest. As a result of the default, the Notes became immediately callable by the Note holders. Accordingly, the unaccreted balances remaining attributable to financing costs and Note discount were charged to interest expense.

Due to the default status of the Notes for failure to make timely interest payments, during the first fiscal quarter, the Company entered into a series of Amendment and Exchange Agreements, modifying the terms and conditions of their 12% Senior Working Capital Notes and Revenue Participation Agreements, which totaled $687,500.

The terms of the Amended and Restated Senior Working Capital Notes modified the terms of the original notes providing:

•

The revenue sharing provision was waived.

•

The definition of Subsequent Financing, which triggered certain conversion provisions, was modified such that Subsequent Financing was amended to mean prior to the note maturity date, the Company closed a reverse acquisition or recapitalization transaction whereby the Company becomes a reporting company under the Securities Exchange Act of 1934, as amended.

•

Interest payment provisions were modified such that in the event of a redefined Subsequent Financing, interest would be paid through the maturity date, December 31, 2010, within thirty days.

•

Prepayment provisions were eliminated.

•

The partial mandatory conversion provisions were modified such that in the event of a subsequent financing, 100% of the outstanding notes shall automatically convert into common shares of the Company at the conversion price.

In May 2010, concurrent with the completion of the Merger Agreement, the Amended and Restated Senior Working Capital Notes totaling $687,500 were converted, at the contractual agreed upon rate of $1.334 per share, resulting in the issuance of 515,367 common shares. Also, as provided in the amended note agreements, upon conversion, the note holders were paid interest through December 31 2010, the maturity date. Actual interest earned prior to conversion plus the additional interest through the maturity date totaled $84,379. The entire interest payment was paid in cash and charged to interest expense in May 2010.

In March 2010, the Company borrowed $50,000 under a note agreement. The note was due on or before the earlier of (a) the initial closing of the Company’s then pending 2010 Private Placement or (b) August 30, 2010, the maturity date. The note provided that in the event there was no closing of the 2010 Private Placement prior to the maturity date, the note holder will forgive $25,000 and the related accrued interest. The note carried an interest rate of 12% per annum and could be prepaid at anytime; however, in the event of a prepayment, the company was obligated to pay interest through the maturity date. The lender in this transaction was an officer of the placement agent in the Company’s 2010 Private Placement. In May 2010, upon completion of the 2010 Private Placement, the note and related accrued interest were paid-in full.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Note 11. Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognizes lease expenses on a straight-line basis, which totals $10,462 per month over the lease term.

The following is a schedule by year of future minimum rental payments required under our lease agreement on March 31, 2011:

	Operating Leases	Capital Leases
Year 1	$116,046	$—
Year 2	178,002	—
Year 3	—	—
Year 4	—	—
Year 5	—	—
	$294,048	$—

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $125,544 and $24,063 for the year ended March 31, 2011 and for the period from inception (October 16, 2009) to March 31, 2010, respectively.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010 (“Termination Date”), of the offering. We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. Additional private placements made during the fiscal year did not include registration related penalties. The maximum amount of penalty to which the Company may be subject is $156,000. Under the provisions of ASC 450, the Company had accrued $156,000 at March 31, 2011.

Note 12. Stockholders’ Equity

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or were outstanding at March 31, 2011 and 2010, respectively.

Common Stock

At March 31, 2011 we are authorized to issue up to 400,000,000 shares of common stock, $.0001 par value per share. At March 31, 2011 and 2010, the Company had 10,886,374 and 7,909,375 shares issued and outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

Effective June 15, 2011, based on a majority shareholder vote, our articles of incorporation were amended to increase our authorized common stock to 750,000,000 shares.

All share and per share information contained in this report gives retroactive effect to a 30 for 1 (30:1) forward stock split of our outstanding common stock effective March 17, 2010 and the reverse recapitalization transaction completed in May 2010 and a 1-for-20 (1:20) reverse stock split effective October 27, 2011.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Merger Agreement

Effective May 28, 2010, the Company entered into the Merger Agreement with TV Goods, pursuant to which TV Goods was merged with a subsidiary of the Company and continue its business as a wholly owned subsidiary of H&H. Under the terms of the Merger Agreement, the TV Goods shareholders received shares of the Company common stock such that the TV Goods shareholders received approximately 98% of the total shares of the H&H issued and outstanding following the merger. Due to the nominal assets and limited operations of H&H prior to the merger, the transaction was accorded reverse recapitalization accounting treatment under the provisions of FASB ASC 805, whereby the TV Goods became the accounting acquirer (legal acquiree) and H&H was treated as the accounting acquiree (legal acquirer). The historical financial records of the Company are those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree. In connection with the recapitalization transaction, TV Goods paid $320,000 consideration in cash to the legal acquirer. As the transaction was treated as a recapitalization, no intangibles, including goodwill, were recognized.

Concurrent with the effective date of the reverse recapitalization transaction, H&H adopted the fiscal year end of the accounting acquirer, March 31, 2010.

Share Issuances

Common Stock and Warrants

From April 2010 through July 2010 (the “2010 Private Placement”), we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,187), to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.002 per share; (2) one series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the 2010 Private Placement we issued 1,300,000 shares of common stock and warrants exercisable to purchase 3,900,000 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In connection with the 2010 Private Placement, we paid certain fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of approximately $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units, (the “Placement Agent Option”). The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain cashless exercise and anti-dilution provisions.

From October 2010 through December 31, 2010, we sold Units containing common stock and warrants raising gross proceeds of $1,225,000 (net proceeds of $1,207,750 after offering related costs of $17,250) to 7 accredited investors. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.002 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the offering, we issued 612,500 shares of common stock and warrants exercisable to purchase 1,837,500 shares of common stock. The warrants expire three years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. In the event there is no effective registration covering these Warrants, the holders will have a cashless exercise right. Other than the exercise price and call provisions of each series of warrant, all other terms and conditions of the warrants are the same.

In January 2011, the Company sold Units for gross proceeds of $650,000 to two private investors. In connection with this transaction, the Company issued 6,500,000 Units. Each Unit consisted of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.002 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $10.00 per

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

share. The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. The warrants may be exercised on a cashless basis until such time as the related registration statement is declared effective by the Securities and Exchange Commission. The Series B Warrant may not be exercised until after the Series A Warrant has been exercised in full and the Series C Warrant may not be exercised until after the Series B Warrant has been exercised in full. The selling price of the Units was $2.00 per Unit. No commissions were paid in connection with the sale of the Units. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same.

Warrants issued to Forge Financial Group, Inc as placement agent to the 2010 Private Placement contained an exercise price reset provision (or “down-round” provision). The Company accounts for these warrants as a liability equal to their fair value on each reporting date. All other warrants issued in connection with the Company’s private placements were treated as an equity transaction with no separate accounting recognition or valuation being attributed to the warrants contained in the Units sold. These transactions did not contain a security which would require relative fair value analysis or recognition of a discount or beneficial conversion feature requiring accretion of interest expense or recognition of a related dividend. The number of warrants issued with the Units offered was determined through arms-length discussion with investors.

On August 18, 2010, under the provisions of a three month investor relations consulting agreement, the Company issued 50,000 common shares. The shares issued had a fair value on the contract date of $180,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On October 18, 2010, under the provisions of a three month investor relations agreement, the Company issued 7,812 common shares. The shares issued had a fair value on the contract date of $25,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On November 2, 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 5,000 shares with a fair value of $15,000 on the contract date. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On November 11, 2010, the Company issued 7,500 shares under a Consulting and Management Agreement with a fair value on the contract date of $28,500. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On November 23, 2010, Mr. Kevin Harrington, Chairman, tendered 42,056 shares of common stock to the Company representing payment in full of a related party receivable totaling $151,400, inclusive of related interest of approximately $16,400. The shares tendered were valued at $3.60 per share, the closing price of the Company’s common stock on the settlement date.

On December 31, 2010, under the terms of a consulting agreement related to studio productions, the Company issued 50,000 shares with a fair value on the contract date of $80,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

On March 14, 2011, the Company issued 2,500 shares of its common stock to a third party service provider in consideration for legal services performed for the Company with a fair value on the contract date of $37,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Warrants

A summary of common stock purchase warrants issued during fiscal 2011 and outstanding at March 31, 2011 is as follows:

	Warrants Shares	Price
Warrants outstanding April 1, 2010	—	—
2010 Private Placement	4,290,000	$3.00 - $5.00
Additional private placement	2,812,500	$3.00 - $5.00
Warrants outstanding March 31, 2011	7,102,500

All warrants are fully vested and were issued in connection with a series of private placements made during fiscal 2011.

Equity Compensation Plans

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan (collectively, the “Plans”) and granted 600,000 options and 450,000 options, respectively, under TV Goods stock option plans and such options were exchanged for Company options under the Merger Agreement. On July 15, 2010, the Company issued an additional 50,000 shares under the Non Executive Incentive Plan under terms similar to the May 2010 grant.

In May 2010, our Board of Directors granted 600,000 options under the Executive Equity Incentive Plan, exercisable at $1.50 per share to two officers and directors of the Company. The shares vest over eighteen months from grant and are exercisable for five (5) years from grant date (May 26, 2010). On February 18, 2011, the Board of Directors increased the number of options available under the plan from 600,000 to 900,000. At March 31, 2011, there were 300,000 available for issuance under the Executive Equity Incentive Plan.

In May 2010, our Board also granted options to purchase an aggregate of 450,000 shares of our common stock with an exercise price of $1.50 per share under the Non Executive Equity Incentive Plan. The options granted vest over eighteen months from the date of grant (March 26, 2010) and are exercisable for five (5) years from their grant date. During the quarter ending December 31, 2010,  400,000 shares were forfeited due to termination of employment. In December 2010, an additional 100,000 options were granted under this plan. On February 18, 2011, the Board of Directors increased the number of options available under the plan from 500,000 to 800,000. At March 31, 2011, there were 600,000 shares available for future issuance under the Non Executive Equity Incentive Plan.

The following table includes the assumptions used for options granted during the year ended March 31, 2011. Stock-based compensation expense recognized for fiscal 2011 totaled $560,880, which has been allocated to general and administrative expenses. Options granted during the quarter ended June 30, 2010 were the first options issued by the Company.

	May and July 2010 Grants	December 2010 Grants

Dividend yield	0%	0%
Expected volatility	79%	79%
Risk free interest rate	2.08%	1.99%
Estimated holding period (years)	5	5

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Information related to options granted under both our option plans at March 31, 2011 and activity for the year then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2010		$—	—	$—
Granted	1,200,000	1.58	4.24	—
Exercised	—	—	—	—
Forfeited	(400,000)	1.50	—	—
Expired	—	—	—	—
Outstanding at March 31, 2011	800,000	$1.58	4.24	$10,256,000
Exercisable at March 31, 2011	475,000	$1.50	4.17	$6,127,500

The weighted average grant date fair value of unvested options at April 1, 2010 and March 31, 2011 was $0 and $322,000 ($9.92 share). Shares vesting during the year had a grant date fair value of $380,000. Shares forfeited during the year had a grand date fair value of $320,000.

As of March 31, 2011, there were 300,000 options and 600,000 options available for further issuance through the 2010 Executive Equity Incentive Plan and the 2010 Non Executive Equity Incentive Plan, respectively.

No tax benefits are attributable to our share based compensation expense recorded in the accompanying condensed financial statements because we are in a net operating loss position and a full valuation allowance is maintained for all net deferred tax assets. For stock options, the amount of the tax deductions is generally the excess of the fair market value of our shares of common stock over the exercise price of the stock options at the date of exercise.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plans without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Note 13. Subsequent Events

On April 11, 2011, the Company and Octagon Capital Partners, an accredited investor, entered into a securities purchase agreement Octagon purchased from the Company a convertible debenture, in the principal amount of $750,000. The debenture bears interest at a rate of 0% per annum and is convertible into shares of the Company's common stock at any time commencing on the date of the debenture at a conversion price of $4.00 per share, subject to adjustment. The debenture is due and payable on December 1, 2011. In connection therewith, the Company also issued the following warrants to Octagon: 187,500 Series A Common Stock Purchase Warrants exercisable at $3.00 per share, 93,750 Series B Common Stock Purchase Warrants exercisable at $5.00 per share and 93,750 Series C Common Stock Purchase Warrants exercisable at $10.00 per share. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 42,187 Series A Common Stock Purchase Warrants exercisable at $3.00 per share and 14,062 Series B Common Stock Purchase Warrants exercisable at $5.00 per share. Warrant issued in this transaction contain a contingent put feature and may require to be reclassified to a liability if certain contingent events occur. During the first fiscal quarter 2012, the Company will record the Octagon

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Capital Partners transaction under the provisions of ASC Topic 470. As the ultimate conversion ratio may change due to a “down-round” provision, the Company will bifurcate the conversion option and will recognize a derivative liability which will be adjusted to market each reporting period. The relative fair value allocated to the warrants will be recorded as a debt discount.

On June 2, 2011, the Company issued 250,000 shares of its Common Stock to the sole member of As Seen On TV, LLC pursuant to an asset acquisition agreement with As Seen on TV. This transaction was recorded as a deposit against the future purchase of intangible assets and will be valued at the fair value of our common stock on the contract commitment date.

Effective June 15, 2011, based on majority shareholder consent, our articles of incorporation were amended to increase our authorized common stock to 750,000,000.

On June 15, 2011, the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of Common Stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) series A Common Stock purchase warrants to purchase up to 292,500 shares of Common Stock at an exercise price of $3.00 per share; (ii) series B Common Stock purchase warrants to purchase up to 146,250 shares of Common Stock at an exercise price of $5.00 per share and (iii) series C Common Stock purchase warrants to purchase up to 146,250 shares of Common Stock at an exercise price of $10.00 per share. Warrant issued in this transaction contain a contingent put feature and may require to be reclassified to a liability if certain contingent events occur. The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 as promulgated thereunder. The investors received current information about the Company and had the opportunity to ask questions about the Company. The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

Garden State Securities, Inc. acted as our exclusive placement agent in connection with the offering and received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to Garden State Securities common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $3.00 per share.

On June 22, 2011 the Company issued an aggregate of 331,303 of Common Stock to affiliates of Forge Financial Group, Inc., pursuant to the cashless exercise of warrants held by six affiliates of Forge Financial Group. The warrants were issued in connection with the Placement Agent Agreement related to the Company’s completed 2010 Private Placement Offering. The Company did not receive any proceeds in connection with the exercise of the warrants nor pay any commissions or fees in connection with the issuances.

On July 7, 2011, under a consulting agreement related to the Company’s investor relations activities, the Company issued 5,000 shares with a fair value of $9,000 on the contract date. The fair value of the common stock issued was derived from the closing price of our common stock on the contract commitment date.

On October 28, 2011 (the “Closing Date”) the Company, entered into and consummated a Securities Purchase Agreement with certain accredited investors for the private sale (the “Offering”) of 243.1 units (“Unit”) at $50,000 per Unit. Each Unit consisting of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share (the “Warrants”). Accordingly, for each $0.80 invested, investors received one share of common stock and one Warrant. The Company received gross proceeds of $12,155,000 (net proceeds of approximately $10,591,000 after commissions and offering related expenses) and issued an aggregate of 15,193,750 shares of common stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement, receiving an additional $345,000 in gross proceeds (net proceeds of $264,000 after commissions and offering related expenses), issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors.

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The October 28, 2011 and November 18, 2011 closings brought the total raised under the Securities Purchase Agreement to $12,500,000, the maximum provided, including a $3,500,000 over-allotment, under the Securities Purchase Agreement.

The Warrants are exercisable at any time within five years from the Closing Date at an exercise price of $1.00 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within six months of the completion of the Offering. The Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the Warrants during any period in which such Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of two years from the completion of the Offering, the Company issues additional shares of common stock or other equity or equity-linked securities at a purchase, exercise or conversion price less than $0.80 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of common stock to the investors so that the effective purchase price per share paid for the common stock included in the Units shall be the same per share purchase, exercise or conversion price of the Additional Shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the common stock and the shares of common stock issuable upon exercise of the Warrants.

The Company engaged a registered broker dealer to serve as placement agent who received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of common stock as is equal to 10% of the shares of common stock (i) included as part of the Units sold in this Offering at an exercise price equal to $0.80 per share, and (ii) issuable upon exercise of the Warrants sold in this Offering at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of common stock.

The closing of the Offering triggered the automatic conversion of all principal and accrued interest on the $1,800,000 12% Convertible Debentures (“Bridge Debenture”) into Units in the Offering at a conversion price equal to 80% of the price paid by investors in the Offering, or $0.64 for one  share of common stock and one Warrant (the “Debenture Conversion Price”). The holders of the Bridge Debentures received an aggregate of 2,869,688 shares of common stock and Warrants to purchase 2,869,688 shares of common stock. Each investor in the Bridge Offering also received a warrant (the “Bridge Warrant”) exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Debenture Conversion Price of $0.64 for one share and one warrant (the “Bridge Warrant Exercise Price”). Accordingly, at the closing of the Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Bridge Offering received Bridge Warrants to purchase an aggregate of 8,789,063 shares of common stock. The Bridge Warrants continue to provide for full-ratchet anti-dilution protection if the Company issues at any time prior to August 30, 2012, any shares of common stock, or securities convertible into common stock, at a price less than the Bridge Warrant Exercise Price, subject to certain exceptions.

Further, pursuant to the August 28, 2011 amendment,  Octagon, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 11, 2011, agreed to amend the Debenture to provide for automatic conversion into the Units in the Offering at the Debenture Conversion Price. Accordingly, the holder of the Debenture received 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

The Placement Agent also served as exclusive placement agent for the Bridge Offering. Accordingly, pursuant to the terms of the Bridge Offering, at the Closing of the Offering the Placement Agent and its assignees received warrants with full ratchet and anti dilution protection to purchase an aggregate of 1,164,375 shares of Common Stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014.

In connection with the Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of $107,000 (the “Rogai Note”), into Units in this Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai

AS SEEN ON TV, INC. AND SUBSIDIARIES
(FORMERLY H & H IMPORTS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

was issued 133,750 shares of common stock and 133,750 Warrants in satisfaction of the Rogai Note. Also, the Company’s executive officers each executed a lock up agreement (the “Lock Up Agreement”) which provides that each officer shall not sell, assign, transfer or otherwise dispose of their shares of common stock or other securities of the Company for a period ending 270 days after the completion of the Offering. Following this initial lock-up period, each officer has agreed to an additional six-month lock-up period for their shares during which they each may not sell more than 5,000 shares of common stock per month.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.

Indemnification of Directors and Officers

Our Bylaws provide to the fullest extent permitted by Florida law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

The Florida Business Corporation Act provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Transfer Agent Fees	$2,500.00
SEC registration fee	3,335.99
Accounting fees and expenses	2,500.00
Legal fees and expenses	20,000.00
TOTAL *	$28,335.99

———————

*

Estimated

Item 26.

Recent Sales of Unregistered Securities

Pursuant to a Merger Agreement effective May 28, 2010 (the “Merger Agreement”), and in exchange for all of the outstanding shares of TV Goods Holding Corporation (“TV Goods”) common stock, effective May 28, 2010 (the “Closing Date”) holders of TV Goods common stock received 9,124,375 shares of the Company representing approximately 98.8% of the outstanding shares of the Company. The 108 TV Goods security holders also received warrants exercisable to purchase an additional 360,000 shares of the Company common stock in exchange for TV Goods warrants. The TV Good warrants are described below. In addition,  120,000 warrants were issued to Forge Financial Group, Inc. and its assignees (the “Placement Agent Warrants”) which are also described below. Options to purchase 105,000 shares of common stock were also issued to 8 TV Goods employees under pursuant to TV Goods stock option plans. The options are exercisable at $1.50 per share. The shares of common stock issued pursuant to the Merger Agreement contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.

Prior to the Closing Date, TV Goods completed a private placement (“2010 Private Placement”) and sold 1,200,000 Units for $2,400,000, each Unit consisting of: (i) one Share (pre 1:20 reverse split) of Common Stock (the “TV Goods Offering Shares”); (ii) one Series A Warrant to purchase one share of Common Stock exercisable at $3.00 per share; (iii) one Series B Warrant to purchase one share of Common Stock exercisable at $5.00 per share; and (iv) one Series C Warrant to purchase one share of Common Stock exercisable at $10.00 per share (the Series A Warrant, Series B Warrant and Series C Warrants, collectively the “TV Goods Offering Warrants”) at a price per Unit of $2.00; and in addition, TV Goods Holdings issued Placement Agent Warrants, to purchase at $2.00 per Unit, a number of Units equal to 10% of the Units sold under the TV Goods Holding Private Placement (the TV Goods Holding Offering Shares, TV Goods Holding Offering Warrants and TV Goods Placement Agent Warrants, together referred to as the “TV Goods Private Placement Securities”). The TV Goods Private Placement Securities were exchanged for Company securities pursuant to the Merger Agreement. In addition, prior to the Closing Date, TV Goods also had issued and outstanding Senior Working Capital Notes in the principal amount of $687,500 (“TV Goods Senior Notes”) which were held by 12 note holders. The TV Goods Senior Note Holders received 309,375 shares of common stock for their initial investment and the TV Goods Senior Notes were converted into additional 515,367 shares of TV Goods Common Stock pursuant to the terms of such notes and the Merger Agreement.

The securities issued to the TV Goods security holders were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506. The securities contain a legend restricting transferability absent registration or applicable exemption. The TV Goods security holders received current information about the Company and had the opportunity to ask questions about the Company. All of the TV Goods security holders were deemed accredited.

In connection with the Merger Agreement 150,000 shares of our outstanding shares of common stock were returned to treasury by certain shareholders of H&H and retired in consideration of $300,000.

On June 30, 2010, July 19, 2010, and July 27, 2010, the Company sold additional Units to three accredited investors at $2.00 per Unit resulting in the issuance of an additional 100,000 shares and 300,000 warrants under terms identical to those of the TV Goods Private Placement. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investors had access to information concerning the Company and the securities issued to the investors contain a legend restricting transferability absent registration or applicable exemption.

From April 2010 through July 2010, we sold Units containing common stock and warrants raising gross proceeds of $2,600,000 (net proceeds of $2,267,814 after offering related costs of $332,186) to 64 accredited investors. We secured $2,495,000 prior to June 30, 2010 and $105,000 in July 2010. In connection with the 2010 Private Placement, we paid fees and commissions to Forge Financial Group, Inc., a broker-dealer and a member of FINRA, as placement agent, of $280,000. In addition, the Company granted Forge Financial Group, Inc. and its assignees a placement agent warrant to purchase up to a maximum amount of $260,000 worth of Units. The underlying Series A, Series B and Series C warrants are substantially the same as the warrants issued under the 2010 Private Placement, but contain a cashless exercise provision and antidilution provisions.

From October through November 2010, we sold Units containing common stock and warrants raising gross proceeds of $1,125,000 to 6 accredited investors. The selling price was $2.00 per Unit; each Unit consists of: (1) one share (pre 1:20 reverse split) of common stock, par value $0.0001 per share; (2) one Series A Warrant to purchase one share of common stock exercisable at $3.00 per share; (3) one Series B Warrant to purchase one share of common stock exercisable at $5.00 per share; and (4) one Series C Warrant to purchase one share of common stock exercisable at $10.00 per share. In connection with the offering, we issued 562,500 shares of common stock and warrants exercisable to purchase 1,687,500 shares of common stock (the “Warrants”). The Warrants expire three (3) years from the date of issuance and are redeemable by the Company at $0.20 per share, subject to certain conditions. Other than the exercise price and call provisions of each series of Warrant, all other terms and conditions of the warrants are the same. The securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The investors had access to information concerning the Company and the securities issued to the investors contain a legend restricting transferability absent registration or applicable exemption.

On August 18, 2010, under the provision of a three month investor relations consulting agreement, the Company issued 50,000 shares of common stock, with a fair value of $180,000 to a consultant. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. The consultant received current information about the Company and has the opportunity to ask questions about the Company.

On October 18, 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 7,183 shares of common stock with a fair value of $25,000 on the contract date. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The shares contain a legend restricting their transferability absent registration or applicable exemption. The consultant received current information about the Company and has the opportunity to ask questions about the Company.

In November 2010, under a consulting agreement related to the Company’s investor relations activities, the Company issued 5,000 shares with a fair value of $15,000 on the contract date. In addition, in November, 2010, the Company issued 7,500 shares under a financial advisory consulting agreement with a fair value on the contract date of $20,000. The securities issued to the consultant and advisor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The consultant and advisor received current information about the Company and had the opportunity to ask questions about the Company.

In December 2010 the Company issued 50,000 shares of common stock to a consultant, valued at $1.60 per share, pursuant to a consulting agreement. The securities issued to the consultant were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The consultant received current information about the Company and had the opportunity to ask questions about the Company.

On December 31, 2010, the Company issued Units to an accredited investor, the Units consisting of an aggregate of: (i) 50,000 shares of Common Stock; (ii) 50,000 Series A Warrants to purchase one share of Common Stock exercisable at $3.00 per share; (iii) 50,000 Series B Warrants to purchase one share of Common Stock exercisable at $5.00 per share; and (iv) 50,000 Series C Warrants to purchase one share of Common Stock exercisable at $10.00 per share  at a price per Unit of $2.00. The Company received gross proceeds of $100,000 from the sale of the Units. The Company did not pay any commissions or finder fees in connection with the issuance. The Company intends to use the proceeds from the sale of Units for general working capital. The securities issued to the investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The investor received current information about the Company and had the opportunity to ask questions about the Company.

During January 2011 the Company issued Units to two accredited investors, the Units consisting of an aggregate of: (i) 325,000 shares of Common Stock; (ii) 325,000 Series A Warrants to purchase one share of Common Stock exercisable at $3.00 per share; (iii) 325,000 Series B Warrants to purchase one share of Common Stock exercisable at $5.00 per share; and (iv) 325,000 Series C Warrants to purchase one share of Common Stock exercisable at $10.00 per share at a price per Unit of $2.00. The Company received gross proceeds of $650,000 from the sale of the Units. The Company did not pay any commissions or finder fees in connection with the issuances. The Company intends to use the proceeds from the sale of Units for general working capital. The securities issued to the investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company.

On April 1, 2011, the Company issued 5,000 shares under a financial consulting and management agreement with a fair value of $75,000. The fair value of the common shares was derived from the closing price of our common stock on the contract commitment date. The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

On April 11, 2011, the Company and Octagon Capital Partners, an accredited investor, entered into a securities purchase agreement Octagon purchased from the Company a convertible debenture, in the principal amount of $750,000. The debenture bears interest at a rate of 0% per annum and is convertible into shares of the Company's common stock at any time commencing on the date of the debenture at an initial conversion price of $4.00 per share, subject to adjustment. The debenture was due and payable on December 1, 2011. In connection therewith, the Company also issued the following warrants to Octagon: 187,500 Series A Common Stock Purchase Warrants,

93,750 Series B Common Stock Purchase Warrants and 93,750 Series C Common Stock Purchase Warrants. Total commissions and fees payable to placement agents in connection with this transaction are $90,000 in cash, 42,187 Series A Common Stock Purchase Warrants and 14,062 Series B Common Stock Purchase Warrants. The securities issued to the investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

On April 18, 2011, the Company issued 6,849 shares under a one year infomercial monitoring agreement. The transaction had fair value of $100,000 on the commitment date based on the closing price of our common stock. The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

On June 2, 2011, the Company issued 250,000 shares of its common stock to the sole member of As Seen On TV, LLC pursuant to an acquisition agreement with As Seen on TV. The shares had a fair value of $500,000 at the contract date. The fair value was derived from the closing price of our common stock on the contract commitment date. The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

On June 15, 2011, the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A Common Stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share, The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 as promulgated thereunder. The investors received current information about the Company and had the opportunity to ask questions about the Company. The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

Garden State Securities, Inc. acted as our exclusive placement agent in connection with the offering and received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to Garden State Securities 87,750 common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $3.00 per share.

On June 22, 2011, the Company issued an aggregate of 331,303 shares of common stock to affiliates of Forge Financial Group, Inc., pursuant to the cashless exercise of warrants held by six affiliates of Forge Financial Group. The warrants were issued in connection with the Placement Agent Agreement related to the Company’s completed 2010 Private Placement Offering. The Company did not receive any proceeds in connection with the exercise of the warrants nor pay any commissions or fees in connection with the issuances. The securities issued to the Investor were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The Investor received current information about the Company and had the opportunity to ask questions about the Company.

On July 7, 2011, under a consulting agreement related to the Company’s investor relations activities, the Company issued 5,000 shares with a fair value of $9,000 on the contract date. The fair value of the common stock issued was derived from the closing price of our common stock on the contract commitment date. The securities issued were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The securities contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company.

In August 2011, a majority of the investors in the June 15, 2011 private offering, entered into a Notice, Consent, Amendment and Waiver Agreement (“Amendment Agreement”) with the Company in connection with the Debenture offering disclosed below. Under the terms of the Amendment Agreement, the investors an additional 292,500 shares of common stock. The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The investors received current information about the Company and had the opportunity to ask questions about the Company. The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

On August 29, 2011, the Company raised aggregate gross proceeds of $1,800,000 under a private placement of securities (the “Debentures”) with six accredited investors. Investors purchased Senior Convertible Debentures, in the aggregate principal amount of $1,800,000. Each Investor also received a Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Debenture by the Conversion Price at an exercise price equal to $2.00, subject to adjustment. In connection with the officer of the Debentures, Company engaged a placement agent and such placement agent received a cash placement fee equal to (i) 10% of the aggregate gross proceeds from the sale of Debentures sold to investors. As additional compensation, the Company issued to the placement agent and its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of Common Stock (i) issuable upon conversion of the Debentures issued to investors at an exercise price equal to the conversion price of the Debentures and (ii) issuable upon exercise of the warrants issued to Investors, at an exercise price equal to $2.00 per share with full-ratchet anti-dilution protection. The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 as promulgated thereunder. The investors received current information about the Company and had the opportunity to ask questions about the Company. The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

Effective October 27, 2011, the Company effectuated a reverse stock split of its issued and outstanding shares of common stock on a 20-to-1 basis. In connection with the reverse split, the Company issued 906 shares of common stock, as fractional shares pursuant to reverse split were rounded up to the nearest whole share.

On October 28, 2011, the Company entered into and consummated a Securities Purchase Agreement (the “Securities Purchase Agreement”) with approximately 192 accredited investors for the private sale (the “Offering”) of 243.1 units (each, a “Unit”) at $50,000 per Unit, each Unit consisting of (i) 62,500 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants to purchase 62,500 shares of Common Stock at an initial exercise price of $1.00 per share (the “Warrants”). Accordingly, for each $0.80 invested, investors received one share of Common Stock and one Warrant.  On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement and completed the Offering. The Company received gross proceeds of $12,500,000 and issued an aggregate of 15,625,945 shares of Common Stock and 15,625,000 Warrants to the investors pursuant to the Securities Purchase Agreement. The Warrants are exercisable at any time within five years from the Initial Closing Date at an exercise price of $1.00 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within six months of the completion of the Offering. The Company engaged National Securities Corporation, a registered broker dealer, to serve as placement agent (the “Placement Agent”) and the Placement Agent received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants (“Placement Agent Warrants”) to purchase (i) 1,582,500 shares of Common Stock at an exercise price of $0.80 per share and (ii) 1,582,500 shares of Common Stock at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of Common Stock. The Company received net proceeds of approximately $10,974,700 after payment of commissions and non-accountable expense allowance to the Placement Agent and other offering and related costs in connection with the Offering. The majority of the net proceeds from the Securities Purchase Agreement shall be used to purchase product inventory, sales initiatives and general working capital. The securities issued above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The shareholders received current information about the Company and had the opportunity to ask questions about the Company. All of the shareholders were deemed accredited.

The closing of the Offering triggered the automatic conversion of all principal and accrued interest on the Debentures into Units in the Offering at a conversion price equal to 80% of the price paid by investors in the Offering, or $0.64 for one share of common stock and one Warrant (the “Debenture Conversion Price”). The holders of the Debentures received an aggregate of 2,869,688 shares of common stock and Warrants to purchase 2,869,688 shares of common stock and also received a warrant (the “Bridge Warrant”) exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Debenture Conversion Price of $0.64 for one share and one warrant (the “Bridge Warrant Exercise Price”). Accordingly, at the closing of the Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Debenture offering received Bridge Warrants to purchase an aggregate of 8,789,063 shares of common stock. Furthermore, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 11, 2011, agreed to amend the Debenture to provide for automatic conversion into the Units in the Offering at the Debenture Conversion Price. Accordingly, the holder of the Debenture received 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share. The Placement Agent also served as exclusive placement agent for the Debenture offering. Accordingly, pursuant to the terms of the Bridge Offering, at the Closing of the Offering the Placement Agent and its assignees received warrants with full ratchet and anti dilution protection to purchase an aggregate of 1,164,375 shares of Common Stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014. In connection with the Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of $107,000 (the “Rogai Note”), into Units in this Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai was issued 133,750 shares of common stock and 133,750 Warrants in satisfaction of the Rogai Note. The securities were issued to the investors pursuant to an exemption from registration provided by Section 4(2) of the Securities Act. The investors received current information about the Company and had the opportunity to ask questions about the Company. The securities issued to the investors contain a legend restricting their transferability absent registration or applicable exemption.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27.

Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger effective May 28, 2010 (1)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation dated April 18, 2008 (2)
3.3	Amendment to Articles of Incorporation dated August 5, 2010 (increase in authorized common stock) (*)
3.4	Amendment to Articles of Incorporation effective October 28, 2011 (name change and reverse split) (11)
3.5	Bylaws (2)
4.1	Form of Series A, B and C Warrant 2010 (1)
4.2	Form of Placement Agent Warrant 2010 (1)
4.3	Convertible Promissory Note issued to Steven Rogai (1)
4.4	Form of Series A-1, B-1 and C-1 Warrant (*)
4.5	Convertible Debenture dated April 8, 2011(6)
4.5.1	Amendment to Convertible Debenture dated April 8, 2011 (12)
4.6	Form of Convertible Debenture issued August 29, 2011 (12)
4.7	Form of Warrant issued August 29, 2011 (12)
4.8	Form of Warrant issued under Securities Purchase Agreement dated October 28, 2011 (13)
4.9	Form of Placement Agent Warrant issued under Securities Purchase Agreement dated October 28, 2011 (13)
4.10	Form of Common Stock Warrant issued under Securities Purchase Agreement dated October 28, 2011 (13)
5.1	Opinion of Quintairos, Prieto, Wood & Boyer, P.A. as to the legality of the Shares (**)
10.1.1	Services Agreement with Kevin Harrington (10)
10.1.2	Employment Agreement with Steve Rogai (10)
10.1.3	Employment Agreement with Dennis Healey (10)
10.1.4	Independent Director Agreement with Jeffrey Schwartz (10)
10.1.5	Form of Lock Up Agreement (10)
10.2	Executive Equity Incentive Plan (3)
10.3	Non Executive Equity Incentive Plan (3)
10.4	Lease Agreement (to be filed by amendment)
10.6	Form of 2010 Private Placement Subscription Agreement (*)
10.7	Form of October 2010 Private Placement Subscription Agreement (*)
10.8	Infomercial Production and Brand License Agreement (9)
10.9	Securities Purchase Agreement dated April 11, 2011 (6)
10.10	Securities Purchase Agreement dated May 27, 2011 (7)
10.11	Severance, Consulting and Release Agreement dated March 23, 2011 (*)
10.12	Securities Purchase Agreement effective August 29, 2011 (12)
10.13	Notice, Consent, Amendment and Waiver Agreement between the Company and a majority of the Purchasers under the Securities Purchase Agreement dated May 27, 2011, effective August 29, 2011 (12)
10.14	Securities Purchase Agreement dated October 28, 2011 (13)
10.15	Binding Letter Agreement dated May 27, 2011 (14)
10.16	Stratcon Partners, LLC Agreement dated December 6, 2011 (15)

16.1	Letter of Former Accountant (4)
16.2	Letter of Former Accountant (8)
21.1	List of subsidiaries of the Company (*)
23.1	Consent of EisnerAmper LLP (**)
23.2	Consent of Quintairos, Prieto, Wood & Boyer, P.A. (included in Exhibit 5.1)

———————

*

Previously filed.

**

Filed herewith

(1)

Incorporated by reference to the Company’s current report on Form 8-K dated May 28, 2010 filed on June 4, 2010.

(2)

Incorporated by reference to the Company’s registration statement on Form S-1 filed April 24, 2008.

(3)

Incorporated by reference to the Company’s Schedule 14C Definitive Information Statement filed on July 8, 2010.

(4)

Incorporated by reference to Form 8-K dated June 22, 2010, filed on June 24, 2010.

(5)

Incorporated by reference to Form 10-Q Quarterly Report for the period ended December 31, 2010.

(6)

Incorporated by reference to Form 8-K dated April 11, 2011 filed on April 15, 2011.

(7)

Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 8, 2011.

(8)

Incorporated by reference to Form 8-K dated June 8, 2011 filed on June 14, 2011.

(9)

Incorporated by reference to Form 10-K Annual Report for the year ended March 31, 2011.

(10)

Incorporated by reference to Form 8-K dated October 28, 2011 filed on November 3, 2011.

(11)

Incorporated by reference to the Company’s Definitive Information Statement filed on September 19, 2011.

(12)

Incorporated by reference to Form 8-K dated August 29, 2011 filed on August 31, 2011.

(13)

Incorporated by reference to Form 8-K dated November 18, 2011 as filed on November 21, 2011.

(14)

Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 3, 2011.

(15)

Incorporated by reference to Form 8-K dated December 6, 2011 filed on December 12, 2011.

Item 28.

Undertakings

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Clearwater, Florida on March 23, 2012.

AS SEEN ON TV, INC.

By:	/s/ Steve Rogai
Steve Rogai
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Rogai	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	March 23, 2012
Steve Rogai

/s/ Dennis W. Healey	Principal Financial Officer and Principal Accounting Officer	March 23, 2012
Dennis W. Healey

/s/ Kevin Harrington	Senior Executive Officer and Chairman of the Board of Directors	March 23, 2012
Kevin Harrington

/s/ Greg Adams	Director	March 23, 2012
Greg Adams

EXHIBIT LIST

Exhibit Number	Description

5.1	Opinion of Quintairos, Prieto, Wood & Boyer, P.A.
23.1	Consent of EisnerAmper LLP